      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OCTOBER 6, 1997

                                                         REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           ARKANSAS                          6022                         71-0538646
(State or other jurisdiction of  (Primary Standard Industrial)         (I.R.S. Employer
incorporation or organization)       Classification Code)             Identification No.)

                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730
                                 (870) 863-3181
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                 JOHN E. BURNS
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730
                                 (870) 863-3181
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

                                   Copies to:

                                 STAN D. SMITH
             MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.
                      320 WEST CAPITOL AVENUE, SUITE 1000
                          LITTLE ROCK, ARKANSAS 72201

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
     TITLE OF EACH CLASS           PROPOSED          PROPOSED MAXIMUM          AGGREGATE
        OF SECURITIES              AMOUNT TO        OFFERING PRICE PER          OFFERING             AMOUNT OF
      TO BE REGISTERED           BE REGISTERED           UNIT(1)                 PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock.................       425,000               $40.00              $17,000,000            $5152.00
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the average ($40.00) of the high and low prices of a share of common stock as reported on the NASDAQ Stock Market's National Market on October 2, 1997.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                         FIRST UNITED BANCSHARES, INC.

      CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                   REQUIRED BY ITEM 501(b) OF REGULATION S-K

                      A. INFORMATION ABOUT THE TRANSACTION

        REGISTRATION STATEMENT ITEM AND HEADING           LOCATION IN PROSPECTUS AND PROXY STATEMENT
        ---------------------------------------           ------------------------------------------
 1.  Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus.....................  Facing Page of Registration Statement;
                                                          Cross Reference Sheet, Cover Page of Proxy
                                                          Statement
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus......................................  Available Information; Incorporation of
                                                          Certain Documents by Reference; Table of
                                                          Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information..............................  Summary; Financial Information
 4.  Terms of the Transaction...........................  The Merger
 5.  Pro Forma Financial Information....................  Summary -- Selected Financial Data;
                                                          Financial Information
 6.  Material Contacts with the Company Being
     Acquired...........................................  The Merger -- Background of the Merger;
                                                          City Bank & Trust of
                                                          Shreveport -- Resulting Ownership in First
                                                          United
 7.  Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters......  Not Applicable
 8.  Interests of Named Experts and Counsel.............  Legal Matters and Experts
 9.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities.....  Not Applicable

                                B. INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants........  First United Bancshares, Inc.
11.  Incorporation of Certain Information by
     Reference..........................................  Incorporation of Certain Documents by
                                                          Reference
12.  Information with Respect to S-2 or S-3
     Registrants........................................  Not Applicable
13.  Incorporation of Certain Information by
     Reference..........................................  Not Applicable
14.  Information with Respect to Registrants Other than
     S-3 or S-2 Registrants.............................  Not Applicable

                          C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies..........  Not Applicable
16.  Information with Respect to S-2 or S-3 Companies...  Not Applicable
17.  Information with Respect to Companies Other than
     S-3 or S-2 Companies
     (1) Description of Business........................  City Bank & Trust of Shreveport --
                                                          Description of Business

        REGISTRATION STATEMENT ITEM AND HEADING           LOCATION IN PROSPECTUS AND PROXY STATEMENT
        ---------------------------------------           ------------------------------------------
     (2) Market Price of and Dividends on the
     Registrant's Common Equity.........................  Summary -- Comparative Per Share Data;
                                                          City Bank & Trust of
                                                          Shreveport -- Principal Stockholders of
                                                          CBT and Related Stockholder Matters
     (3) Selected Financial Data........................  Summary -- Selected Financial Data
     (4) Supplementary Financial Information............  Not Applicable
     (5) Management's Discussion and Analysis of
     Financial Condition and Results of Operations......  City Bank & Trust of Shreveport --
                                                          Management Discussion and Analysis
     (6) Changes In and Disagreements with Accountants
     on Accounting and Financial Disclosure.............  Not Applicable
     (7) Financial Statements...........................  Financial Information
     (8) Quarterly Financial Information................  Financial Information
     (9) Financial Statement Schedules..................  Not Applicable

                                D. VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations
     Are to be Solicited
     (1) Date, Time and Place of Information............  Cover Page of Proxy
     (2) Revocability of Proxy..........................  The CBT Special Meeting -- Voting;
                                                          Solicitation of Proxies
     (3) Dissenters' Rights of Appraisal................  The Merger -- Right of Dissent under the
                                                          LRS
     (4) Persons Making the Solicitation................  The CBT Special Meeting -- Voting;
                                                          Solicitation of Proxie
     (5) Interest of Affiliates of the Registrant in the
     Proposed Transaction; Voting Securities and
         Principal Holders..............................  City Bank & Trust of Shreveport --
                                                          Principal Stockholders of CBT; The
                                                          Merger -- Background of the Merger
     (6) Vote Required for Approval.....................  The CBT Special Meeting -- Vote Required;
                                                          The First United Special Meeting -- Vote
                                                          Required
     (7) (i)  Directors and Executive Officers..........  Incorporation of Certain Documents by
                                                          Reference
     (ii)  Executive Compensation.......................  Incorporation of Certain Documents by
                                                          Reference
     (iii) Certain Relationships and
               Related Transactions.....................  Incorporation of Certain Documents by
                                                          Reference
19.  Information if Proxies, Consents or Authorizations
     Are Not to be Solicited or in an Exchange Offer....  Not Applicable

                         FIRST UNITED BANCSHARES, INC.

To the Stockholders of
First United Bancshares, Inc.

     Enclosed is a Notice of Special Meeting of Stockholders of First United Bancshares, Inc. ("First United") which will be held at the main office of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas
on             , 1997 at 2:00 P.M.

     At a Special Meeting, Stockholders of First United will consider and vote upon the merger of City Bank & Trust of Shreveport ("CBT") with a newly created, wholly-owned subsidiary of First United. The Agreement between First United and CBT provides that the stockholders of CBT and optionholders of CBT common stock will receive total consideration consisting of four hundred twenty-five thousand (425,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United ("Purchase Price"). All of the issued and outstanding shares of CBT Common Stock and all outstanding options to acquire CBT Common Stock, other than shares of CBT Common Stock held by dissenting stockholders, shall be converted into the right to receive the Purchase Price based upon an exchange formula set forth in the Agreement. Fractional shares of First United Common Stock shall not be issued. Any CBT Shareholder or holder of options to purchase CBT Common Stock entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United Common Stock. The average price of First United Common Stock is defined as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date ("Average Price"). Of the 425,000 shares of First United to be issued, the number of First United shares to be received by the holders of the outstanding shares of CBT Common Stock and the number of First United shares to be received by the holders of Options will depend upon the Average Price of First United stock. On September 3, 1997, the closing price on the NASDAQ Stock Market of a share of First United was $42.00. If at the effective time of the Merger $42.00 is assumed to be the Average Price of First United stock, under the exchange formula in the Agreement, holders of the 386,496 outstanding shares of CBT Common Stock will receive 318,124 shares of First United Common Stock (an exchange ratio of 0.8231 share of First United Common Stock for each one share of CBT Common Stock) and the holders of the 187,189 outstanding Options will receive 106,876 shares of First United Common Stock (an exchange ratio of 0.5710 share of First United Common Stock for each one CBT Option). The actual Average Price at the effective time of the Merger may be higher or lower than the $42.00 per share example used above.

     CBT is a Louisiana state bank located in Shreveport, Caddo Parish, Louisiana and operates a main office and four full-service branches. The bank is a community bank that offers financial products and services to commercial and consumer customers. The bank grants commercial, installment and real estate loans to customers principally located in Caddo Parish, Louisiana.

     The Board of Directors believes that the proposed merger upon the terms and conditions set forth in the accompanying Proxy Statement is in the best interests of our stockholders and therefore recommends that you vote in favor of the merger. Additional information regarding the proposed merger, First United and the rights of dissenting stockholders is set forth in the enclosed Proxy Statement and I urge you to read this material carefully.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the Special Meeting, please sign, date and return as soon as possible the enclosed proxy in the enclosed self-addressed and stamped envelope. If you attend the meeting, you may vote in person if you wish, even though you previously returned your proxy.

                                            Very truly yours,

                                            /s/ JAMES V. KELLEY
                                            ------------------------------------
                                            James V. Kelley
                                            Chairman of the Board

                         FIRST UNITED BANCSHARES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                           , 1997

     NOTICE is hereby given that a Special Meeting of Stockholders of First United Bancshares, Inc. has been called by the Board of Directors and will be held at the main office of First National Bank of El Dorado at Main and
Washington Streets, El Dorado, Arkansas on             , 1997 at 2:00 p.m. for
the following purposes:

          1. To consider and vote upon an Agreement and Plan of Reorganization dated as of June 18, 1997, and Plan of Merger (collectively, the "Agreement"), which provides for the merger of City Bank & Trust of Shreveport into a newly created, wholly-owned subsidiary of First United.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record at the close of business on             , 1997
are entitled to vote at the meeting. Proposal 1 above requires the affirmative vote of two-thirds of shares entitled to vote for approval.

     Whether or not you plan to attend, please sign the enclosed Proxy and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

                                            By Order of the Board of Directors

                                            /s/ ROBERT G. DUDLEY
                                            ------------------------------------
                                            Robert G. Dudley, Secretary

Dated:             , 1997

                        CITY BANK & TRUST OF SHREVEPORT

To the Stockholders of
City Bank & Trust of Shreveport

     Enclosed is a Notice of Special Meeting of Stockholders of City Bank & Company of Shreveport ("CBT") which will be held at 6025 Line Avenue,
Shreveport, Louisiana 71106 on             , 1997 at          .M.

     At the Special Meeting, Stockholders of CBT will consider and vote upon the merger of CBT with a newly created, wholly-owned subsidiary of First United Bancshares, Inc. ("First United"). The Agreement between First United and CBT provides that the stockholders and optionholders of CBT will receive total consideration consisting of four hundred twenty-five thousand (425,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United ("Purchase Price"). All of the issued and outstanding shares of CBT Common Stock and all outstanding options to acquire CBT Common Stock, other than shares of CBT Common Stock held by dissenting stockholders, shall be converted into the right to receive the Purchase Price based upon an exchange formula set forth in the Agreement. Fractional shares of First United Common Stock shall not be issued. Any CBT Shareholder or holder of options to purchase CBT Common Stock ("Options") entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United common stock. The average price of First United Common Stock is defined as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date ("Average Price"). Of the 425,000 shares of First United to be issued, the number of First United shares to be received by the holders of the outstanding shares of CBT Common Stock and the number of First United shares to be received by the holders of Options will depend upon the Average Price of First United stock. On September 3, 1997, the closing price on the NASDAQ Stock Market of a share of First United was $42.00. If at the effective time of the Merger $42.00 is assumed to be the Average Price of First United stock, under the exchange formula in the Agreement, holders of the 386,496 outstanding shares of CBT Common Stock will receive 318,124 shares of First United Common Stock (an exchange ratio of 0.8231 share of First United Common Stock for each one share of CBT Common Stock) and the holders of the 187,189 outstanding Options will receive 106,876 shares of First United Common Stock (an exchange ratio of 0.5710 share of First United Common Stock for each one CBT Option). The actual Average Price at the effective time of the Merger may be higher or lower than the $42.00 per share example used above.

     First United is a bank holding company which is engaged in the business of banking through its nine (9) wholly-owned bank subsidiaries and its trust company subsidiary, with bank offices in Union, Sebastian, Columbia, Ouachita, Izard, Arkansas, Prairie, Monroe, Lonoke and Crawford Counties in Arkansas and in Bowie and Nacogdoches Counties in Texas, which provide a full range of banking services to its customers.

     The Board of Directors believes that the proposed merger upon the terms and conditions set forth in the accompanying Proxy Statement is in the best interests of our stockholders and therefore recommends that you vote in favor of the merger. Additional information regarding the proposed merger, First United and the rights of dissenting stockholders is set forth in the enclosed Proxy Statement and I urge you to read this material carefully.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the Special Meeting, please sign, date and return as soon as possible the enclosed proxy in the enclosed self-addressed and stamped envelope. If you attend the meeting, you may vote in person if you wish, even though you previously returned your proxy.

                                            Very truly yours,

                                            /s/ RON C. BOUDREAUX
                                            ------------------------------------
                                            Ron C. Boudreaux
                                            President and Chief Executive
                                            Officer

                        CITY BANK & TRUST OF SHREVEPORT

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                           , 1997

     NOTICE is hereby given that a Special Meeting of Stockholders of City Bank & Trust of Shreveport has been called by the Board of Directors and will be held
at 6025 Line Avenue, Shreveport Louisiana 71106 on             , 1997 at   .m.
for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Reorganization dated as of June 18, 1997, and Plan of Merger (collectively, the "Agreement"), which provides for the merger of City Bank & Trust of Shreveport with a newly created, wholly-owned subsidiary of First United Bancshares, Inc. of El Dorado, Arkansas.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record at the close of business on             , 1997
are entitled to vote at the meeting. Proposal 1 above requires the affirmative vote of at least two-thirds of shares entitled to vote for approval.

     DISSENTING STOCKHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE LOUISIANA BANKING LAW WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER IS EFFECTED, UPON APPROVAL BY LESS THAN EIGHTY PERCENT (80%) OF CITY BANK & TRUST OF SHREVEPORT'S TOTAL VOTING POWER.

     Whether or not you plan to attend, please sign the enclosed Proxy and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

                                     By Order of the Board of Directors

                                     /s/ RON C. BOUDREAUX
                                     -------------------------------------------
                                     Ron C. Boudreaux
                                     President and Chief Executive Officer

Dated:             , 1997

                         FIRST UNITED BANCSHARES, INC.
                                      AND
                        CITY BANK & TRUST OF SHREVEPORT

                             JOINT PROXY STATEMENT

                             ---------------------

                         FIRST UNITED BANCSHARES, INC.
                                   PROSPECTUS
                         425,000 SHARES OF COMMON STOCK
                                PAR VALUE $1.00

     This Joint Proxy Statement and Prospectus ("Proxy Statement") is being furnished to the stockholders of City Bank & Trust of Shreveport ("CBT") and First United Bancshares, Inc. ("First United") in connection with the solicitation of proxies by the Boards of Directors of CBT and First United for
use at a special meeting of stockholders of CBT to be held on             ,
1997, including any adjournments or postponements of the meeting, and for use at
a special meeting of shareholders of First United to be held on             ,
1997, including any adjournments or postponements of the meeting. At the meeting or any adjournments or postponements thereof, the stockholders of CBT and First United will be asked to consider and vote on a proposal to authorize and approve the transactions contemplated by the Agreement and Plan of Reorganization between First United and CBT, dated June 18, 1997 (the "Agreement"). Pursuant to the Agreement and the Plan of Merger ("Plan of Merger") which is Exhibit A to the Agreement, First United (or "the Company") would acquire CBT through a merger transaction (the "Merger") in which CBT would merge with and into a newly created interim bank which will be a wholly-owned subsidiary of First United, in exchange for the issuance to the stockholders and optionholders of CBT of up to 425,000 shares of First United common stock, par value $1.00 ("Common Stock").

     First United has agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of First United Common Stock that may be issued to stockholders and optionholders of CBT in exchange for their stock in CBT. Consequently, this Proxy Statement serves as a Prospectus of First United under the Securities Act for the issuance of shares of First United Common Stock to stockholders and optionholders of CBT.

     This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders of CBT, optionholders of CBT stock, and Stockholders of
First United on or about             , 1997. On September 25, 1997, the closing
price on the National Association of Securities Dealers Automatic Quotation System of a share of First United Common Stock was $40.00.

       THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT.
      STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS
                        PROXY STATEMENT IN ITS ENTIRETY.

                             ---------------------

THE SECURITIES TO BE ISSUED IN THE PROPOSED TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

             THE DATE OF THIS PROXY STATEMENT IS OCTOBER   , 1997.

     NO PERSON IS AUTHORIZED BY FIRST UNITED OR CBT TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF FIRST UNITED OR CBT SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     First United is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission ("Commission"). This filed material can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago (500 West Madison, Citicorp Center, 14th Floor, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. First United's Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System and the Company's Exchange Act reports and other information can be inspected and copied at the National Association of Securities Dealers, 1735 "K" Street, N.W., Washington, D.C. 20006.

     First United has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to a maximum 425,000 shares of First United Common Stock to be issued upon consummation of the transactions contemplated by the Agreement. This Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by rules and regulations of the Commission. Copies of the Registration Statement are available from the Commission, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement or any document incorporated by reference in this Proxy Statement relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MR. JOHN E. BURNS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, (870) 863-3181 . IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST, ALTHOUGH NOT REQUIRED, SHOULD BE MADE, BY CERTIFIED MAIL, ON OR BEFORE
          , 1997.

     The following documents of First United, which have been filed with the Commission under the Exchange Act, are incorporated by reference into this Proxy
Statement:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997.

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997.

        3. The Company's Current Reports on Form 8-K, filed with the Commission on September 16, 1997 and October 3, 1997.

     Each document filed subsequent to the date of this Proxy Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the holding of the Special Meeting of the Stockholders of CBT, shall be deemed to be incorporated by reference in this Proxy Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such document.

     All information contained in this Proxy Statement relating to First United has been supplied by First United and all information relating to CBT has been supplied by CBT.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SUMMARY
  The Company...............................................        6
  CBT.......................................................        6
  The Merger................................................        6
  Combined Company..........................................        7
  Fairness Opinion..........................................        7
  The First United Special Meeting..........................        7
  The CBT Special Meeting...................................        7
  Certain Federal Income Tax Consequences...................        8
  Dissenters' Rights........................................        8
  Regulatory Approvals......................................        8
  Accounting Treatment......................................        8
  Market Prices.............................................        8
  Comparative Per Share Data................................        9
  Selected Financial Data...................................        9
THE CBT SPECIAL MEETING
  Date, Time and Place......................................       12
  Purpose of Meeting........................................       12
  Shares Outstanding and Entitled to Vote; Record Date......       12
  Vote Required.............................................       12
  Voting; Solicitation of Proxies...........................       12
THE FIRST UNITED SPECIAL MEETING
  Date, Time and Place......................................       13
  Purpose of Meeting........................................       13
  Shares Outstanding and Entitled to Vote; Record Date......       13
  Vote Required.............................................       13
  Voting; Solicitation of Proxies...........................       13
THE MERGER
  Background of the Merger..................................       14
  Reason for the Merger.....................................       14
  Opinion of Financial Advisor..............................       14
  The Agreement.............................................       16
  Regulatory Approvals......................................       17
  Antitrust Matters.........................................       18
  Certain Federal Income Tax Consequences...................       18
  Accounting Treatment......................................       20
  Right of Dissent Under the 1987 Act.......................       20
  Right of Dissent Under the LRS............................       21
  Exchange Ratio for the Merger.............................       22
  Expenses of the Merger....................................       23
FINANCIAL INFORMATION
  Pro Forma Combining Balance Sheet.........................       24
  Pro Forma Combining Statements of Income..................       25
  Notes to Pro Forma Combining Financial Statements.........       29

                                                               PAGE
                                                               ----
FIRST UNITED BANCSHARES, INC.
  General...................................................       30
  Pending Acquisition.......................................       30
  Regulation................................................       30
  Offices...................................................       32
  Employees.................................................       32
  Description of First United Common Stock..................       32
  Resale of First United Common Stock.......................       33
CITY BANK & TRUST OF SHREVEPORT
  Description of Business...................................       33
  Management Discussion and Analysis........................       33
  Directors and Executive Officers..........................       41
  Transactions with Management..............................       42
  Principal Stockholders of CBT.............................       42
  Resulting Ownership in First United.......................       43
  Competition...............................................       43
  Litigation................................................       43
  Offices...................................................       43
  Employees.................................................       43
  Description of CBT Stock..................................       43
  Comparison of Rights of Holders of CBT Common Stock and
     First United Common Stock..............................       43
LEGAL MATTERS AND EXPERTS
  Legal Opinions............................................       44
  Experts...................................................       44
  General...................................................       44
INDEX TO CBT FINANCIAL STATEMENTS...........................      F-1
ANNEXES
I    -- Agreement and Plan of Reorganization, including Plan
        of Merger attached as Exhibit A thereto.............    A-I-1
II   -- Arkansas Business Corporation Act of 1987
        sec.4-27-1301 et. seq...............................   A-II-1
III  -- Louisiana Revised Statutes 6:376 -- Rights of
        Dissenting Stockholders.............................  A-III-1
IV   -- Fairness Opinion of CBT's Financial Advisor.........   A-IV-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached Annexes and in the documents incorporated by reference. Stockholders are urged to read carefully this Proxy Statement and the attached Annexes in their entirety.

THE COMPANY

     The Company is a multi-bank holding company located in El Dorado, Arkansas with nine wholly-owned subsidiary banks and a trust company operating in twenty-eight communities throughout the States of Arkansas and Texas. The Company's subsidiaries consist of First National Bank of El Dorado, El Dorado, Arkansas; First National Bank of Magnolia, Magnolia, Arkansas; City National Bank of Fort Smith, Fort Smith, Arkansas; Merchants and Planters Bank, N.A., Camden, Arkansas; Commercial Bank at Alma, Alma, Arkansas; The Bank of North Arkansas, Melbourne, Arkansas; First United Bank, Stuttgart, Arkansas, FirstBank, Texarkana, Texas; Fredonia State Bank, Nacogdoches, Texas, and First United Trust Company, N.A., El Dorado, Arkansas (collectively called the "Subsidiary Banks"). The Company had consolidated assets of $1,808,356,000 and stockholders' equity of $179,796,000 as of June 30, 1997.

     On September 2, 1997, First United acquired by merger, which was made effective on September 3, 1997, Fredonia Bancshares, Inc. ("Fredonia") and in connection therewith issued 1,605,683 shares of common stock for all of Fredonia's outstanding common stock (the "Fredonia Merger"). The Fredonia Merger was accounted for as a pooling-of-interests and, accordingly, First United's financial statements for periods prior to the Fredonia Merger have been restated to include the results of Fredonia for all periods presented.

     On May 20, 1996, the Board of Directors of First United declared a 3-for-2 stock split effected in the form of a 50% stock dividend. The dividend was distributed on June 28, 1996 to holders of record as of June 7, 1996. Unless otherwise indicated, all per share data, numbers of common shares and capital accounts contained herein have been restated to reflect this stock split.

     The Company's Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System Over-the-Counter Market (NASDAQ-NMS) under the symbol "UNTD". The Company's principal executive offices are located at Main and Washington Streets, El Dorado, Arkansas, 71730, and its telephone number is (870) 863-3181.

CBT

     CBT is a Louisiana state bank. CBT had consolidated assets of $62,913,000 and stockholders' equity of $7,145,000 as of June 30, 1997. CBT was chartered in 1982 and has five (5) banking offices in Shreveport, Caddo Parish, Louisiana.

     There is no public market for shares of CBT's outstanding capital stock. CBT's principal executive offices are located 6025 Line Avenue, Shreveport, Louisiana, 71106. Its telephone number is (318) 865-6555.

THE MERGER

     On June 18, 1997, the Company and CBT entered into a definitive agreement pursuant to which the Company proposes to acquire all of the issued and outstanding stock of CBT by merger of CBT with and into a newly created interim bank which will be a wholly-owned subsidiary of the Company. The acquisition of CBT will be consummated through the issuance to CBT's stockholders and optionholders of CBT stock, of approximately 425,000 shares of First United Common Stock. The reason for the Merger is to expand the markets of the Company and thereby increase the earning potential of the Company. The Agreement requires that the merger be accounted for as a pooling of interests. See "The Merger -- The Agreement."

     On June 17, 1997, the date immediately prior to the announcement of the agreement in principle, shares of First United Common Stock traded on the NASDAQ-NMS had a closing sales price of $40.50. There is no established market value for the stock of CBT.

     THE BOARDS OF DIRECTORS OF FIRST UNITED AND CBT RECOMMEND THAT FIRST UNITED AND CBT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE AGREEMENT.

COMBINED COMPANY

     The pro forma combined financial statements and its constituent parts of First United and CBT as of and for the periods indicated reflect assets, shareholders' equity, net interest income and income from continuing operations as follows (dollars in thousands):

                                                      %                     %
                                       FIRST      PRO FORMA             PRO FORMA   PRO FORMA
                                       UNITED     COMBINED      CBT     COMBINED     COMBINED
                                     ----------   ---------   -------   ---------   ----------
Assets
  June 30, 1997....................  $1,808,356    96.64%     $62,913    3.36%      $1,871,269
Shareholders' equity
  June 30, 1997....................     179,796    96.18%       7,145    3.82%         186,941
Net interest income
  Year ended December 31, 1996.....      65,582    94.91%       3,515    5.09%          69,097
  Six months ended June 30, 1997...      34,651    95.00%       1,825    5.00%          36,476
Income from continuing operations:
  Year ended December 31, 1996.....      22,372    94.84%       1,218    5.16%          23,590
  Six months ended June 30, 1997...      11,517    93.55%         794    6.45%          12,311

     Upon issuance of the 425,000 shares of common stock of First United to CBT stockholders and optionholders, First United will have a total of 10,276,892 shares of common stock issued and outstanding. Present First United stockholders will control 95.86% of such shares and CBT stockholders will control 4.14% of such shares.

FAIRNESS OPINION

     The Agreement requires as a condition which must occur or be waived by CBT, that CBT shall have received a written fairness opinion from Southard Financial dated not later than the date of the mailing of the Proxy Statement to the CBT Shareholders and updated prior to the effective time of the Merger, confirming such financial advisor's opinion to the Board of Directors of CBT that the consideration to be paid in the Merger is fair to the CBT Shareholders from a financial point of view. See "The Merger -- Opinion of Financial Advisor."

THE FIRST UNITED SPECIAL MEETING

     Approval of the Merger by the stockholders of First United will be considered at a Special Meeting to be held at the First National Bank Building,
El Dorado, Arkansas, on             , 1997 at 2:00 p.m. Central Time.

     The affirmative vote of the holders of two-thirds of the outstanding shares of First United Common Stock is required for approval of the Merger. Stockholders of First United are entitled to dissenters' rights. See "The
Merger -- Right of Dissent Under the 1987 Act."

THE CBT SPECIAL MEETING

     Approval of the Merger by the stockholders of CBT will be considered at a Special Meeting to be held at 6025 Line Avenue, Shreveport, Louisiana 71106 on
            , 1997, at            .m. Central Time.

     The affirmative vote of the holders of two-thirds of the outstanding shares of CBT common stock is required for the approval of the Merger. Directors, executive officers and their affiliates hold a total of 47.99% of the outstanding stock of CBT as of July 31, 1997. Stockholders of CBT are entitled to dissenters' rights if the holders of less than eighty percent (80%) of the outstanding shares of CBT common stock vote in favor of the Merger. See "The Merger -- Right of Dissent under the LRS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, no gain or loss will be recognized by either First United or CBT as a result of the Merger and CBT's stockholders will not recognize gain or loss upon the receipt of First United Common Stock in exchange for CBT common stock. CBT expects to receive an opinion of counsel, dated as of the effective date of the Merger, to the effect that no gain or loss will be recognized by the CBT stockholders upon the receipt of First United Common Stock in exchange for CBT common stock in connection with the Merger. The parties to this transaction will not request a ruling from the Internal Revenue Service concerning the taxability of this transaction. See "The Merger -- Certain Federal Income Tax Consequences."

DISSENTERS' RIGHTS

     Holders of First United Common Stock are entitled to dissenters' rights with respect to the Merger. Holders of First United Common Stock may exercise their right of dissent under the Arkansas Business Corporation Act of 1987 ("1987 Act"). See "The Merger -- Right of Dissent under the 1987 Act."

     Holders of CBT common stock are entitled to dissenter's rights with respect to the Merger if the holders of less than eighty percent (80%) of CBT's common stock vote in favor of the Merger. Holders of CBT Common Stock may exercise their right of dissent under the Louisiana Revised Statutes of 1950, as amended ("LRS"). See "The Merger -- Right of Dissent under the LRS".

REGULATORY APPROVALS

     First United has received the preliminary approval of the Board of Governors of the Federal Reserve to acquire CBT. First United and CBT have also received the approval of the Federal Deposit Insurance Corporation and the Louisiana Office of Financial Institutions to consummate the Merger. See "The Merger -- Regulatory Approvals."

ACCOUNTING TREATMENT

     First United intends to treat the Merger as a pooling of interests for accounting purposes. Consummation of the Merger is conditioned upon the receipt of the opinion of Arthur Andersen LLP that the Merger will qualify for the pooling of interests accounting treatment. See "The Merger -- Accounting Treatment."

MARKET PRICES

     First United Common Stock is traded over-the-counter in the NASDAQ National Market System. CBT common stock is not traded publicly and there is no quoted market for the stock. The table below shows the high and low closing sales prices for First United Common Stock adjusted for stock splits.

                                                             HIGH        LOW
                                                            ------      ------
1994......................................................  $22.00      $17.67
1995......................................................   28.67       19.00
1996......................................................   33.00       26.50
1997 (through September 25, 1997).........................   49.00       31.50

     On June 17, 1997 immediately prior to the public announcement of the agreement in principle between First United and CBT as to the proposed merger transaction, the closing sales price for First United Common Stock was $40.50. On September 25, 1997, the closing sales price for First United Common Stock was $40.00.

COMPARATIVE PER SHARE DATA

     The following table sets forth for the periods indicated selected historical per share data of First United and CBT and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger. The data presented are based upon the consolidated financial statements and related notes of First United which are incorporated by reference in this Proxy Statement, and the consolidated financial statements and related notes of CBT and the pro forma combining balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear elsewhere in this Proxy Statement. See "Financial Information." These data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated prior to the periods indicated.

                                                                                 FIRST UNITED/      CBT
                                                   FIRST UNITED        CBT            CBT        PRO FORMA
                                                 HISTORICAL(1)(2)   HISTORICAL     COMBINED      EQUIVALENT
                                                 ----------------   ----------   -------------   ----------
Book value per common share:
  December 31, 1996............................       $17.55          $16.81        $17.43         $19.49
  June 30, 1997................................        18.28           18.64         18.21          20.37
Cash Dividends per common share:
  Year ended December 31, 1994.................         0.45            0.20          0.44           0.49
  Year ended December 31, 1995.................         0.52            0.30          0.51           0.55
  Year ended December 31, 1996.................         0.59            0.30          0.58           0.63
  Six Months ended June 30, 1997...............         0.37            0.15          0.36           0.40

---------------

(1) On May 20, 1996, the Board of Directors of First United declared a 3-for-2 stock split effected in the form of a 50% stock dividend. The dividend was distributed on June 28, 1996 to holders of record as of June 7, 1996. All per share data have been restated to reflect this stock split.

(2) On September 2, 1997, First United acquired by merger, which was made effective on September 3, 1997, Fredonia Bancshares, Inc. of Nacogdoches, Texas. This merger was accounted for as a pooling-of-interests and accordingly, First United's historical per share data has been restated to reflect this merger.

(3) The CBT pro forma equivalents represent the respective First United/CBT pro forma combined earnings, dividends and book value per common share multiplied by the applicable exchange ratio of 1.12 shares of First United Common Stock for each share of CBT Common Stock so that the First United/CBT pro forma equivalent amounts are equated to the respective values for one share of CBT Common Stock. The exchange ratio is determined by dividing First United common stock to be received by the CBT stockholders by the 386,496 shares of CBT Common Stock currently outstanding without reflecting outstanding options to purchase CBT Common Stock.

SELECTED FINANCIAL DATA

     The table on the following page presents selected historical financial data of First United and CBT and selected unaudited pro forma financial data after giving effect to the Merger as a pooling of interests for accounting purposes, assuming the Merger had occurred at the beginning of the earliest period presented, but without giving effect to costs associated with the consummation of the Merger, which currently are estimated to total $200,000. The First United historical data for each of the years in the five-year period ended December 31, 1996 are based on the historical financial statements of First United as audited by Arthur Andersen LLP, independent public accountants. The CBT historical data for each of the years in the three-year period ended December 31, 1996 is derived from the historical financial statements of CBT as audited by Heard, McElroy & Vestal, L.L.P. independent auditors. The selected financial data for First United for the six month periods ended June 30, 1996 and 1997, and for CBT for the six month periods ended June 30, 1996 and 1997 have been obtained from unaudited financial statements and, in the opinion of the respective management of First United and CBT, include all adjustments necessary to present fairly the data for such periods. The pro forma data is not necessarily indicative of the results of operations or the financial condition that would have been reported had the Merger been in effect during those periods, or as of those dates, or that may be reported in the future. Pro forma combined per share data of First United and CBT give effect to the exchange of each share of CBT common stock for 1.12 shares of First United Common Stock.

     These data should be read in conjunction with the consolidated financial statements of each of First United and CBT, and the related notes thereto, incorporated by reference herein and in conjunction with the unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this Proxy Statement. See "Incorporation of Certain Documents by Reference" and "Financial Information."

                             SUMMARY FINANCIAL DATA

                                                                                                           SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              JUNE 30,
                                       --------------------------------------------------------------   -----------------------
                                          1992         1993         1994         1995         1996         1996         1997
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
FIRST UNITED(1)
Operating Data:
  Total interest income..............  $   89,862   $   83,930   $   86,614   $  108,079   $  123,947   $   61,101   $   64,595
  Net interest income................      49,127       50,017       50,478       57,510       65,582       32,280       34,651
  Provision for possible loan
    losses...........................       3,011        1,815          334          574          725          (85)         693
  Income from continuing
    operations.......................      15,303       16,187       16,711       18,554       22,372       11,495       11,517
Per Share Data:
  Income from continuing
    operations.......................  $     1.64         1.74         1.79         1.99   $     2.27   $     1.17   $     1.17
  Cash dividends paid................        0.33         0.41         0.45         0.52         0.59         0.30         0.37
Selected Balance Sheet Items:
  Total assets.......................  $1,259,887   $1,334,383   $1,339,440   $1,572,682   $1,772,992   $1,703,369   $1,808,356
  Total securities...................     588,428      615,282      598,129      647,502      731,802      691,458      748,434
  Net loans..........................     519,898      580,685      598,171      741,080      831,600      822,372      882,272
  Total deposits.....................   1,105,212    1,163,703    1,168,815    1,340,492    1,514,038    1,453,446    1,532,004
  Long-term debt.....................       8,821        7,723       13,892       16,832       22,426       20,798       22,309
  Capital accounts...................     108,643      123,876      125,466      150,163      172,794      163,553      179,796

CBT -- HISTORICAL
Operating Data:
  Total interest income..............  $    3,184   $    3,301   $    3,334   $    4,380   $    5,056   $    2,420   $    2,645
  Net interest income................       1,950        2,206        2,347        2,961        3,515        1,697        1,825
  Provision for possible loan
    losses...........................         280          130           55          151           75           60           10
  Income from continuing
    operations.......................         298          446          674          874        1,218          663          794
Per Share Data:
  Income from continuing
    operations.......................  $     1.30   $     1.64   $     1.93   $     2.50   $     3.41   $     1.86   $     2.11
  Cash dividends paid................          --           --         0.20         0.30         0.30         0.15         0.15
Selected Balance Sheet Items:
  Total assets.......................  $   39,377   $   43,681   $   47,675   $   52,597   $   60,928   $   56,066   $   62,913
  Total securities...................       9,777        9,325       11,993       10,929        9,961       10,144        9,499
  Net loans..........................      19,298       24,769       30,169       34,104       40,003       38,455       46,518
  Total deposits.....................      36,067       38,639       40,220       46,942       54,021       49,771       51,890
  Long-term debt.....................         241        1,163           96           --           --           --        3,500
  Capital accounts...................       2,954        3,530        4,015        5,028        6,311        5,635        7,145

PRO FORMA -- COMBINED
Operating Data:
  Total interest income..............  $   93,046   $   87,231   $   89,948   $  112,459   $  129,003   $   63,521   $   67,240
  Net interest income................      51,077       52,223       52,825       60,471       69,097       33,977       36,476
  Provision for possible loan
    losses...........................       3,291        1,945          389          725          800          (25)         703
  Income from continuing
    operations.......................      15,601       16,633       17,385       19,428       23,590       12,158       12,311
Per Share Data:
  Income from continuing
    operations.......................  $     1.60   $     1.47   $     1.78   $     1.99   $     2.30   $     1.18   $     1.20
  Cash dividends paid................        0.32         0.39         0.44         0.51         0.58         0.29         0.36
Selected Balance Sheet Items:
  Total assets.......................  $1,299,264   $1,378,064   $1,387,115   $1,625,279   $1,833,920   $1,759,435   $1,871,269
  Total securities...................     598,205      624,607      610,122      658,431      741,763      757,933      757,933
  Net loans..........................     539,196      605,454      628,340      775,184      871,603      928,790      928,790
  Total deposits.....................   1,141,279    1,202,342    1,209,035    1,387,434    1,568,059    1,583,894    1,583,894
  Long-term debt.....................       9,062        8,886       13,988       16,832       22,426       25,809       25,809
  Capital accounts...................     111,597      127,406      129,481      155,191      179,105      186,941      186,941

---------------

(1) Restated to reflect the September 3, 1997 pooling-of-interests with Fredonia Bancshares, Inc.

                            THE CBT SPECIAL MEETING

DATE, TIME AND PLACE

     The CBT Special Meeting will be held on             , 1997, commencing at
      .m. Central Time, at the offices of CBT at 6025 Line Avenue, Shreveport, Louisiana.

PURPOSE OF MEETING

     The purpose of the CBT Special Meeting is to consider and vote upon the adoption of the Agreement between CBT and First United.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on             , 1997 has been fixed by the Board of
Directors of CBT as the record date ("CBT Record Date") for the determination of holders of CBT common stock entitled to notice of and to vote at the CBT Special Meeting. At the close of business on the CBT Record Date, there were 386,496 shares of CBT common stock outstanding held by 215 shareholders of record. Holders of record of CBT common stock on the record date are entitled to one vote per share and, if the holders of less than eighty percent (80%) of the outstanding shares of CBT common stock are voted in favor of the merger, are entitled to dissenters' rights. See "The Merger -- Right of Dissent under the LRS"

VOTE REQUIRED

     The affirmative vote of two-thirds of all the shares of CBT common stock outstanding on the record date is required to adopt the Agreement.

     As of July 31, 1997, directors, executive officers and their affiliates own 47.99% of the outstanding stock of CBT.

VOTING; SOLICITATION OF PROXIES

     Proxies for use at the CBT Special Meeting accompany copies of this Proxy Statement delivered to record holders of CBT common stock and such proxies are solicited on behalf of the Board of Directors of CBT. A holder of CBT common stock may use his proxy if he is unable to attend the CBT Special Meeting in person or wishes to have his shares voted by proxy even if he does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the secretary of CBT, or by submitting a proxy having a later date, or by such person appearing at the CBT meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the Merger.

     CBT will bear the cost of solicitation of proxies from its stockholders. In addition to using the mails, proxies may be solicited by personal interview. Officers and other employees of CBT acting on CBT's behalf, may solicit proxies personally.

                        THE FIRST UNITED SPECIAL MEETING

DATE, TIME AND PLACE

     The First United Special Meeting will be held on             , 1997,
commencing at 2:00 p.m. Central Time, at the main office of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas.

PURPOSE OF MEETING

     The purpose of the First United Special Meeting is to consider and vote upon the adoption of the Agreement between First United and CBT.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on           ,1997 has been fixed by the Board of
Directors of First United as the record date ("First United Record Date") for the determination of holders of First United common stock entitled to notice of and to vote at the First United Special Meeting. At the close of business on the First United Record Date, there were 9,851,892 shares of First United common
stock outstanding held by           shareholders of record. Holders of record of
First United common stock on the record date are entitled to one vote per share, are entitled to dissenters' rights. See "The Merger -- Right of Dissent under the 1987 Act."

VOTE REQUIRED

     The affirmative vote of two-thirds of all the shares of First United common stock outstanding on the record date is required to adopt the Agreement.

     As of the Record Date, directors, executive officers and their affiliates
own approximately      % of the outstanding common stock of First United.

VOTING; SOLICITATION OF PROXIES

     Proxies for use at the First United Special Meeting accompany copies of this Proxy Statement delivered to record holders of First United common stock and such proxies are solicited on behalf of the Board of Directors of First United. A holder of First United common stock may use his proxy if he is unable to attend the First United Special Meeting in person or wishes to have his shares voted by proxy even if he does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the secretary of First United, or by submitting a proxy having a later date, or by such person appearing at the First United meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the Merger.

     First United will bear the cost of solicitation of proxies from its stockholders. In addition to using the mails, proxies may be solicited by personal interview. Officers and other employees of First United acting on First United's behalf, may solicit proxies personally.

                                   THE MERGER

BACKGROUND FOR THE MERGER

     During the early summer, 1996, CBT received an informal acquisition overture from a large publicly-traded bank holding company. As a result of receiving that informal acquisition overture, the Board of Directors of CBT determined that it would be in the best interest of CBT and its stockholders if CBT were to actively solicit acquisition proposals from any interested acquirors. In August, 1996, CBT retained its counsel to assist CBT in obtaining offers to acquire all of the outstanding shares of CBT common stock. CBT's counsel contacted over two dozen financial institutions in the region, including First United, in an effort to determine if those financial institutions would be interested in making an offer to acquire CBT. As a result of those contacts, CBT received preliminary acquisition proposals from four financial institutions, including First United. Based on the preliminary offer submitted by First United, information was exchanged between CBT and First United relative to the proposed transaction and negotiations ensued between CBT and First United. On March 19, 1997, CBT's Board met for purposes of considering and acting upon a revised acquisition proposal from First United to acquire CBT. That revised acquisition proposal was approved by the Board of Directors of CBT. At that point, negotiations commenced regarding a definitive agreement for the transaction, and on June 18, 1997, the Board of Directors of CBT approved the Merger Agreement.

REASONS FOR THE MERGER

     In reaching its decision to approve the Merger and Merger Agreement, CBT's Board consulted with its counsel, as well as with CBT's management, and considered a number of factors, including, without limitation, the following:

          a. CBT's Board's familiarity with and review of CBT's business, operations, earnings and financial condition and future capital requirements;

          b. CBT's Board's belief that the terms of the Merger Agreement are attractive in that the Merger Agreement allows CBT stockholders to become stockholders in First United, an institution whose stock is traded over the NASDAQ Stock Market, and the recent earnings performance of First United;

          c. First United's wide range of banking products and services and its dividend payment history;

          d. CBT's Board's belief, based upon analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, First United and its banking subsidiaries would be well capitalized institutions, the financial positions of which will be well in excess of all applicable regulatory capital requirements;

          e. The current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in CBT's market area;

          f. CBT's Board's belief that, in light of the reasons discussed above, First United was the most attractive choice as a long term affiliation partner of CBT; and

          g. The expectation that the Merger will generally be a tax-free transaction to CBT and its stockholders.

     CBT's Board did not assign any specific or relative weight to any of the factors discussed above in their considerations.

OPINION OF FINANCIAL ADVISOR

     CBT retained Southard Financial, a Memphis, Tennessee financial valuation consulting firm, to render its opinion as to the fairness, from a financial point of view to the holders of CBT common stock of the consideration to be paid in the Merger. In connection with this engagement, Southard Financial evaluated the financial terms of the Merger, but was not asked to, and did not, recommend the specific ratio of exchange between First United and CBT's respective common stocks and did not assist in the Merger negotiations. The ratio of exchange was determined by First United and CBT after arm's length negotiations. CBT did not place any limitations on the scope of Southard Financial's investigation or review.

     Southard Financial provided CBT's Board with a fairness opinion letter and supporting documentation to the Board of Directors. The full text of the opinion letter of Southard Financial, dated August 29, 1997, which sets forth certain assumptions made, matters considered and limitations on the review performed is attached as Annex III and is incorporated herein by reference. The summary of the opinion of Southard Financial set forth in this Proxy Statement is qualified in its entirety by reference to the opinion.

     In arriving at its opinion, Southard Financial conducted interviews with officers of First United and CBT and reviewed the documents indicated in the fairness letter. Southard Financial did not independently verify the accuracy and/or the completeness of the financial and other information reviewed in rendering its opinion. Southard Financial did not, and was not requested to, solicit third party indications of interest in acquiring any or all the assets of CBT.

     In connection with rendering its opinion, Southard Financial performed a variety of financial analyses which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of CBT and First United. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance that any other.

     The summary of Southard Financial's analysis set forth below is based on an assumed exchange ratio of First United Common Stock for shares of CBT common stock. Under the Agreement, CBT shareholders and optionholders are to receive 425,000 shares of First United Common Stock. The number of First United shares to be received for each outstanding share of CBT common stock will vary depending upon the Average Price of First United stock at the effective date of the Merger. See "The Merger -- The Agreement." For purposes of Southard Financial's analysis and the summary below, the Average Price of First United is assumed to be $41.50. Based upon this assumption, 318,305 shares of First United Common Stock would be issued in exchange for the 386,496 outstanding shares of CBT common stock, for an exchange ratio of 0.8241 share of First United Common Stock for each one share of CBT common stock and an effective "purchase" price of the outstanding CBT common stock of $34.20 per share. A total of 106,495 shares of First United Common Stock (the balance of the 425,000 shares to be issued) would be issued to the CBT optionholders.

     Dividend Yield Analysis. In evaluating the impact of the proposed merger on the shareholders of CBT, Southard Financial reviewed the dividend paying histories of CBT and First United. Based upon this review, it is reasonable to expect that the shareholders of CBT, in total, will receive dividends substantially above the level currently paid by CBT after the Merger is completed (defined as post Merger combined dividend per share times the exchange ratio). Based upon 1996 and 1997 dividend payments for First United and CBT and an exchange ratio of 0.8241 share of First United common stock for each outstanding share of CBT common stock, the shareholders of CBT will see more than a two-fold increase in dividends.

     Earnings Yield Analysis. In evaluating the impact of the proposed Merger on the shareholders of CBT, Southard Financial determined that, based upon an exchange ratio of 0.8241 share of First United common stock for each outstanding share of CBT common stock, the shareholders of CBT would have seen a decrease of 23% in their share of earnings based upon 1996 earnings of First United and CBT.

     Book Value Analysis. In evaluating the impact of the proposed Merger on the shareholders of CBT, Southard Financial determined that the shareholders of CBT would have seen an increase in the book value of their investment had the Merger been consummated at year-end 1996. Reported diluted book value of CBT at June 30, 1997 was $13.85 per share. Reported book value of First United at June 30, 1997 was $18.90 per share. Had the Merger been consummated as of June 30, 1997, each former CBT share of Common Stock would have book value of $15.58 (First United's June 30, 1997 book value of $18.90 per share times 0.8241 shares). This represents 112.5% of CBT's book value as of June 30, 1997.

     Analysis of Alternatives. In evaluating the fairness of the proposed Merger to the shareholders of CBT, Southard Financial reviewed with management other offers received for the purchase/Merger of CBT. Further, Southard Financial considered recent public market merger pricing information.

     Analysis of Market Transactions. Based upon an exchange ratio of 0.8241, CBT shareholders will receive 247% of June 30, 1997 book value per share and
13.05 times trailing 12 months earnings. Based upon the review conducted by Southard Financial, the pricing for CBT in the Merger is within the range of multiples seen in recent bank acquisitions.

     Fundamental Analysis. Southard Financial reviewed the financial characteristics of CBT and First United with respect to profitability, capital ratios, liquidity, asset quality and other factors. Southard Financial compared CBT and First United to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council. Southard Financial found that the post-Merger combined entity will have capital ratios and profitability ratios near those of the public peer group.

     Liquidity. Unlike CBT common stock, shares of First United common stock to be received in the Merger will be registered with the SEC, and First United common stock is traded in the NASDAQ Market. Further, except in the case of officers, directors and certain large shareholders of CBT, First United shares received will be freely tradeable with no restrictions.

     Southard Financial is a financial valuation consulting firm, specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard Financial has provided approximately 2,000 valuation opinions for clients in 43 states. Further, Southard Financial provides valuation services for approximately 100 financial institutions annually. For rendering its opinion, Southard Financial received a fee of $10,000, plus reasonable out of pocket expenses. Southard Financial has never been engaged previously by CBT or First United, except that in 1988, Southard Financial was retained by First United to render a fairness opinion on behalf of First United's shareholders for First United's acquisition of First City Corp., Fort Smith, Arkansas. Neither Southard Financial nor its principals own an interest in the securities of CBT or First United.

THE AGREEMENT

     The following description of certain features of the Agreement is qualified in its entirety by the full text of the Agreement, which is incorporated herein by reference and attached hereto by Annex.

     Under the terms of the Agreement, First United will establish an interim bank chartered under the laws of the State of Louisiana which will be merged with and into CBT.

     As part of the Merger, the Agreement provides that the stockholders of CBT and optionholders of CBT common stock will receive, based on an exchange formula set forth in the Agreement, total consideration consisting of four hundred twenty-five thousand (425,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United ("Purchase Price"). All of the issued and outstanding shares of CBT common stock, other than shares of CBT common stock held by dissenting stockholders, and all outstanding options to purchase CBT common stock (the "Options") shall be converted into the right to receive a portion of the Purchase Price based upon each Stockholder's and Optionholder's ownership of the total number of issued and outstanding shares and outstanding options of CBT common stock at the effective time of the Merger. Fractional shares of First United Common Stock shall not be issued. Any CBT Shareholder or holder of Options is entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United Common Stock. The average price of First United Common Stock is defined as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date ("Average Price").

     Of the 425,000 shares of First United to be issued, the number of First United shares to be received by the holders of the outstanding shares of CBT Common Stock and the number of First United shares to be received by the holders of Options will depend upon the Average Price of First United stock. On September 3, 1997, the closing price on the NASDAQ Stock Market of a share of First United was $42.00. If at the effective time of the Merger $42.00 is assumed to be the Average Price of First United stock, under the exchange formula in the Agreement, holders of the 386,496 outstanding shares of CBT Common Stock will receive 318,124 shares of First United Common Stock (an exchange ratio of 0.8231 share of First United Common Stock for each one share of CBT Common Stock) and the holders of the 187,189 outstanding Options will receive 106,876 shares of First United Common Stock (an exchange ratio of 0.5710 share of First United Common Stock for each one CBT Option). The actual Average Price at the effective time of the Merger may be higher or lower than the $42.00 per share example used above.

     In addition, either party may terminate the Agreement, if the Merger is not closed on or before March 31, 1998 provided that the failure to close is not caused by a breach of the Agreement by the party seeking to terminate it.

     CBT has agreed, for the period prior to the consummation of the merger, to operate its businesses only in the usual, regular and ordinary course. In addition, CBT will use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear and to perform all obligations required under all material contracts, leases, and documents relating to or affecting their respective assets prior to the consummation of the Merger. CBT has further agreed that, prior to consummation of the Merger, it will not incur any material liabilities or obligations, except in the ordinary course of business, or take any action which would or is reasonably likely to adversely affect the ability of either First United or CBT to obtain any necessary approvals, adversely affect the ability of First United or CBT to perform their covenants and agreements under the Agreement, or result in any of the conditions to the Merger not being satisfied. CBT has further agreed that, unless otherwise required by applicable law, it shall not initiate, solicit or encourage any inquiry or proposal which constitutes a competing transaction.

     The Agreement requires that certain conditions occur or be waived prior to the closing date ("conditions precedent"), including (a) approval by CBT and First United stockholders by two-thirds of all outstanding shares, respectively;
(b) approval by the appropriate bank regulatory authorities; (c) receipt by CBT of letters from Southard Financial dated the date of the mailing of the Proxy Statement to the CBT Shareholders and updated prior to the effective time of the Merger confirming such financial advisor's prior opinion to the Board of Directors of CBT that the consideration to be paid in the merger is fair to the CBT Shareholders from a financial point of view; (d) receipt by First United of an opinion from Arthur Andersen LLP that the Merger will qualify for pooling of interests treatment under the applicable accounting principles; and (e) satisfaction of other normal conditions to closing a merger transaction. It is also a condition to the Merger that First United have an effective registration statement on file with the Securities and Exchange Commission covering the issuance of shares to be exchanged pursuant to the Merger. Prior to the effective date of the Merger, any condition of the Agreement, except those required by law, may be waived by the party benefitted by the condition.

     The effective date of the Merger will be the date the Articles of Merger are filed with the Louisiana Office of Financial Institutions, or the date so stated in the Articles of Merger. The Agreement provides that a closing date will be set by mutual agreement to occur within a reasonable time following the date on which the last of all regulatory and other approvals necessary to consummate the Merger have been received and all necessary time periods imposed by regulatory authorities have elapsed. The parties may, however, amend the Agreement to provide a later closing date.

REGULATORY APPROVALS

     The Merger is subject to prior approval by the appropriate banking regulatory authorities. An application has been filed for approval of the Merger with the Board of Governors of the Federal Reserve System ("Board") for First United to acquire CBT. In conjunction with the Board application, the Merger is also subject to review by the Department of Justice as to its competitive effects. Applications have also been filed with the Federal Deposit Insurance Corporation and the Louisiana Office of Financial Institutions for approval of the Merger.

ANTITRUST MATTERS

     The Department of Justice has fifteen (15) calendar days after approval by the Board in which to challenge the proposed Merger on anti-trust considerations. The approval letter or Order from the Board, therefore will provide that the Merger may not be consummated until fifteen (15) calendar days after the effective date of such letter or Order. The letter or Order will also provide that the transaction must be consummated no later than ninety (90) calendar days from that effective date unless the period is extended for good cause by the Board upon request by First United.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CBT STOCKHOLDERS. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS AS NOW IN EFFECT AND AS CURRENTLY INTERPRETED. IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CBT STOCKHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, AND CORPORATIONS, AMONG OTHERS) OR THE CONSEQUENCES TO THOSE PERSONS WHO ACQUIRE FIRST UNITED COMMON STOCK PURSUANT TO THE EXERCISE OR TERMINATION OF EMPLOYEE STOCK OPTIONS. NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. CBT STOCKHOLDERS AND OPTIONHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

     A federal income tax ruling with respect to this transaction has not been, and will not be requested from the Internal Revenue Service ("IRS"). Instead, Gerrish & McCreary, P.C., counsel to CBT, has rendered an opinion ("Tax Opinion") to CBT concerning certain federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumptions that the Merger is consummated in accordance with Louisiana law and the Agreement and in conformity with certain factual representations made by the managements of CBT and First United, the transaction will have the following federal income tax consequences:

          (a) The Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code of 1986, as amended (the
     "Code").

          (b) No gain or loss will be recognized by the interim bank to be formed by First United ("Interim") upon the transfer of substantially all of its assets to CBT in exchange for CBT common stock and the assumption of its liabilities, if any, by CBT.

          (c) No gain or loss will be recognized by CBT upon the receipt of substantially all the assets of Interim in exchange for CBT common stock.

          (d) No gain or loss will be recognized by First United upon the receipt of CBT common stock in exchange for stock of Interim.

          (e) The tax basis of the assets of Interim acquired by CBT will be the same in the hands of CBT as the tax basis of such assets in the hands of Interim immediately prior to the exchange.

          (f) The holding period of the assets of Interim received by CBT will, in each instance, include the period for which such assets were held by Interim.

          (g) No gain or loss will be recognized by CBT stockholders upon the exchange of CBT common stock solely for First United Common Stock.

          (h) The tax basis of First United Common Stock received by CBT stockholders will be the same as the basis of CBT common stock surrendered in exchange therefore.

          (i) The holding period of First United Common Stock received by CBT stockholders will include the period during which CBT common stock surrendered therefor was held, provided the CBT common stock is a capital asset in the hands of CBT stockholders on the date of the exchange.

          (j) The payment of cash to CBT stockholders in lieu of fractional share interests of First United Common Stock will be treated as if fractional shares were distributed as part of the Merger and then redeemed by First United in payment of and in exchange for the shareholders' First United Common Stock as provided for in Sections 301 or 302 of the Code, depending on the attribution rules of Section 318 of the Code. Assuming a stockholder's stock is a capital asset, a stockholder receiving such cash will recognize a capital gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted basis in the fractional share interest.

     The Tax Opinion does not address any state, local, or other tax consequences of the Merger. Additionally, the tax opinion does not address tax consequences to any CBT optionholder who receives First United Common Stock in exchange for the cancellation of Options. The Tax Opinion does not bind the IRS or preclude the IRS from adopting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by the management of CBT and First United, as to, among other things, the fact that there is no plan or intention by any of the stockholders of CBT who own 5% or more of the outstanding CBT common stock, and to the best of the knowledge of the managements of CBT and First United, the remaining CBT stockholders have no plan or intention, to sell, exchange or otherwise dispose of a number of shares of First United Common Stock that they will receive in the Merger that will reduce on the part of the CBT stockholders such stockholders' ownership of First United Common Stock to a number of shares having an aggregate value as of the date of the Merger of less than 50% of the aggregate value of all the stock of CBT outstanding immediately prior to the Merger; the fair market value of First United Common Stock to be received by CBT stockholders will be, in each instance, approximately equal to the fair market value of the CBT common stock to be surrendered in exchange therefor; after the consummation of the Merger, CBT will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by CBT immediately prior to the effective time of the Merger; First United has no plan or intention to reacquire any of its shares issued in the Merger; and, following the transaction, CBT will continue the historic business of CBT or use a significant portion of CBT's historic business assets in its business.

     A successful IRS challenge to the "reorganization" status of the Merger would result in a CBT stockholder recognizing gain or loss with respect to each share of CBT common stock surrendered equal to the difference between the stockholder's adjusted tax basis in such share and the fair market value, as of the effective time of the Merger, of the First United Common Stock received in exchange therefor. In such event, a CBT stockholder's aggregate basis in the First United Common Stock received would equal its fair market value and his or her holding period for such First United Common Stock would begin the day after the Merger.

ACCOUNTING TREATMENT

     First United intends to treat the merger as a pooling-of-interests for accounting purposes. Consequently, in accordance with generally accepted accounting principles, First United anticipates that it will restate its 1997 and prior consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of CBT as reflected in its consolidated financial statements, subject to appropriate adjustments, if any, to conform accounting principles of the two companies.

RIGHT OF DISSENT UNDER THE 1987 ACT

     HOLDERS OF FIRST UNITED COMMON STOCK SHALL BE ENTITLED TO DISSENTER'S RIGHTS PURSUANT TO ARK. CODE ANN. SEC.4-27-1301 ET. SEQ. OF THE 1987 ACT WITH RESPECT TO THE MERGER.

     The following summary does not purport to be a complete statement of the method of compliance with the 1987 Act and is qualified by reference to those statutory sections which are attached hereto as Annex II.

     A holder of First United Common Stock who wishes to perfect his dissenter's rights in the event that the Merger is adopted must:

          (a) File with the corporation, prior to or at the meeting of stockholders at which the vote on the Agreement is to be made, written objection to the Agreement; and

          (b) Not have voted in favor of the Agreement.

     Any written notice of objection to the Agreement pursuant to clause (a) of the immediately preceding paragraph should be mailed or delivered by a stockholder of First United, to First United Bancshares, Inc., Main and Washington Streets, El Dorado, Arkansas 71730, Attention: John E. Burns, Vice President and Chief Financial Officer. Because the written objection must be delivered prior to or at the time of the stockholder votes on the Merger, it is recommended, although not required, that a stockholder using the mail should use certified or registered mail, return receipt requested, to confirm that he has made timely delivery.

     If the Merger is adopted at the special stockholders meeting, the corporation must send to the dissenting stockholder, no later than ten (10) days after the corporate action was taken, a dissenter's notice which will inform the stockholder where a demand for payment must be sent, where the stockholder's share certificates must be deposited and provide a form for demanding payment. The dissenter's notice will also notify the stockholder of a time period of not fewer than thirty (30) nor more than sixty (60) days within which the stockholder must deliver the payment demand form and stock certificates to the corporation.

     As soon as the Merger is consummated, or upon receipt of a payment demand by the dissenting stockholder, First United must pay the dissenting stockholder the amount First United estimates to be the fair value of the shares, plus accrued interest and deliver to the dissenting stockholder the corporation's balance sheet as of the most recent fiscal year, an income statement for that year, a statement of changes in stockholder equity for that year, and the latest available interim financial statement. At this time, First United shall also deliver to the dissenting stockholder a statement of the corporation's estimate of fair value of the shares, an explanation of how interest was calculated, a statement of the dissenter's right to demand a higher value for his shares and a copy of the appropriate statutory provisions governing the dissenters rights procedure.

     Within thirty (30) days after the dissenting stockholder has received payment in the amount the corporation estimates to be the fair value of the shares, the dissenting stockholder must notify the corporation, in writing, of his own estimate of fair value. If the dissenting stockholder does not notify the corporation within this thirty (30) day period, he waives his right to demand a higher payment.

     If the demand for payment, as referenced in the immediately preceding paragraph remains unsettled for sixty (60) days from the date the corporation receives the dissenting stockholder's demand for payment, the corporation must commence a proceeding and file a petition in Pulaski County Circuit Court to determine the fair value of the shares and the amount of accrued interest to be paid.

RIGHT OF DISSENT UNDER THE LRS

     HOLDERS OF CBT COMMON STOCK MAY BE ENTITLED TO EXERCISE DISSENTER'S RIGHTS UNDER THE LRS.

     Unless the Merger Agreement is approved by the holders of at least (80%) of the total voting power of the Bank, Section 376 of the Louisiana Banking Law (L.R.S. Section 6:376) allows a stockholder of CBT who objects to the Merger Agreement and who complies with the provisions of that section to dissent from that Merger Agreement and to have paid to him in cash the fair cash value of his shares of CBT common stock as of the day before the Special Meeting, as determined by agreement between the stockholder and CBT or by the State District Court for the Parish of Caddo if the stockholder and CBT are unable to agree upon the fair cash value.

     To exercise the right of dissent, a stockholder (i) must file with CBT a written objection to the Merger Agreement prior to or at the Special Meeting AND
(ii) must also vote his shares (in person or by Proxy) against the Merger Agreement at the Special Meeting. Neither a vote against the Merger Agreement nor a specification in a Proxy to vote against the Merger Agreement will in and of itself constitute the necessary written objection to the Merger Agreement. Moreover, by voting in favor of, or abstaining from voting on, the Merger Agreement, or by returning the enclosed Proxy without instructing the Proxy holders to vote against the Merger Agreement, a stockholder waives his rights under Section 376.

     If the Merger Agreement is approved by less than 80% of the total number of shares of CBT common stock outstanding, then promptly after the consummation date of the Merger, written notice of the consummation of the Merger will be given by registered mail to each former stockholder of CBT who filed a written objection to the Merger Agreement and voted against it. Within 20 days after the mailing of such notice, the stockholder must file with CBT a written demand for payment for his shares at their fair cash value as of the day before the Special Meeting and must state the amount demanded and a post office address to which CBT may reply. He must also deposit the certificate(s) formerly representing his shares of CBT common stock in escrow with a bank or trust company located in Caddo Parish, Louisiana. With the above-mentioned demand, the stockholder must also deliver to CBT the written acknowledgment of such bank or trust company that it holds the certificate(s), duly endorsed and transferred to CBT, upon the sole condition that the certificate(s) will be delivered to CBT upon payment of the value of the shares in accordance with Section 376.

     Unless the stockholder objects to and votes against the Merger Agreement, demands payment, deposits his certificates and delivers the required acknowledgment in accordance with the procedures and within the time period set forth above, the stockholder will conclusively be presumed to have acquiesced to the Merger and will forfeit any right to seek payment pursuant to Section 376.

     If CBT does not agree to the amount demanded by the stockholder, or does not agree that payment is due, it will, within 20 days after receipt of such demand and acknowledgment, notify such stockholder in writing of either (i) the value if will pay or (ii) its belief that no payment is due. If the stockholder does not agree to accept the offered amount, or disagrees with CBT's assertion that no payment is due, he must, within 60 days after receipt of such notice, file suit against CBT in the Civil District Court for the Parish of Caddo for a judicial determination of the fair cash value of the shares. Any stockholder entitled to file such suit may, within such 60 day period but not thereafter, intervene as a plaintiff in any suit filed against CBT by another former stockholder of CBT for a judicial determination of the fair cash value of such other stockholder's shares. If a stockholder fails to bring or to intervene in such a suit within the applicable 60 day period, he will be deemed to have consented to accept CBT's statement that no payment is due or, if CBT does not contend that no payment is due, to accept the amount specified by CBT in its notice of disagreement.

     If upon the filing of any such suit or intervention, CBT deposits with the court the amount, if any, which it specified in its notice of disagreement, and if in that notice CBT offered to pay such amount to the stockholder on demand, then the costs of the suit or intervention will be taxed against the stockholder if the amount finally awarded to him, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs will be taxed against CBT.

     Upon filing a demand for the value of his shares, a stockholder ceases to have any rights of a stockholder except the rights created by Section 376. The stockholder's demand may be withdrawn voluntarily at any time before CBT gives its notice of disagreement, but thereafter only with the written consent of CBT. If his demand is properly withdrawn, or if the stockholder otherwise loses his dissenters' rights, he will be restored to his rights as a stockholder as of the time of the filing of his demand for fair cash value.

     Dissenting stockholders of CBT should send any communications regarding their rights to Ron C. Boudreaux, President and Chief Executive Officer, City Bank & Trust of Shreveport, 6025 Line Avenue, Shreveport, Louisiana 71106. All such communications should be signed by or on behalf of the dissenting stockholder in the form in which his shares are registered on the books of CBT.

     THE FOREGOING SUMMARY OF SECTION 376 OF THE LOUISIANA BANKING LAW IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THAT SECTION SET FORTH HEREIN AS ANNEX III.

EXCHANGE RATIO FOR THE MERGER

     The Agreement between First United and CBT provides that the stockholders and optionholders of CBT will receive total consideration consisting of four hundred twenty-five thousand (425,000) shares of fully paid and nonassessable shares of Common Stock, $1.00 par value of First United ("Purchase Price"). All of the issued and outstanding shares of CBT Common Stock and all outstanding options to acquire CBT Common Stock, other than shares of CBT Common Stock held by dissenting stockholders, shall be converted into the right to receive the Purchase Price based upon an exchange formula set forth in the Agreement. Fractional shares of First United Common Stock shall not be issued. Any CBT Shareholder or holder of options to purchase CBT Common Stock ("Options") entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of First United common stock. The average price of First United Common Stock is defined as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date ("Average Price"). Of the 425,000 shares of First United to be issued, the number of First United shares to be received by the holders of the outstanding shares of CBT Common Stock and the number of First United shares to be received by the holders of Options will depend upon the Average Price of First United stock. The following table illustrates a range of average sales prices for First United Common Stock and based upon these average prices, calculates the purchase price, the resulting exchange ratios, and the value received by CBT shareholders and optionholders. On September 3, 1997, the closing price on the NASDAQ Stock Market of a share of First United was $42.00. If at the effective time of the Merger $42.00 is assumed to be the Average Price of First United stock, under the exchange formula in the Agreement, holders of the 386,496 outstanding shares of CBT Common Stock will receive 318,124 shares of First United Common Stock (an exchange ratio of 0.8231 share of First United Common Stock for each one share of CBT Common Stock) and the holders of the 187,189 outstanding Options will receive 106,876 shares of First United Common Stock (an exchange ratio of 0.5710 share of First United Common Stock for each one CBT Option). The actual Average Price at the effective time of the Merger may be higher or lower than the $42.00 per share example used above.

THIS TABLE IS FOR ILLUSTRATION PURPOSES ONLY AND SHOULD NOT BE RELIED UPON AS THE ACTUAL AVERAGE PRICE, ACTUAL EXCHANGE RATIOS, OR THE ACTUAL AMOUNT OF CONSIDERATION TO BE EXCHANGED.

                       CALCULATION OF EXCHANGE RATIOS(1)

First United Average Price....................  $     38.00   $     42.00   $     46.00
Total Purchase Price..........................  $16,150,000   $17,850,000   $19,550,000
First United Common Stock Issued..............      425,000       425,000       425,000
Share Exchange Ratio..........................       0.8317        0.8231        0.8160
Value Received per Share of CBT...............  $     31.60   $     34.57   $     37.53
Option Exchange Ratio.........................       0.5532        0.5710        0.5857
Value Received per Option of CBT..............  $     21.02   $     23.98   $     26.94

---------------

(1) The Share Exchange Ratio represents the number of shares of First United Common Stock that a stockholder of CBT would receive for one share of CBT Common Stock. The Option Exchange Ratio represents the number of shares of First United Common Stock that an optionholder of CBT would receive for each option to purchase a share of CBT common stock. However, as discussed above, fractional shares will not be issued.

EXPENSES OF THE MERGER

     First United and CBT will bear their own expenses incident to preparing for entering into and carrying out the Merger Agreement and the consummation of the Merger, except that First United will pay all expenses incident to the preparation of this Proxy Statement and its printing and distribution and for the filing of necessary applications for approval of the Merger with the Board and Department.

                             FINANCIAL INFORMATION

     The following unaudited Pro Forma Combining Balance Sheet as of June 30, 1997, and Unaudited Pro Forma Combining Income Statements for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994 illustrate the effect of the proposed Merger as if the Merger had occurred at the beginning of the earliest period presented.

     These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of First United and the supplemental post-pooled financial statement of First United which are incorporated by reference herein and CBT which are included herein.

     The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate which may be attained in the future.

                       PRO FORMA COMBINING BALANCE SHEET

                                     ASSETS

                                                               AS OF JUNE 30, 1997
                                              ------------------------------------------------------
                                                                            PRO FORMA     PRO FORMA
                                              FIRST UNITED(1)     CBT     ADJUSTMENT(2)    COMBINED
                                              ---------------   -------   -------------   ----------
Cash and due from banks...................      $   76,715      $ 3,852     $     --      $   80,567
Short-term investments....................          29,231        1,000           --          30,231
Securities available-for-sale.............         499,242        6,480           --         505,722
Investment securities.....................         249,192        3,019           --         252,211
Net Loans.................................         882,272       46,518           --         928,790
Premises and equipment....................          33,345        1,141           --          34,486
Goodwill..................................          11,169           --           --          11,169
Other real estate owned...................             846          182           --           1,028
Other assets..............................          26,344          721           --          27,065
                                                ----------      -------     --------      ----------
          Total Assets....................      $1,808,356      $62,913     $     --      $1,871,269
                                                ==========      =======     ========      ==========

LIABILITIES

Total deposits............................      $1,532,004      $51,890     $     --      $1,583,894
Federal funds purchased and securities
  sold under agreements to repurchase.....          58,030           --           --          58,030
Other liabilities.........................          16,217          378           --          16,595
Notes payable.............................          22,309        3,500           --          25,809
                                                ----------      -------     --------      ----------
          Total Liabilities...............       1,628,560       55,768           --       1,684,328
                                                ----------      -------     --------      ----------
Capital Accounts
  Preferred stock.........................              --           --           --              --
  Common stock............................           9,846        1,901          425(3)       10,271
                                                                              (1,901)(3)
Surplus...................................          21,971        1,931         (425)(3)      25,378
                                                                               1,901(3)
Undivided profits.........................         148,149        3,251           --         151,400
Less: Treasury stock......................              --           --           --              --
Unrealized gains (losses) of securities
  available-for-sale......................            (170)          62           --            (108)
                                                ----------      -------     --------      ----------
          Total Capital Accounts..........         179,796        7,145           --         186,941
                                                ----------      -------     --------      ----------
          Total Liabilities and Capital
            Accounts......................      $1,808,356      $62,913     $     --      $1,871,269
                                                ==========      =======     ========      ==========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                            FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                                            --------------------------------------
                                                                                         PRO FORMA
                                                            FIRST UNITED(1)     CBT      COMBINED
                                                            ---------------    ------    ---------
                                                                        (IN THOUSANDS)
Interest income...........................................      $64,595        $2,645     $67,240
Interest expense..........................................       29,944           820      30,764
                                                                -------        ------     -------
Net interest income.......................................       34,651         1,825      36,476
Provision for loan losses.................................          693            10         703
                                                                -------        ------     -------
Net interest income after provision for loan losses.......       33,958         1,815      35,773
                                                                -------        ------     -------
Other income
  Service charges on deposit accounts.....................        3,272           338       3,610
  Trust department income.................................        1,179            --       1,179
  Security gains (losses).................................            4            --           4
  Other operating income..................................        2,146            54       2,200
                                                                -------        ------     -------
          Total other income..............................        6,601           392       6,993
                                                                -------        ------     -------
Other expense
  Salaries................................................       10,015           443      10,458
  Pension and other employee benefits.....................        3,224            --       3,224
  Net occupancy expense...................................        2,055           160       2,215
  Equipment expense.......................................        1,468            --       1,468
  Data processing expense.................................        1,582            --       1,582
  Other operating expenses................................        6,034           453       6,487
                                                                -------        ------     -------
          Total other expense.............................       24,378         1,056      25,434
                                                                -------        ------     -------
Income before income taxes................................       16,181         1,151      17,332
Income tax expense........................................        4,664           357       5,021
                                                                -------        ------     -------
Income from continuing operations.........................      $11,517        $  794     $12,311
                                                                =======        ======     =======
Earnings per share........................................      $  1.17        $ 2.11     $  1.20
                                                                =======        ======     =======
Weighted average shares outstanding.......................        9,846           376      10,271
                                                                =======        ======     =======

                      PRO FORMA COMBINING INCOME STATEMENT

                                                              FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                                              ---------------------------------------
                                                                                           PRO FORMA
                                                              FIRST UNITED(1)      CBT      COMBINED
                                                              ----------------   -------   ----------
                                                                          (IN THOUSANDS)
Interest income.............................................       $61,101        $2,420     $63,521
Interest expense............................................        28,821           723      29,544
Net interest income.........................................        32,280         1,697      33,977
                                                                   -------        ------     -------
Provision for loan losses...................................           (85)           60         (25)
                                                                   -------        ------     -------
Net interest income after provision for loan losses.........        32,365         1,637      34,002
                                                                   -------        ------     -------
Other income
  Service charges on deposit accounts.......................         3,262           276       3,538
  Trust department income...................................           901            --         901
  Security gains (losses)...................................            45            --          45
  Other operating income....................................         1,817            49       1,866
                                                                   -------        ------     -------
          Total other income................................         6,025           325       6,350
                                                                   -------        ------     -------
Other expense
  Salaries..................................................         9,105           429       9,534
  Pension and other employee benefits.......................         2,910            --       2,910
  Net occupancy expense.....................................         1,932           149       2,081
  Equipment expense.........................................         1,452            --       1,452
  Data processing expense...................................         1,031            --       1,031
  Other operating expenses..................................         6,051           408       6,459
                                                                   -------        ------     -------
          Total other expense...............................        22,481           986      23,467
                                                                   -------        ------     -------
Income before income taxes..................................        15,909           976      16,885
Income tax expense..........................................         4,414           313       4,727
                                                                   -------        ------     -------
Income from continuing operations...........................       $11,495        $  663     $12,158
                                                                   =======        ======     =======
Earnings per share..........................................       $  1.17        $ 1.86     $  1.18
                                                                   =======        ======     =======
Weighted average shares outstanding.........................         9,846           356      10,271
                                                                   =======        ======     =======

                      PRO FORMA COMBINING INCOME STATEMENT

                                                               FOR THE YEAR ENDED DECEMBER 31, 1996
                                                              --------------------------------------
                                                                                           PRO FORMA
                                                              FIRST UNITED(1)      CBT     COMBINED
                                                              ----------------   -------   ---------
                                                                          (IN THOUSANDS)
Interest income.............................................      $123,947        $5,056    $129,003
Interest expense............................................        58,365         1,541      59,906
                                                                  --------        ------    --------
Net interest income.........................................        65,582         3,515      69,097
Provision for loan losses...................................           725            75         800
                                                                  --------        ------    --------
Net interest income after provision for loan................        64,857         3,440      68,297
                                                                  --------        ------    --------
Other income
  Service charges on deposit accounts.......................         6,609           593       7,202
  Trust department income...................................         2,180            --       2,180
  Security gains (losses)...................................           122            --         122
  Other operating income....................................         3,365            95       3,460
                                                                  --------        ------    --------
          Total other income................................        12,276           688      12,964
                                                                  --------        ------    --------
Other expense
  Salaries..................................................        17,505         1,056      18,561
  Pension and other employee benefits.......................         5,679            --       5,679
  Net occupancy expense.....................................         4,162           309       4,471
  Equipment expense.........................................         2,684            --       2,684
  Data processing expense...................................         1,978            --       1,978
  Other operating expenses..................................        13,663           965      14,628
                                                                  --------        ------    --------
          Total other expense...............................        45,671         2,330      48,001
                                                                  --------        ------    --------
Income before income taxes..................................        31,462         1,798      33,260
Income tax expense..........................................         9,090           580       9,670
                                                                  --------        ------    --------
Income from continuing operations...........................      $ 22,372        $1,218    $ 23,590
                                                                  ========        ======    ========
Earnings per share..........................................      $   2.27        $ 3.41    $   2.30
                                                                  ========        ======    ========
Weighted average shares outstanding.........................         9,846           357      10,271
                                                                  ========        ======    ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                               FOR THE YEAR ENDED DECEMBER 31, 1996
                                                              --------------------------------------
                                                                                           PRO FORMA
                                                              FIRST UNITED(1)      CBT     COMBINED
                                                              ----------------   -------   ---------
                                                                          (IN THOUSANDS)
Interest income.............................................      $108,079        $4,380    $112,459
Interest expense............................................        50,569         1,419      51,988
                                                                  --------        ------    --------
Net interest income.........................................        57,510         2,961      60,471
Provision for loan losses...................................           574           151         725
                                                                  --------        ------    --------
Net interest income after provision for loan................        56,936         2,810      59,746
                                                                  --------        ------    --------
Other income
  Service charges on deposit accounts.......................         5,876           490       6,366
  Trust department income...................................         1,799            --       1,799
  Security gains (losses)...................................          (355)           --        (355)
  Other operating income....................................         2,311            87       2,398
                                                                  --------        ------    --------
          Total other income................................         9,631           577      10,208
                                                                  --------        ------    --------
Other expense
  Salaries..................................................        15,050           989      16,039
  Pension and other employee benefits.......................         4,919            --       4,919
  Net occupancy expense.....................................         3,350           292       3,642
  Equipment expense.........................................         1,953            --       1,953
  Data processing expense...................................         1,715            --       1,715
  Other operating expenses..................................        12,793           869      13,662
                                                                  --------        ------    --------
          Total other expense...............................        39,780         2,150      41,930
                                                                  --------        ------    --------
Income before income taxes..................................        26,787         1,237      28,024
Income tax expense..........................................         8,233           363       8,596
                                                                  --------        ------    --------
Income from continuing operations...........................      $ 18,554        $  874    $ 19,428
                                                                  ========        ======    ========
Earnings per share..........................................      $   1.99        $ 2.50    $   1.99
                                                                  ========        ======    ========
Weighted average shares outstanding.........................         9,338           350       9,763
                                                                  ========        ======    ========

                      PRO FORMA COMBINING INCOME STATEMENT

                                                             FOR THE YEAR ENDED DECEMBER 31, 1994
                                                            --------------------------------------
                                                                                         PRO FORMA
                                                            FIRST UNITED(1)     CBT      COMBINED
                                                            ---------------    ------    ---------
                                                                        (IN THOUSANDS)
Interest income...........................................      $86,614        $3,334     $89,948
Interest expense..........................................       36,136           987      37,123
                                                                -------        ------     -------
Net interest income.......................................       50,478         2,347      52,825
Provision for loan losses.................................          334            55         389
                                                                -------        ------     -------
Net interest income after provision for loan..............       50,144         2,292      52,436
                                                                -------        ------     -------
Other income
  Service charges on deposit accounts.....................        4,661           352       5,013
  Trust department income.................................        1,379            --       1,379
  Security gains (losses).................................            5            15          20
  Other operating income..................................        1,815            82       1,897
                                                                -------        ------     -------
          Total other income..............................        7,860           449       8,309
                                                                -------        ------     -------
Other expense
  Salaries................................................       13,268           733      14,001
  Pension and other employee benefits.....................        4,271            --       4,271
  Net occupancy expense...................................        2,823           254       3,077
  Equipment expense.......................................        1,504            --       1,504
  Data processing expense.................................        1,526            --       1,526
  Other operating expenses................................       10,882           798      11,680
                                                                -------        ------     -------
          Total other expense.............................       34,274         1,785      36,059
                                                                -------        ------     -------
Income before income taxes................................       23,730           956      24,686
Income tax expense........................................        7,019           282       7,301
                                                                -------        ------     -------
Income from continuing operations.........................      $16,711        $  674     $17,385
                                                                =======        ======     =======
Earnings per share........................................      $  1.79        $ 1.93     $  1.78
                                                                =======        ======     =======
Weighted average shares outstanding.......................        9,338           350       9,763
                                                                =======        ======     =======

NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

(1) The First United amounts have been restated to reflect the September 3, 1997 pooling-of-interests with Fredonia Bancshares, Inc.

(2) The adjustments to the Pro Forma Combining Financial Statements do not include direct expenses related to the Merger, which will be recorded at the time of the Merger. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor necessarily indicative of future operating results of financial position.

(3) Pro forma per share are based on the number of shares of First United Common Stock that would have been outstanding had the Merger occurred at the beginning of the earliest period presented.

                         FIRST UNITED BANCSHARES, INC.

GENERAL

     First United is a multi-bank holding company incorporated in 1980 for the purpose of holding all of the outstanding stock of The First National Bank of El Dorado, El Dorado, Arkansas. Between 1981 and 1997, First United acquired eleven other banks in different cities within Arkansas and Texas. The banks acquired were the First National Bank of Magnolia, Magnolia, Arkansas; Merchants and Planters Bank, N.A. of Camden, Camden, Arkansas; City National Bank of Fort Smith, Fort Smith, Arkansas; Commercial Bank at Alma, Alma, Arkansas; The Bank of North Arkansas, Melbourne, Arkansas; First United Bank, Stuttgart, Arkansas; FirstBank, Texarkana, Texas; Citizens Bank & Trust, Carlisle, Arkansas; Hazen First State Bank, Hazen, Arkansas; First Bank of Arkansas, Brinkley, Arkansas; and Fredonia State Bank, Nacogdoches, Texas. On May 16, 1997, the Carlisle, Hazen and Brinkley banks were merged with and into First United Bank. Each of the banks are wholly-owned by First United, and, furthermore, are banks organized under the laws of the United States, Arkansas or Texas and are regulated by the Office of the Comptroller of the Currency, the Federal Reserve System, the Arkansas Bank Department or the Texas Department of Banking. As of June 30, 1997, First United, on a consolidated basis, had a total of $895,220,000 of loans outstanding, an allowance for loan losses of $12,948,000, total deposits of $1,532,004,000 and total stockholders' equity of $179,796,000. In 1996 First United Trust Company was chartered as a wholly-owned subsidiary of First United to handle and expand trust business formerly done by First United's subsidiary banks.

     The banks offer customary services of banks of similar size and similar markets, including interest-bearing and non-interest-bearing deposit accounts, commercial, real estate and personal loans, trust services, correspondent banking services and safe deposit box activities.

     The banking business is highly competitive. The subsidiary banks of First United compete actively with national and state banks, savings and loan associations, securities dealers, mortgage bankers, finance companies and insurance companies.

PENDING ACQUISITION

     The Citizens National Bancshares, Inc. On June 12, 1997 First United announced that it had signed a letter of intent with The Citizen's National Bancshares, Inc., a bank holding company headquartered in Hope, Arkansas ("Citizens") that calls for First United to acquire for shares of First United's Common Stock all of the issued and outstanding shares of Citizens and its two wholly-owned bank subsidiaries, Citizens National Bank of Hope, Hope, Arkansas ("CNB"), and Peoples Bank & Loan Company, Lewisville, Arkansas ("Peoples"). At June 30, 1997 Citizens had consolidated assets of approximately $267.5 million and shareholders' equity of approximately $27.7 million. Upon consummation of the transaction CNB and Peoples would become wholly-owned subsidiaries of First United. The total number of shares of First United Common Stock to be issued in the transaction would be 1,570,000 shares, which represents less than 15.94 percent of the total number of shares of First United outstanding as of the date hereof. The Citizens acquisition, which is subject to the parties entering into a definitive agreement and to shareholder and regulatory approvals, is expected to be completed in the fourth quarter of 1997 or the first quarter of 1998. There can be no assurance that the transaction will be consummated. Consummation of the Merger is not conditioned upon consummation of the Citizens acquisition.

REGULATION

     First United is a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "Act"), and as such, is subject to regulation and examination by the Federal Reserve Board and is required to file with the Federal Reserve Board annual reports and other information regarding the business operations of itself and its subsidiaries. The Act provides that a bank holding company may be required to obtain Federal Reserve Board approval for the acquisition of more than 5% of the voting securities of substantially all of the assets of any bank or bank holding company, unless it already owns a majority of the voting securities of such bank or bank holding company. The Act prohibits First United from engaging in any business other than banking or bank-related activities specifically allowed by the Federal Reserve Board. The Act also prohibits First United and its subsidiaries from engaging in certain tie-in arrangements in connection with the extension of credit, the lease of sale of property or the provision of any services.

     As a registered bank holding company, First United is subject to the Federal Reserve Board's position that a bank holding company should serve as a "source of strength" for its bank subsidiaries. In an early appreciation of the doctrine the Federal Reserve Board announced that failure to assist a troubled bank subsidiary when its holding company was in a position to do so was an unsafe and unsound practice and the Federal Reserve Board claimed the authority to order a bank holding company to capitalize its subsidiary banks.

     In 1991, Congress modified the source of strength doctrine by creating a system of prompt corrective actions under which the federal banking agencies are required to take certain actions to resolve the problems of depository institutions based on their level of capitalization. In a bank holding company organization, an undercapitalized insured depository institution must submit a capital restoration plan to the appropriate agency which may not accept the plan unless the company controlling the institution has guaranteed that the institution will comply with the plan until the institution has been adequately capitalized on average during each of four consecutive calendar quarters. The aggregate liability to the guaranteeing companies is the lesser of an amount equal to 5 percent of the institution's total assets at the time the institution became undercapitalized, or the amount which is necessary to bring the institution into compliance with applicable capital standards.

     For a significantly undercapitalized institution, the appropriate agency must prohibit a bank holding company from making any capital distribution without prior Federal Reserve Board approval. The agency also may require a bank holding company to divest or liquidate the institution.

     First United and its subsidiaries are subject to various federal banking laws including the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 ("FIRREA") which, among other things, made substantive changes to the deposit insurance system. As a part of the reorganization of the deposit insurance funds, the deposit premiums for insurance of Bank Insurance Fund members were significantly increased. FIRREA also authorized bank holding companies to acquire savings and thrift institutions without tandem operation restrictions. Furthermore, FIRREA expanded the authority of regulatory agencies to assess severe penalties ranging from $5,000 per day to $1,000,000 per day, on persons or institutions that the agency finds in violation of a broad range of activities.

     First United and its subsidiaries are also subject to the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, which provided for industry-wide standards in such areas as real estate lending, further restrictions on brokered deposits and insider lending, establishment of a risk-based deposit insurance system, enhanced examinations and audits of banking institutions, the adoption of a Truth-in-Savings Act, various merger-and-acquisitions related provisions, and the implementation of legislation on foreign bank operations in the United States.

     The provisions of the Community Reinvestment Act of 1977, as amended, are applicable to the subsidiaries of First United. Federal Regulators are required to consider performance under the Community Reinvestment Act before approving an application to establish a branch or acquire another financial institution. The Federal Reserve Board has promulgated regulations governing compliance with the Community Reinvestment Act in Regulation BB. Recent regulatory and statutory developments show that compliance with the Community Reinvestment Act is subject to strict scrutiny and is often grounds for denial of an application to federal regulators. First United's subsidiary banks are all rated "satisfactory" for CRA purposes.

     On January 19, 1989, the Federal Reserve Board issued final guidelines to implement risk-based capital requirements for bank holding companies. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. The guidelines provided for phasing in risk-basked capital standards through the end of 1992, at which time the standards became fully effective. The Company's year end 1996

Tier 1 ratio of 16.61% and Total capital ratio of 9.75% exceeds the current minimum regulatory requirements of 4.00% and 6.00% respectively.

     The table below illustrates all of the capital requirements applicable to First United and its subsidiaries.

                  REGULATORY COMPARISON OF CAPITAL RATIOS (1)

                                                                               REGULATORY
                       JUNE 30, 1997                          FIRST UNITED    REQUIREMENTS
                       -------------                          ------------    ------------
Total Capital/Total Assets..................................     10.59%           6.00%
Primary Capital/Total Assets................................     10.59%           5.50%
Total Risk-Based Capital....................................     17.32%           8.00%
Tier 1 Capital..............................................     16.07%           4.00%
Leverage Ratio..............................................     10.03%           3.00%

---------------

(1) Excludes unrealized gains and losses on securities available-for-sale.

     First United's Subsidiary Banks are subject to a variety of regulations concerning the maintenance of reserves against deposits, limitations on the rates that can be charged on loans or paid on deposits, branching, restrictions on the nature and amounts of loans and investments that can be made and limits on daylight overdrafts

     The Subsidiary Banks are limited in the amount of dividends they may declare. Prior approval must be obtained from the appropriate regulatory authorities before dividends can be paid by the Subsidiary Banks to First United if the amount of adjusted capital, surplus and retained earnings is below defined regulatory limits. As of December 31, 1996 First United's Subsidiary Banks had available for payment of dividends without regulatory approval, approximately $16,508,000 of undistributed earnings plus the net income earned in 1997. The Subsidiary Banks are also restricted from extending credit or making loans to or investments in First United and certain other affiliates as defined in the Act. Furthermore, loans and extensions of credit are subject to certain other collateral requirements.

OFFICES

     First United's executive offices are located in the offices of First National Bank of El Dorado at Main and Washington Streets, El Dorado, Arkansas 71730.

EMPLOYEES

     As of December 31, 1996, First United and its Subsidiary Banks (adjusted to include employees of Fredonia State Bank) had approximately 762 full-time equivalent employees.

DESCRIPTION OF FIRST UNITED COMMON STOCK

     The following summary of the terms of First United Common Stock does not purport to be complete and is qualified in its entirety by reference to the 1987 Act and First United's Articles of Incorporation. First United's Articles of Incorporation authorizes the issuance of 24,000,000 shares of Common Stock, $1.00 par value. As of September 25, 1997 there were 9,851,892 fully paid and non-assessable shares of First United Common Stock issued and outstanding.

     Each share of First United Common Stock is entitled to one vote on all matters to be voted on by stockholders, including the right to cumulate votes for the election of the Board of Directors, and to dividends when and if declared from time to time by the Board of Directors. There is no right of preemption associated with the First United Common Stock. Upon liquidation, each share would be entitled to share pro rata in all of the assets of First United available for distribution to the holders of Common Stock. The transfer agent for First United Common Stock is First National Bank of El Dorado, El Dorado, Arkansas. First United

Common Stock is traded on NASDAQ-National Market System over-the-counter under the symbol of "UNTD."

RESALE OF FIRST UNITED COMMON STOCK

     The First United Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act of 1933 (the "Securities Act"), except for shares issued to any CBT stockholder who may be deemed to be an "affiliate" of CBT for purposes of Rule 145 under the Securities Act. At Closing, each such stockholder has entered into an agreement with First United providing that such affiliate will not transfer any First United Common Stock received in the merger except in compliance with the Securities Act and will not sell or otherwise transfer such Common Stock (or any interest therein) until financial results of First United and its subsidiaries (including CBT) for at least 30 days of combined operations are published. This restriction is expected to expire by January 31, 1998. See also "City Bank & Trust of Shreveport -- Resulting Ownership in First United".

                        CITY BANK & TRUST OF SHREVEPORT

DESCRIPTION OF BUSINESS

     CBT is a Louisiana state bank located in Shreveport, Caddo Parish, Louisiana and operates a main office and four full-service branches. The bank is a community bank that offers financial products and services to commercial and consumer customers. The bank grants commercial, installment and real estate loans to customers principally located in Caddo Parish, Louisiana. As of June 30, 1997, on a consolidated basis CBT had a total of $46,959,000 of loans outstanding, an allowance for loan losses of $441,000, total deposits of $51,891,000 and total stockholders' equity of $7,145,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis highlights the significant factors affecting CBT's consolidated financial statements. For a more complete understanding of the following discussion, reference should be made to CBT's consolidated financial statements and related notes thereto presented elsewhere in this Proxy Statement.

                             BALANCE SHEET ANALYSIS

     Financial Condition. The total assets of CBT increased by $8,331,000 or 15.84% between December 31, 1996 and 1995. The increase was due primarily to growth in the loan portfolio. At June 30, 1997 assets were $62,913,000 compared to the December 31, 1996 level of $60,928,000. CBT receives a major portion of its income from earning assets which consist of interest bearing deposits with other banks, federal funds sold, investment securities and loans. See Tables 1 and 2 for an analysis of the average balances of interest-earning assets and interest-bearing liabilities for the years ended December 31, 1996 and 1995.

     CBT's loan portfolio represents the largest component of the earning asset base and has the largest impact on income from earning assets. The markets in which CBT operates are dependent upon the small to medium size businesses and real estate loans. As the economy of this market has improved over the past several years, there has been an increase in loan volume and a decline in investment securities. This contributes to the increase in loans and a decrease in investment securities, at June 30, 1997 compared to the December 31, 1996 levels.

     Inherent in CBT's loan portfolio is credit risk. CBT maintains an allowance for loan losses which is evaluated for adequacy by management. Management's methodology to determine the adequacy of the allowance considers reviews of individual loans, recent loan loss experience, current economic conditions and the risk characteristics of the various categories of loans. See Tables 5 through 9 for detailed information concerning the loan portfolio and the allowance for loan losses.

     Investment securities are the second largest component of the earning asset base. The average volume of investment securities has remained relatively stable during the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995. See Tables 3 and 4 for details concerning the composition and maturity ranges of the investment portfolio.

     Deposits, the primary source of funding earning assets, increased by $7,079,000 or 15.08% between December 31, 1995 and December 31, 1996. The majority of this increase was in the certificate of deposits greater than $100,000 category reflecting the increase in market interest rates for such deposits. See Table 10 for a maturity analysis of certificates of deposits in excess of $100,000 as of December 31, 1996.

     During the period between December 31, 1996 and June 30, 1997, CBT increased the level of borrowings from the Federal Home Loan Bank in order to provide funds for the increase in loan growth.

     Liquidity and Interest Rate Sensitivity Management. Liquidity is the ability of an institution to fund the needs of its borrowers, depositors and creditors. Based on the maturity structure and anticipated loan and deposit funding requirements, CBT anticipates that its liquidity requirements will be met in the foreseeable future. CBT's management is of the opinion that the traditional funding sources of maturing loans and investment securities, federal funds, the base of core deposits, the borrowing lines of credit with the Federal Home Loan Bank and the First National Banker's Bank will be adequate to provide liquidity needs. See Tables 4, 6, and 10 for additional information on certain investment, loan and time deposit maturities.

     Capital. The Federal Reserve Board requires banks to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

     At June 30, 1997, CBT's Tier 1 capital and total capital as a percentage of total risk-adjusted assets exceeded the required minimum levels. See Table 12 for additional information concerning CBT's capital ratios.

                               EARNINGS ANALYSIS

     Net income for the first six months of 1997 was approximately $794,000, an increase of $131,000 or 19.76% over the same period in 1996. The increase was due primarily to a $128,000 or 7.54% increase in net interest income and a $67,000, or a 20.62% increase in noninterest income. For the years ended December 31, 1996, 1995, and 1994, net income was approximately $1,218,000, $874,000 and $674,000, respectively. The annualized return on average assets and return on average equity for the first six months of 1997 was 2.60% and 23.70%, respectively, compared to 2.42% and 24.94% for the first six months of 1996. For the years ended December 31, 1996, 1995 and 1994 and the return on average assets was 2.14%, 1.74%, and 1.47%, respectively, while the return on average equity was 21.50%, 19.33% and 17.87%, respectively.

     The primary components of total income and expense which affect net income are net interest income, provision for loan losses, noninterest income, noninterest expense and the provision for income taxes. Significant factors affecting these categories are presented below.

     Net Interest Income. Net interest income for the first six months of 1997 was $1,825,000, a 7.54% increase over the same period in 1996. The primary reason for the increase was due to the large increase of $6,530,000 in loans during the period from December 31, 1996 to June 30, 1997 as compared to a decrease in deposit growth of $2,131,000 for the same period. Interest on loans for the six months ended June 30, 1997 increased by $280,000 or 13.76% compared to the corresponding period of 1996. Interest expense for the six months ended June 30, 1997 increased by $97,000 or 13.42% compared to the corresponding period of 1996. As a percentage of total assets at June 30, 1997, loans totaled 73.94% while investment securities were 15.10%.

     For the years ended December 31, 1996, 1995, and 1994, net interest income was $3,515,000, $2,961,000, and $2,347,000, respectively. The increase during 1996 compared to 1995 was due primarily to the increase in the net yield on interest earning assets. See Tables 1 and 2 for more detailed information regarding rate and volume factors which affected net interest income during the three-year period ended December 31, 1996.

     Provision for Loan Losses. For the first six months of 1997 CBT provided $10,000 for loan losses compared to $60,000 for the comparable period in 1996. The provision for loan losses was $75,000, $151,000 and $55,000 for the years ended December 31, 1996, 1995 and 1994.

     Net charge-offs on loans were $41,000 in 1996, $40,000 in 1995 and $88,000 in 1994. For the six months ended June 30, 1997, net charge-offs (recoveries) totaled ($5,000). The allowance for loan losses was $441,000 or .94% of loans at June 30, 1997, compared to $426,000 or 1.05% at December 31, 1996, and $392,000
or 1.14% at December 31, 1995. See Tables 7, 8, and 9 for more information regarding loan quality and the allowance for loan losses.

     Noninterest Income. Total noninterest income for the six months ended June 30, 1997 and 1996 was $392,000 and $325,000, respectively. The increase was due primarily to an increase in 1997 of $62,000 in service charge income. Total noninterest income for the year ended December 31, 1996 was $688,000, as compared to $577,000 for 1995 and $449,000 in 1994.

     Noninterest Expense. Total noninterest expense for the six months ended June 30, 1997 and 1996 was $1,056,000 and $986,000, respectively. The increase was due primarily to an increase in 1997 of $26,000 in capital stock taxes and an increase in legal expenses of $24,000.

     Total noninterest expense for the year ended December 31, 1996 was $2,330,000 as compared to $2,150,000 for 1995 and $1,785,000 in 1994.

     Provision for Income Taxes. Income tax expense for the six months ended June 30, 1997 and 1996 was $357,000 and 313,000, respectively, or effective tax rates of 31.0% and 32.1%, respectively. Income tax expense for the years ended December 31, 1996, 1995 and 1994 was $580,000, $363,000 and $282,000,
respectively. Effective tax rates were 32.3%, 29.3%, and 29.3% for 1996, 1995, 1994, respectively. Note 9 of Notes to the Financial Statements provides further details of the applicable income tax expense for 1996, 1995 and 1994.

                              ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a "financial-components approach" that focuses on control. The impact of SFAS No. 125 will not be material to CBT's financial condition or results of operations.

STATISTICAL DISCLOSURES

                        CITY BANK & TRUST OF SHREVEPORT
                            STATISTICAL DISCLOSURES

TABLE 1 -- COMPARATIVE AVERAGE BALANCES -- YIELDS AND RATES ($ IN THOUSANDS)

     The table below shows the average balances of the assets and liabilities of CBT, the interest income or expense associated with those assets and liabilities, and the computed yield or rate based upon the interest income or expense for each of the last two years.

                                     ASSETS

                                                   1996                              1995
                                        ---------------------------       ---------------------------
                                        AVERAGE              YIELD/       AVERAGE              YIELD/
                                        BALANCE   INTEREST    RATE        BALANCE   INTEREST    RATE
                                        -------   --------   ------       -------   --------   ------
Interest-earning assets:
  Loans...............................  $37,955    $4,268    11.24%       $32,157    $3,576    11.12%
  Investment securities:
     Taxable..........................    8,088       536     6.63%         9,508       619     6.51%
     Tax-exempt.......................    3,424       154     4.50%         3,303       149     4.51%
  Federal funds sold..................    1,835        98     5.34%           640        36     5.63%
                                        -------    ------    -----        -------    ------    -----
Total interest-earning assets.........   51,302     5,056     9.86%        45,608     4,380     9.60%
Noninterest-earning assets:
  Cash and due from banks.............    2,805                             2,524
  Other assets........................    2,090                             2,231
  Allowance for loan losses...........     (413)                             (324)
                                        -------                           -------
          Total.......................  $55,784                           $50,039
                                        =======                           =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
  Demand deposits.....................  $13,218    $  330     2.50%       $13,007    $  327     2.51%
  Savings deposits....................    1,897        37     1.95%         1,430        28     1.96%
  Time deposits.......................   23,417     1,174     5.01%        20,541     1,012     4.93%
  Federal funds purchased(1)
  Other...............................        0         0     0.00%           867        52     6.00%
                                        -------    ------                 -------    ------
Total interest-bearing liabilities....   38,532     1,541     4.00%        35,845     1,419     3.96%
Noninterest-bearing liabilities:
  Demand deposits.....................   11,054                             9,218
  Other...............................      481                               408
                                        -------                           -------
                                         11,535                             9,626
Shareholders' equity..................    5,717                             4,568
                                        -------                           -------
          Total.......................  $55,784                           $50,039
                                        =======                           =======
Net interest earnings.................             $3,515                            $2,961
                                                   ======                            ======
Net yield on interest-earning
  assets..............................                        6.85%                             6.49%

---------------

(1) The amount of federal funds purchased at December 31, 1996 was $-0-. The maximum amount of such borrowings outstanding at any month-end during 1996 was $-0-.

     Nonaccruing loans have been included in the average loan balances and interest collected prior to these loans having been placed on nonaccrual has been included in interest income.

TABLE 2 -- VOLUME AND YIELD/RATE VARIANCE ANALYSIS

     The following table shows the change from year to year for each component of the net interest margin separated into the amount generated by volume changes and the amount generated by changes in the yield or rate ($ in thousands):

                                            1996 COMPARED TO 1995       1995 COMPARED TO 1994
                                                CHANGE DUE TO:              CHANGE DUE TO:
                                            ----------------------     ------------------------
                                                     YIELD/                     YIELD/
                                            VOLUME    RATE    NET      VOLUME    RATE     NET
                                            ------   ------   ----     ------   ------   ------
Interest earned on:
  Loans...................................   $652     $ 40    $692      $755     $210    $  965
  Investment securities:
    Taxable...............................    (95)      12     (83)        4       82        86
    Tax-exempt............................      5        0       5        23       (5)       18
    Federal funds sold....................     64       (2)     62      (129)     106       (23)
                                             ----     ----    ----      ----     ----    ------
Total interest-earning assets.............   $626     $ 50    $676      $653     $393    $1,046
                                             ====     ====    ====      ====     ====    ======
Interest paid on:
  Interest-bearing demand deposits........   $  5     $ (2)   $  3      $ 11     $ 46    $   57
  Savings deposits........................      9        0       9         2        0         2
  Time deposits...........................    144       18     162       169      208       377
  Other...................................    (26)     (26)    (52)      (84)      80        (4)
                                             ----     ----    ----      ----     ----    ------
Total interest-bearing liabilities........   $132     $(10)   $122      $ 98     $334    $  432
                                             ====     ====    ====      ====     ====    ======

     The change in interest due to both volume and yield/rate has been allocated to change due to volume and change due to yield/rate in proportion to the absolute value of the change of each. The balances of nonaccrual loans and related income recognized have been included for purposes of these computations.

TABLE 3 -- INVESTMENT PORTFOLIO

     The table below indicates carrying values of investment securities by type at year-end for each of the last two years ($ in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                              ------    ------
Held-to-Maturity
U.S. Treasury and U.S. Government agencies..................  $    0    $    0
Obligations of states and political subdivisions............   1,745     1,744
Other securities (mortgage-backed)..........................   1,342     1,548
                                                              ------    ------
          Total debt securities.............................   3,087     3,292
Equity securities...........................................       0         0
                                                              ------    ------
          Total Held-to-Maturity Investment Securities......  $3,087    $3,292
                                                              ======    ======
Available-for-Sale
U.S. Treasury and U.S. Government agencies..................  $  502    $  506
Obligations of states and political subdivisions............   1,890     1,593
Other securities (mortgage-backed)..........................   3,963     5,045
                                                              ------    ------
          Total debt securities.............................   6,355     7,144
Equity securities...........................................     519       493
                                                              ------    ------
          Total Available-for-Sale Investment Securities....  $6,874    $7,637
                                                              ======    ======

TABLE 4 -- MATURITY DISTRIBUTION AND YIELDS OF INVESTMENT PORTFOLIO

     The following table details the maturities of investment securities at December 31, 1996 and the weighted average yield for each range of maturities ($ in thousands):

                                                                    MATURING
                                   ---------------------------------------------------------------------------
                                                      AFTER ONE            AFTER FIVE           AFTER
                                    WITHIN            BUT WITHIN           BUT WITHIN            TEN
                                   ONE YEAR   YIELD   FIVE YEARS   YIELD   TEN YEARS    YIELD   YEARS    YIELD   TOTAL
                                   --------   -----   ----------   -----   ----------   -----   ------   -----   ------
Held-to-Maturity
  U.S. Treasury and U.S.
    Government Agencies..........    $  0        0      $    0        0      $    0        0    $    0      0    $    0
  Obligations of state and
    political securities.........       0        0       1,057     4.10         688     4.17         0      0     1,745
  Other securities...............       0        0           0        0           0        0     1,342   7.21     1,342
                                     ----               ------               ------             ------           ------
         Total debt securities...       0                1,057                  688              1,342            3,087
Equity securities................       0        0           0        0           0        0         0      0         0
                                     ----               ------               ------             ------           ------
         Total Held-to-Maturity
           Investment
           Securities............    $  0               $1,057               $  688             $1,342           $3,087
                                     ====               ======               ======             ======           ======
Available-for-Sale
  U.S. Treasury and U.S.
    Government Agencies..........    $  0        0      $  502     5.42      $    0        0    $    0      0    $  502
  Obligations of states and
    political subdivisions.......       0        0         275     5.10       1,615     4.89         0      0     1,890
  Other securities...............     132     9.43         424     6.73           0        0     3,407   7.20     3,963
                                     ----               ------               ------             ------           ------
         Total debt securities...     132                1,201                1,615              3,407            6,355
Equity securities................       0        0           0        0           0        0       519   5.35       519
                                     ----               ------               ------             ------           ------
         Total Available-for-Sale
           Investment
           Securities............    $132               $1,201               $1,615             $3,926           $6,874
                                     ====               ======               ======             ======           ======

     At December 31, 1996, there were no securities in the portfolio of any one issuer with a carrying value exceeding ten percent of total stockholders' equity, except the following mortgage-backed securities:

GNMA Pool......................................  718
FNMA ARM Pool..................................  805
FHLMC ARM Pool.................................  664

     At December 31, 1996, CBT held $-0- of municipal bonds which are in default.

TABLE 5 -- COMPOSITION OF THE LOAN PORTFOLIO ($ IN THOUSANDS):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                              -------   -------
Commercial and industrial...................................  $14,438   $11,060
Real estate -- construction.................................    1,397     1,729
Real estate -- residential..................................   15,510    14,591
Real estate -- commercial...................................    7,892     5,858
Consumer loans..............................................    2,771     2,423
                                                              -------   -------
          Total loans.......................................  $42,008   $35,661
                                                              =======   =======

TABLE 6 -- LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES ($ IN THOUSANDS):

                                                            MATURING
                                             --------------------------------------
                                                             ONE YEAR
                                              WITHIN ONE     THROUGH       AFTER
                                             YEAR OR LESS   FIVE YEARS   FIVE YEARS    TOTAL
                                             ------------   ----------   ----------   -------
(1) Fixed Rate Loans.......................    $10,451        $8,113      $14,646     $33,210

                                                            MATURING
                                             --------------------------------------
                                              WITHIN ONE       OVER
                                             YEAR OR LESS    ONE YEAR
                                             ------------   ----------
(1)(2) Variable Rate Loans.................    $ 3,935        $4,863                  $ 8,798
                                                                                      -------
          Total loans......................                                           $42,008
                                                                                      =======

                                               REPRICING FOR VARIABLE RATE LOANS
                                             --------------------------------------
                                                             ONE YEAR
                                              WITHIN ONE     THROUGH       AFTER
                                             YEAR OR LESS   FIVE YEARS   FIVE YEARS    TOTAL
                                             ------------   ----------   ----------   -------
(3) Variable Rate Loans....................    $ 6,014        $2,784      $     0     $ 8,798
                                               =======        ======      =======     =======

---------------

(1) The maturity information by loan type was not available.

(2) The maturity on variable loans only available in 1 year or less and over 1 year.

(3) Repricing versus maturity information provided on variable rate loans.

TABLE 7 -- NONPERFORMING LOANS AND PAST DUE LOANS

     The table below shows CBT nonperforming loans and past due loans at the end of each of the last two years ($ in thousands):

                                                              DECEMBER 31,
                                                              -------------
                                                              1996    1995
                                                              -----   -----
Loans accounted for on a nonaccrual basis...................   $113    $136
Restructured loans..........................................      0       0
                                                               ----    ----
  Nonperforming loans.......................................   $113    $136
                                                               ====    ====
Accruing loans past due 90 days or more.....................   $861    $ 73
                                                               ====    ====

     If interest on nonaccrual loans had been accrued for 1996, such income would not have been material. The interest which was included in earnings for 1996 for nonaccrual loans is immaterial.

     At December 31, 1996, CBT had no loan concentrations greater than ten percent (10%) of total loans except as shown in Table 5.

     CBT does not accrue interest on any loan for which payment of interest or principal is not expected, on any loan which is seriously delinquent unless the obligation is both well secured and in the process of collection, or on any loan that is maintained on a cash basis due to deterioration in the financial condition of the borrower. Management considers a debt to be "well secured" if it is secured by collateral in the form of liens on or pledges of real or personal property that have a realizable value sufficient to discharge the debt in full or by the guaranty of a financially responsible party. A debt is considered to be "in process of collection" if, based on a probable specific event, it is expected that the loan will be repaid or brought current. At December 31, 1996, CBT has no loans which are not included in the nonperforming or past due categories above about which management has serious doubts as to their collectibility.

TABLE 8 -- ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The table below summarizes CBT's loan loss experience for each of the last two years ($ in thousands):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              -------------
                                                              1996    1995
                                                              -----   -----
Amount of loan loss reserve at beginning of period..........   $392    $281
Loans charged off:
  Real estate...............................................     11      33
  Commercial................................................     41      28
                                                               ----    ----
          Total charge-offs.................................     52      61
Recoveries on loans previously charged-off:
  Real estate...............................................      5       1
  Commercial................................................      6      20
                                                               ----    ----
          Total recoveries..................................     11      21
Net charge-offs.............................................     41      40
Additions to allowance charged to operating expense(1)......     75     151
                                                               ----    ----
Amount of loan loss reserve at end of period................   $426    $392
                                                               ====    ====
Percentage of net charge-offs during period to average loans
  outstanding during the period.............................   .11%    .12%
                                                               ====    ====

---------------

(1) The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, general economic conditions, loan portfolio composition, prior loan loss experience, and management's reviews of individual loans.

TABLE 9 -- ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The following table is a summary by allocation category of CBT's allowance for loan losses ($ in thousands):

                                                            DECEMBER 31,
                                            --------------------------------------------
                                                       % LOANS                  % LOANS
                                                       IN EACH                  IN EACH
                                            1996       CATEGORY      1995       CATEGORY
                                            -----      --------      -----      --------
Commercial, financial and agricultural....  $  59       36.31%       $  50       63.94%
Real estate-construction..................      8        4.39%           0        0.00%
Real estate-mortgage......................    134       52.97%         140       33.76%
Consumer..................................     13        6.33%           3        2.30%
Unallocated...............................    212                      199
                                            -----                    -----
                                            $ 426                    $ 392
                                            =====                    =====

TABLE 10 -- TIME DEPOSITS OF $100,000 OR MORE

     The table below shows maturities on outstanding time deposits of $100,000 or more at December 31, 1996 ($ in thousands):

3 months or less...................................  $ 3,293
Over 3 months through 6 months.....................    1,748
Over 6 months through 12 months....................    3,291
Over 12 months.....................................    2,820
                                                     -------
                                                     $11,152
                                                     =======

TABLE 11 -- RETURN ON EQUITY AND ASSETS

     The following table shows operating and equity ratios of CBT for each of the last two years:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1996           1995
                                                              -----          -----
Return on assets............................................   2.14%          1.74%
Return on equity............................................  21.50%         19.33%
Dividend payout ratio.......................................   8.78%         12.01%
Equity to assets ratio......................................  10.62%          9.49%

TABLE 12 -- COMPARISON OF CAPITAL RATIOS WITH REGULATORY REQUIREMENTS(1)

                                                                            REGULATORY
                       JUNE 30, 1997                           CBT         REQUIREMENTS
                       -------------                          -----        ------------
Total Capital/Total Assets..................................  12.56%           6.00%
Primary Capital/Total Assets................................  11.91%           5.50%
Total Risk-Based Capital....................................  16.75%           8.00%
Tier 1 Capital..............................................  15.77%           4.00%
Leverage Ratio..............................................  11.91%           3.00%

---------------

(1) Excludes unrealized gains and losses on securities available-for-sale.

DIRECTORS AND EXECUTIVE OFFICERS

     The present directors and executive officers of CBT are expected to remain in their respective positions. Upon consummation of the Merger John E. Burns and Gordon Lewis will be elected to the boards of directors of CBT. At this time none of the directors or executive officers of CBT are expected to be on the Board of Directors or an executive officer of First United after consummation of the Merger. The directors and executive officers of CBT are set forth below:

          DIRECTORS AND EXECUTIVE OFFICERS OF CBT AND ITS SUBSIDIARIES

                                                                                             SHARES OF CBT
                                                                                             COMMON STOCK
                                                                                          OWNED BENEFICIALLY
                                                          PRINCIPAL OCCUPATION,           AS OF JULY 31, 1997
                                         DIRECTOR       EXECUTIVE OFFICER POSITION       AND PERCENT OF CLASS
              NAME                AGE     SINCE              AND DIRECTORSHIP               IF MORE THAN 1%
              ----                ---    --------    --------------------------------    ---------------------
Ron C. Boudreaux(1).............  48       1987      President & CEO, Director,            35,952        6.27%
                                                       Executive Officer, CBT
James C. Egan, Jr.(1)...........  77       1982      Real Estate Developer and             16,582        2.89%
                                                     Builder, Director, CBT,
                                                       Secretary of the Board
John C. Gehl(1).................  67       1982      Restaurant Business, Director,        44,722        7.80%
                                                     CBT
R. A. Mackey(2).................  78       1982      Real Estate Developer, Director,      67,499       11.77%
                                                       Chairman of the Board
James R. Reeves, Sr.(3).........  83       1982      Retail Sales, Director, CBT           67,449       11.76%
Richard K. Speairs, Jr.,          67       1982      Retired Professor (Biological         19,502        3.40%
  Ph.D.(1)......................                       Consultant), Director, CBT
Gene C. Sigler(4)...............  64       1982      Oil & Gas, Director, CBT              20,820        3.63%
Sam M. Trombetta(1).............  61       1987      CPA, Director, CBT                    10,633        1.85%
David L. Winkler(1).............  53       1982      Investor, Director, CBT, Vice         17,102        2.98%
                                                       Chairman of the Board
Rhonda R. Hensley(1)............  46       1983      Sr. Vice President & Cashier,         13,472        2.35%
                                                     CBT
Rodney L. Murchison(1)..........  48       1991      Sr. Vice President, CBT               13,100        2.28%
Jo E. May(1)....................  46       1987      Vice President, CBT                    6,500        1.13%

---------------

(1) Share ownership includes unexercised stock options as follows:

Ron C. Boudreaux............................................  18,057
James C. Egan, Jr...........................................   5,500
John C. Gehl................................................  19,500
Richard K. Speairs, PhD.....................................   5,802
Sam M. Trombetta............................................   5,000
David Winkler...............................................   6,000
Rhonda R. Hensley...........................................   9,442
Rodney L. Murchison.........................................  13,000
Jo E. May...................................................   6,030

(2) Includes 30,024 unexercised stock options owned by R. A. Mackey; and, 35,225 shares in name Mackey Limited Partnership (Family Partnership)

(3) 29,974 unexercised stock options owned by James R. Reeves; 7,750 in name of
    J. R. Reeves Family Partnership (Family Partnership)

(4) 6,500 unexercised stock options owned by Gene C. Sigler; 6,820 shares in the name of B. I. Enterprises (10%) ownership

     During 1996, the Board of Directors of CBT held twelve (12) regularly scheduled meetings, and four (4) special board meetings. There were five directors with one absence each. The Board of Directors have an Executive Committee, Loan Committee, Loan Review Committee, Audit Committee, and CRA Committee.

TRANSACTIONS WITH MANAGEMENT

     Directors and executive officers of CBT, their associates and members of their immediate families were customers of and had transactions including loans and commitments to lend CBT in the ordinary course of business during 1996. All such loans and commitments were made by CBT on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. On June 30, 1997, the aggregate of these related party loans was approximately $1,117,000 or approximately 2.31% of total loans outstanding of the subsidiaries.

PRINCIPAL STOCKHOLDERS OF CBT

     All persons who as of July 31, 1997, owned of record or beneficially more than five (5%) of the CBT Common Stock and the number of shares owned beneficially by each of them are reflected in the foregoing table:

                                                                                        SHARES OF CBT
                                                                                         COMMON STOCK
                                                                                      OWNED BENEFICIALLY
                                                                                     AS OF JULY 31, 1997
                                    DIRECTOR     PRINCIPAL OCCUPATION, EXECUTIVE     AND PERCENT OF CLASS
           NAME              AGE     SINCE      OFFICER POSITION AND DIRECTORSHIP      IF MORE THAN 1%
           ----              ---    --------    ---------------------------------    --------------------
R. A. Mackey(1)............  78       1987      Real Estate Developer, Director,       67,499      11.77%
                                                  CBT, Chairman of the Board
James Russell Reeves,        83       1982      Retail Sales, Director, CBT            67,449      11.76%
  Sr.(2)...................
John C. Gehl(3)............  67       1982      Restaurant Business, Director,         44,722       7.80%
                                                  CBT
Ron C. Boudreaux...........  48       1987      President & CEO, Director,             35,952       6.27%
                                                  Executive Officer, CBT

---------------

(1) Includes 30,024 unexercised stock options owned by R. A. Mackey; and, 35,225 shares in the name of Mackey Limited (Family Partnership)

(2) Includes 29,974 unexercised stock options owned by James R. Reeves, Sr.; and, 7,750 shares in the name of J. R. Reeves Family Partnership (Family Partnership)

(3) Includes 19,500 unexercised stock options owned by John C. Gehl

(4) Includes 18,057 unexercised stock options owned by Ron C. Boudreaux

     All directors and executive officers of CBT (12 persons) and members of their immediate families and associates as of July 31, 1997 owned 185,465 shares or 47.99% of the outstanding shares of CBT Common Stock (excluding the effect of any Options). No director or executive officer of CBT owns any shares of First United Common Stock. Neither First United nor any of its subsidiaries nor any director or executive officer of First United owns any shares of CBT Common Stock.

RESULTING OWNERSHIP IN FIRST UNITED

     No stockholder of CBT will own five percent (5%) or more of First United's outstanding common stock subsequent to the Merger.

COMPETITION

     CBT competes actively with national and state banks, savings and loan associations, securities dealers, mortgage bankers, finance companies and insurance companies.

LITIGATION

     There is no material pending litigation in which CBT is a party.

OFFICES

     CBT's executive offices are located at 6025 Line Avenue, Shreveport, Louisiana 71106.

EMPLOYEES

     As of December 31, 1996, CBT had 32 employees, all of whom are located in Shreveport, Louisiana.

DESCRIPTION OF CBT STOCK

     CBT has one class of common stock issued and outstanding. As of July 31, 1997, CBT had 1,000,000 shares of authorized common stock, $5.00 par value, and 386,496 shares outstanding with no shares held in treasury. Currently, approximately 215 stockholders own shares of the common stock of CBT.

                                                          DIVIDENDS PAID PER SHARE
                                                      --------------------------------
                                                      1994     1995     1996     1997
                                                      -----    -----    -----    -----
Common Stock........................................  $0.20    $0.30    $0.30    $0.15

COMPARISON OF RIGHTS OF HOLDERS OF CBT COMMON STOCK AND FIRST UNITED COMMON
STOCK

     CBT is a corporation organized and existing under the laws of the State of Louisiana, including the LRS. First United is a corporation organized and existing under the laws of the State of Arkansas, including the Arkansas Business Corporation Act of 1987 ("1987 Act"). Holders of CBT common stock have the rights, privileges and duties provided by the LRS, while the holders of First United Common Stock have the rights, privileges and duties provided by the 1987 Act.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of CBT common stock may authorize the Merger pursuant to the LRS. First United's Articles of Incorporation requires approval by two-thirds of all shares issued and outstanding that are entitled to vote for all mergers requiring the approval of First United Shareholders.

     The holders of CBT common stock are not entitled to cumulative voting in the election of directors. The holders of First United Common Stock are entitled to cumulative voting for directors. Pursuant to First United's By-Laws, the number of directors of the corporation may not be less than five nor more than twenty-five. The CBT By-Laws require that the number of directors may not be less than three nor more than thirty. Furthermore, with certain exceptions, including the issuance of shares to satisfy stock options, holders of CBT Common Stock have preemptive rights with respect to issuance of additional securities. Holders of First United Common Stock do not have preemptive rights with respect to issuance of additional securities.

     Both CBT and First United have corporate power to indemnify their officers and directors with respect to certain liabilities. Such power is limited, however, by applicable federal laws and regulations including federal banking laws and regulations and the applicable state law.

     First United's Articles of Incorporation contain a paragraph that may have the effect of operating as an anti-takeover provision. Paragraph SEVENTH contains a super-majority voting requirement of two-thirds ( 2/3) of all shares issued and outstanding that are entitled to vote for approval of (1) a merger or share exchange with another corporation unless such merger or share exchange can be effected under the authority of state law without shareholder approval, (2) a transaction to sell, exchange, lease or otherwise dispose of all, or substantially all, of the corporation's assets and property except where accomplished in the usual and regular course of business, (3) a transaction effecting a dissolution or liquidation of the corporation, or (4) any amendment of the Articles of Incorporation. The CBT Articles of Incorporation do not contain a like provision, but the LRS requires the affirmative vote of the holders of at least two-thirds of the outstanding shares to approve a merger.

                           LEGAL MATTERS AND EXPERTS

LEGAL OPINIONS

     The legality of the First United Common Stock to be issued after the Merger has been consummated by and between First United and CBT will be passed upon for First United by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 320 West Capitol Avenue, Suite 1000, Little Rock, Arkansas 72201. Certain tax matters relating to the Merger will be passed upon by Gerrish & McCreary, P.C., 700 Colonial Road, Suite 700, Memphis, Tennessee 38117.

EXPERTS

     The consolidated financial statements of First United and the supplemental post-pooled financial statements of First United as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants as set forth in their reports. The financial statements referred to above have been incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing.

     The consolidated financial statements of CBT as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference in this Proxy Statement have been audited by Heard, McElroy & Vestal, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

GENERAL

     As of the date of this Proxy Statement, the board of directors of First United or CBT does not intend to present, and has not been informed that another person intends to present, any matter for action at the special meeting of stockholders other than as discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                       INDEX TO CBT FINANCIAL STATEMENTS

Financial Statements
  Reports of Independent Auditor's Report...................   F-2
  Balance Sheets -- December 31, 1996 and 1995..............   F-3
  Statements of Income -- Years ended December 31, 1996,
     1995 and 1994..........................................   F-4
  Statements of Changes in Stockholders' Equity -- Years
     ended December 31, 1996, 1995 and 1994.................   F-5
  Statements of Cash Flows -- Years ended December 31, 1996,
     1995 and 1994..........................................   F-6
  Notes to Financial Statements -- December 31, 1996........   F-7

Financial Statements
  Balance Sheets -- June 30, 1997 (Unaudited) and December
     31, 1996...............................................  F-17
  Statements of Income (Unaudited) -- Six Months ended June
     30, 1997 and 1996......................................  F-18
  Statements of Changes in Stockholders' Equity
     (Unaudited) -- Six Months
     ended June 30, 1997....................................  F-19
  Statements of Cash Flows (Unaudited) -- Six Months ended
     June 30, 1996 and 1996.................................  F-20
  Notes to Financial Statements (Unaudited) -- June 30,
     1997...................................................  F-21

                          INDEPENDENT AUDITOR'S REPORT

                                                                JANUARY 16, 1997

The Board of Directors and Stockholders
City Bank & Trust of Shreveport
Shreveport, Louisiana

     We have audited the accompanying balance sheets of City Bank & Trust of Shreveport as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Bank & Trust of Shreveport as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                        CITY BANK & TRUST OF SHREVEPORT

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                               1996      1995
                                                              -------   -------
Cash and cash equivalents:
  Cash and due from banks...................................  $ 4,952   $ 4,372
  Federal funds sold........................................    3,975     1,103
                                                              -------   -------
                                                                8,927     5,475
Investment securities -- Note 2:
  Securities held to maturity...............................    3,087     3,292
  Securities available for sale.............................    6,874     7,637
                                                              -------   -------
                                                                9,961    10,929
Loans, less allowance for loan losses of $426 and
  $392 -- Notes 3 and 6.....................................   40,003    34,104
Accrued interest receivable.................................      429       439
Bank premises and equipment -- Note 4.......................    1,193     1,186
Real estate owned other than bank premises -- Note 11.......      224       226
Other assets................................................      191       238
                                                              -------   -------
          Total assets......................................  $60,928   $52,597
                                                              =======   =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
     Demand.................................................  $12,736   $10,481
     Savings and interest-bearing demand....................   15,950    15,253
     Time -- Note 8.........................................   25,335    21,208
                                                              -------   -------
          Total deposits....................................   54,021    46,942
  Accrued interest payable..................................      200       191
  Other liabilities -- Note 9...............................      396       436
                                                              -------   -------
          Total liabilities.................................   54,617    47,569
Stockholders' equity:
  Common stock, par value $5.00 per share; authorized
     1,000,000 shares; issued and outstanding 371,646 and
     355,418 shares -- Notes 13 and 14......................    1,858     1,777
  Surplus...................................................    1,883     1,780
  Undivided profits -- Note 5...............................    2,514     1,403
  Unrealized gain on securities available for sale..........       56        68
                                                              -------   -------
          Total stockholders' equity........................    6,311     5,028
                                                              -------   -------
          Total liabilities and stockholders' equity........  $60,928   $52,597
                                                              =======   =======

    The accompanying notes are an integral part of the financial statements.

                        CITY BANK & TRUST OF SHREVEPORT

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1996      1995      1994
                                                              ------    ------    ------
Interest income:
  Interest and fees on loans................................  $4,268    $3,576    $2,611
  Investment securities:
     U.S. Treasury..........................................      32        35        21
     U.S. Government Agency.................................     419       488       435
     Obligations of state and political subdivisions........     154       149       131
  Federal funds sold........................................      98        36        58
  Other.....................................................      85        96        78
                                                              ------    ------    ------
          Total interest income.............................   5,056     4,380     3,334
Interest expense:
  Savings and interest-bearing demand deposits..............     367       355       297
  Time deposits.............................................   1,173     1,012       634
  Other borrowed money......................................       1        52        56
                                                              ------    ------    ------
          Total interest expense............................   1,541     1,419       987
                                                              ------    ------    ------
          Net interest income...............................   3,515     2,961     2,347
Provision for loan losses -- Note 3.........................      75       151        55
                                                              ------    ------    ------
          Net interest income after provision for loan
            losses..........................................   3,440     2,810     2,292
Other income:
  Service charges...........................................     594       490       352
  Gain on sale of investment securities.....................      --        --        15
  Gain on sale of real estate owned other than bank
     premises...............................................       2        --        --
  Other operating income....................................      92        87        82
                                                              ------    ------    ------
          Total other income................................     688       577       449
Operating expenses:
  Salaries and employee benefits............................   1,056       989       733
  Occupancy expense -- Note 10..............................     309       292       254
  Loss on sale of real estate owned other than bank
     premises...............................................      --         8        15
  Writedowns on real estate owned other than bank
     premises...............................................      14        17        32
  Other operating expense...................................     951       844       751
                                                              ------    ------    ------
          Total operating expenses..........................   2,330     2,150     1,785
                                                              ------    ------    ------
Income before income taxes..................................   1,798     1,237       956
Income taxes -- Note 9......................................     580       363       282
                                                              ------    ------    ------
Net income..................................................  $1,218    $  874    $  674
                                                              ======    ======    ======
Earnings per share..........................................  $ 3.41    $ 2.50    $ 1.93
                                                              ======    ======    ======

    The accompanying notes are an integral part of the financial statements.

                        CITY BANK & TRUST OF SHREVEPORT

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                                               UNREALIZED
                                                                                                  GAIN
                                                                                               (LOSS) ON
                                                    TOTAL                                      SECURITIES
                                                STOCKHOLDERS'   COMMON             UNDIVIDED   AVAILABLE
                                                   EQUITY       STOCK    SURPLUS    PROFITS     FOR SALE
                                                -------------   ------   -------   ---------   ----------
Balance at December 31, 1993..................     $3,530       $1,750   $  875     $  905       $  --
  Cumulative effect of change in accounting
     principle -- unrealized loss on
     securities available for sale, net of
     deferred income taxes of $45.............         86          --        --         --          86
  Dividends paid..............................        (70)         --        --        (70)         --
  Net income..................................        674          --        --        674          --
  Change in unrealized loss on securities
     available for sale, net of deferred
     income taxes of $106.....................       (205)         --        --         --        (205)
                                                   ------       ------   ------     ------       -----
Balance at December 31, 1994..................      4,015       1,750       875      1,509        (119)
  Dividends paid..............................       (105)         --        --       (105)         --
  Net income..................................        874          --        --        874          --
  Issuance of 5,418 common stock shares.......         57          27        30         --          --
  Transfer from undivided profits to
     surplus..................................         --          --       875       (875)         --
  Change in unrealized gain (loss) on
     securities available for sale, net of
     deferred income taxes of $96.............        187          --        --         --         187
                                                   ------       ------   ------     ------       -----
Balance at December 31, 1995..................      5,028       1,777     1,780      1,403          68
  Dividends paid..............................       (107)         --        --       (107)         --
  Net income..................................      1,218          --        --      1,218          --
  Issuance of 16,228 common stock shares......        184          81       103         --          --
  Change in unrealized gain (loss) on
     securities available for sale, net of
     deferred income taxes of $6..............        (12)         --        --         --         (12)
                                                   ------       ------   ------     ------       -----
Balance at December 31, 1996..................     $6,311       $1,858   $1,883     $2,514       $  56
                                                   ======       ======   ======     ======       =====

    The accompanying notes are an integral part of the financial statements.

                        CITY BANK & TRUST OF SHREVEPORT

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                               1996       1995       1994
                                                              -------    -------    -------
Cash flows from operating activities:
  Net income................................................  $ 1,218    $   874    $   674
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................      118        105         95
    Provision for loan losses...............................       75        151         55
    Writedowns on real estate owned other than bank
      premises..............................................       14         17         32
    (Gain) on sale of investment securities.................       --         --        (15)
    (Gain) loss on sale of real estate owned other than bank
      premises..............................................       (2)         8         15
    (Increase) decrease in accrued interest receivable......        9        (11)        49
    Increase in accrued interest payable....................        9         85         17
    (Increase) decrease in other assets.....................       48        (96)      (138)
    Increase (decrease) in other liabilities................      (35)       101        182
    Decrease in loans held for sale.........................      251      5,004     (4,323)
                                                              -------    -------    -------
         Total adjustments..................................      487      5,364     (4,031)
                                                              -------    -------    -------
         Net cash provided (used) by operating activities...    1,705      6,238     (3,357)
Cash flows from investing activities:
  Proceeds from sale of investment securities available for
    sale....................................................       --         --        865
  Proceeds from maturities of investment securities
    available for sale......................................    1,578      1,200      1,679
  Proceeds from maturities of investment securities held to
    maturity................................................      205        172        124
  Purchases of investment securities available for sale.....     (833)       (27)    (3,029)
  Purchases of investment securities held to maturity.......       --         --     (2,471)
  Proceeds from sale of real estate owned other than bank
    premises................................................      145        571        171
  Purchase of bank premises and equipment (net of
    disposal)...............................................     (125)       (89)      (302)
  Net (increase) in loans...................................   (6,380)    (9,294)    (1,442)
                                                              -------    -------    -------
         Net cash (used) by investing activities............   (5,410)    (7,467)    (4,405)
Cash flows from financing activities:
  Net increase in demand deposits...........................    2,254      1,379        368
  Net increase (decrease) in savings and interest-bearing
    demand..................................................      698      1,206        (87)
  Net increase in time deposits.............................    4,128      4,136      1,300
  Net (decrease) in advances from Federal Home Loan Bank....       --        (95)    (1,067)
  Net increase (decrease) in securities sold under agreement
    to repurchase...........................................       --     (3,000)     3,000
  Dividends paid............................................     (107)      (105)       (70)
  Proceeds from issuance of common stock....................      184         57         --
                                                              -------    -------    -------
         Net cash provided by financing activities..........    7,157      3,578      3,444
                                                              -------    -------    -------
Net increase (decrease) in cash and cash equivalents........    3,452      2,349     (4,318)
Cash and cash equivalents at beginning of year..............    5,475      3,126      7,444
                                                              -------    -------    -------
Cash and cash equivalents at end of year....................  $ 8,927    $ 5,475    $ 3,126
                                                              =======    =======    =======
Interest paid...............................................  $ 1,532    $ 1,335    $   970
                                                              =======    =======    =======
Income taxes paid...........................................  $   630    $   299    $   296
                                                              =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                        CITY BANK & TRUST OF SHREVEPORT

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Investment securities

     Investment securities consist of debt and equity instruments, including mortgage-backed securities. In accordance with the requirements of SFAS No. 115, debt securities that management has the ability and intent to hold to maturity are classified as held to maturity and carried at cost, adjusted for amortization of premium and accretion of discount using methods approximating the interest method. Other marketable securities are classified as available for sale and are carried at fair value. Unrealized gains and losses on securities available for sale are recognized as direct increases or decreases in stockholders' equity, net of related deferred tax effects.

     Realized gains and losses on the sale of securities are determined using the specific identification method.

     Declines in the fair value below the cost of individual securities available for sale or held to maturity are recognized as realized losses if those declines are other than temporary.

  b. Loans and allowance for loan losses

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Loans held for sale are stated at the lower of aggregate cost or market. Unearned discount on installment loans is generally recognized as income under the effective yield method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Gains and losses on the sale of loans held for sale are determined using the specific identification method.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan after it is 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

  c. Premises and equipment

     Premises and equipment are carried at cost less accumulated depreciation. Depreciation of premises and equipment is provided over the estimated useful lives of the respective assets on the straight-line basis. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to expense as incurred.

  d. Federal funds

     Federal funds sold are stated at the cash amount loaned to the member bank. Interest is recognized on a daily basis as the funds are regularly rolled over.

  e. Income taxes

     Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of nontaxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of

                        CITY BANK & TRUST OF SHREVEPORT
assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  f. Cash and cash equivalents

     For purposes of the statement of cash flows, the Bank considers all cash on hand, demand deposits with other banks, and federal funds sold to be cash equivalents.

  g. Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and market values of certain investment securities. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

     While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans may change materially in the near future.

  h. Advertising costs

     Advertising costs are expensed as incurred.

  i. Earnings per share

     Earnings per share are computed using the weighted number of shares outstanding during each year. The number of weighted average outstanding shares was 357,147 in 1996, 350,045 in 1995, and 350,000 in 1994. No effect has been given to the unexercised stock options which were for 202,039, 215,582, and -0-shares at December 31, 1996, 1995, and 1994, respectively.

                        CITY BANK & TRUST OF SHREVEPORT

2. INVESTMENT SECURITIES

     Investment securities consist of the following:

                                                                  1996
                                              ---------------------------------------------
                                                            GROSS        GROSS
                                              AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                COST        GAINS        LOSSES      VALUE
                                              ---------   ----------   ----------    ------
                                                         (DOLLARS IN THOUSANDS)
Securities held to maturity
  Obligations of state and political
     subdivisions...........................   $1,745        $ --         $20        $1,725
  Mortgage-backed...........................    1,342          --          19         1,323
                                               ------        ----         ---        ------
                                                3,087          --          39         3,048
                                               ======        ====         ===        ======
Securities available for sale
  U. S. Government..........................      504          --           2           502
  Obligations of state and political
     subdivisions...........................    1,862          29           1         1,890
  Mortgage-backed...........................    3,904          67           8         3,963
  Equities..................................      519          --          --           519
                                               ------        ----         ---        ------
                                               $6,789        $ 96         $11        $6,874
                                               ======        ====         ===        ======

                                                                  1995
                                              ---------------------------------------------
                                                            GROSS        GROSS
                                              AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                COST        GAINS        LOSSES      VALUE
                                              ---------   ----------   ----------    ------
                                                         (DOLLARS IN THOUSANDS)
Securities held to maturity
  Obligations of state and political
     subdivisions...........................   $1,744        $ --         $15        $1,729
  Mortgage-backed...........................    1,548           7           1         1,554
                                               ------        ----         ---        ------
                                                3,292           7          16         3,283
                                               ======        ====         ===        ======
Securities available for sale
  U. S. Government..........................      501           5          --           506
  Obligations of state and political
     subdivisions...........................    1,560          33          --         1,593
  Mortgage-backed...........................    4,981          68           4         5,045
  Equities..................................      493          --          --           493
                                               ------        ----         ---        ------
                                               $7,535        $106         $ 4        $7,637
                                               ======        ====         ===        ======

     Scheduled maturities of debt securities held to maturity and debt securities available for sale at December 31, 1996 are as follows:

                                                  SECURITIES HELD TO   SECURITIES AVAILABLE
                                                       MATURITY              FOR SALE
                                                  ------------------   --------------------
                                                  AMORTIZED    FAIR    AMORTIZED     FAIR
                                                    COST      VALUE       COST       VALUE
                                                  ---------   ------   ----------   -------
                                                           (DOLLARS IN THOUSANDS)
Due in one year or less.........................   $   --     $   --     $   --      $   --
Due from one to five years......................    1,057      1,045        778         777
Due from five to ten years......................      688        680      1,588       1,615
Mortgage-backed securities......................    1,342      1,323      3,904       3,963
                                                   ------     ------     ------      ------
                                                   $3,087     $3,048     $6,270      $6,355
                                                   ======     ======     ======      ======

     Investment securities having approximate carrying values of $2,631,000 and $3,166,000 at December 31, 1996 and 1995 were pledged to secure public deposits and for other purposes as required by law. The Bank,

                        CITY BANK & TRUST OF SHREVEPORT
using an opportunity allowed by the Financial Accounting Standards Board to restructure its investment portfolio, transferred during 1995 from its held to maturity to its available for sale categories municipal securities having approximate amortized cost and fair values of $1,560,000 and $1,593,000. There were no securities sold during 1995 or 1996. Proceeds from sales of investment securities available-for-sale during 1994 was $865,000. Gains of $15,000 were realized on such sales.

3. LOANS

     Loans at December 31, 1996 and 1995, consisted of the following:

                                                               1996         1995
                                                              -------      -------
                                                                  (DOLLARS IN
                                                                   THOUSANDS)
Commercial..................................................  $31,351      $25,111
Consumer and installment....................................   10,372       10,033
Held for sale...............................................      228          480
Overdrafts..................................................       57           37
                                                              -------      -------
                                                               42,008       35,661
Unearned discount...........................................   (1,579)      (1,165)
                                                              -------      -------
                                                               40,429       34,496
Allowance for loan losses...................................     (426)        (392)
                                                              -------      -------
                                                              $40,003      $34,104
                                                              =======      =======

     Commitments to fund loans at December 31, 1996 and 1995, amounted to approximately $5,656,000 and $5,188,000.

     Changes in the allowance for loan losses are summarized as follows:

                                                           1996      1995      1994
                                                           ----      ----      -----
                                                            (DOLLARS IN THOUSANDS)
Beginning balance........................................  $392      $281      $ 314
  Provision charged to operations........................    75       151         55
  Loans charged off......................................   (52)      (61)      (101)
  Recoveries.............................................    11        21         13
                                                           ----      ----      -----
Ending balance...........................................  $426      $392      $ 281
                                                           ====      ====      =====

     Loans on which the accrual of interest has been discontinued amounted to approximately $113,000 at December 31, 1996, and $136,000 at December 31, 1995. Had these loans been current per their original terms, interest income on these loans would have approximated $9,500 and $23,000 for 1996 and 1995, respectively. Impaired loan amounts are considered immaterial.

     Loan origination fees and certain related direct origination costs are recognized currently. They are not capitalized and amortized as an adjustment of loan yield because the effect on income each year is not significant.

     The Bank grants consumer, commercial and residential loans to customers in Shreveport, Louisiana and the surrounding area. Although the Bank has a diversified loan portfolio, a substantial portion of loan repayment is dependent upon the local economic sector.

                        CITY BANK & TRUST OF SHREVEPORT

4. BANK PREMISES AND EQUIPMENT

     Bank premises and equipment at December 31, 1996 and 1995, are summarized as follows:

                                                       ESTIMATED
                                                      USEFUL LIVES      1996          1995
                                                      ------------    --------      --------
                                                                      (DOLLARS IN THOUSANDS)
Land................................................                    $  402        $  402
Buildings and improvements..........................     20 years          802           778
Furniture, fixtures and equipment...................   5-10 years          779           679
Vehicles............................................      3 years           21            21
Construction in progress............................                        --             1
                                                                        ------        ------
                                                                         2,004         1,881
Less -- accumulated depreciation....................                       811           695
                                                                        ------        ------
  Bank premises and equipment.......................                    $1,193        $1,186
                                                                        ======        ======

     Depreciation charged to operations amounted to $118,000, $105,000 and $95,000 in 1996, 1995 and 1994, respectively.

5. UNDIVIDED PROFITS

     At December 31, 1996 and 1995, the Bank's undivided profits were legally available for dividends. In addition to formal legal requirements, regulatory authorities consider the adequacy of the Bank's total capital in relation to its deposits and other considerations. Therefore, such capital adequacy considerations would possibly limit the amount of undivided profits available for dividends to an amount less than the legal limit.

6. RELATED PARTY TRANSACTIONS

     At December 31, 1996 and 1995, certain officers, directors, or companies in which they have 10% or more beneficial ownership were indebted to the Bank in the approximate aggregate amounts of $913,000 and $1,002,000, respectively. Such parties held deposits in the Bank amounting to approximately $2,346,000 at December 31, 1996. Below is a summary of the activity for 1996 and 1995:

                                                               1996      1995
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Beginning balance...........................................  $1,002    $  867
Additional borrowings.......................................     412       405
Repayment of borrowings.....................................     501       270
                                                              ------    ------
Ending balance..............................................  $  913    $1,002
                                                              ======    ======

7. COMMITMENTS AND CONTINGENCIES

     There are outstanding commitments and contingent liabilities on which management does not anticipate losses. They include, among other things, commitments to extend credit and letters of credit undertaken in the normal course of business. Outstanding letters of credit amounted to $188,000 at December 31, 1996 and $266,000 at December 31, 1995.

     These commitments represent off-balance sheet risk to the Bank, with the contractual notional amount representing the Bank's exposure to credit loss in the event of nonperformance by the other party to the instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. They generally have fixed expiration dates and require

                        CITY BANK & TRUST OF SHREVEPORT
payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitments do not represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis, and obtains an amount of collateral it deems sufficient.

8. TIME DEPOSITS

     Time deposits of $100,000 or more amounted to approximately $11,152,000 at December 31, 1996 and $6,825,000 at December 31, 1995. Approximate maturities of time deposits over the next five years are as follows: 1997 -- $8,332,000;
1998 -- $1,730,000; 1999 -- $990,000; 2000 -- $-0-; 2001 -- $100,000.

9. INCOME TAXES

     The Bank adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, on January 1, 1993. This standard requires that deferred income taxes be measured on the temporary differences in tax bases of assets and liabilities for financial statement and income tax purposes, and that such deferred income taxes be measured using currently enacted tax laws and rates that apply to the periods in which those temporary differences are expected to be settled. A valuation allowance is established, if necessary, to reduce deferred tax assets to amounts that will more likely than not be realized. Under this standard, income tax expense consists of income taxes currently payable or refundable for the period, plus the net change in deferred tax assets and liabilities.

     Income taxes are summarized as follows:

                                                                1996     1995     1994
                                                                -----    -----    -----
                                                                (DOLLARS IN THOUSANDS)
Federal:
  Currently payable.........................................     $619     $403     $304
  Deferred..................................................      (39)     (40)     (22)
                                                                 ----     ----     ----
          Net income taxes..................................     $580     $363     $282
                                                                 ====     ====     ====

     Net deferred tax liabilities at December 31, 1996 and 1995 consist of the following:

                                                                 1996           1995
                                                                -------        -------
                                                                (DOLLARS IN THOUSANDS)
Deferred tax assets.........................................       $ 39           $ 15
Deferred tax liabilities....................................        (43)           (34)
                                                                   ----           ----
Net deferred tax (liability)................................       $ (4)          $(19)
                                                                   ====           ====

     These deferred tax assets and liabilities arise from temporary differences related to the allowance for loan losses, accumulated writedowns on real estate owned other than bank premises, accumulated depreciation on bank premises and equipment, and unrealized gains or losses on investment securities available for sale. The major difference in reported income tax expense and expected income taxes based upon pretax income results from tax-exempt interest income on obligations of political subdivisions.

10. LEASES

     The Bank currently leases space for one of its locations under an agreement accounted for as an operating lease. This agreement provides for an annual rental of approximately $18,000 through April 30, 1998, and an increased annual rental of $19,000 through April 30, 1999.

                        CITY BANK & TRUST OF SHREVEPORT

     Future minimum annual rentals under this lease are as follows:

                (DOLLAR IN THOUSANDS)
1997.................................................    $18
1998.................................................     19
1999.................................................      6
                                                         ---
Total................................................    $43
                                                         ===

11. REAL ESTATE OWNED OTHER THAN BANK PREMISES

     Real estate owned other than bank premises represents property acquired through foreclosure or deeded in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. Amounts are carried at the lower of cost of acquisition or the asset's fair value less estimated costs to sell. Reductions in the balance at the date of acquisition are charged to the allowance for loan losses. Any subsequent write-downs to reflect current fair value are charged to noninterest expense. There were no allowances for possible write-downs at December 31, 1996 or 1995.

12. REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                  TO BE WELL
                                                                               CAPITALIZED UNDER
                                                           FOR CAPITAL         PROMPT CORRECTIVE
                                         ACTUAL         ADEQUACY PURPOSES:    ACTION PROVISIONS:
                                     ---------------    ------------------    -------------------
                                     AMOUNT    RATIO     AMOUNT     RATIO      AMOUNT      RATIO
                                     ------    -----    --------    ------    --------    -------
                                                        (DOLLARS IN THOUSANDS)
As of December 31, 1996
  Total capital (to Risk Weighted
     Assets).......................  $6,681    16.8%     $$3,188     $8.0%     $$3,985     $10.0%
  Tier I Capital (to Risk Weighted
     Assets).......................  $6,255    15.7%     $$1,594     $4.0%     $$2,391      $6.0%
  Tier I Capital (to Average
     Assets).......................  $6,255    10.6%     $$2,356     $4.0%     $$2,945      $5.0%

                        CITY BANK & TRUST OF SHREVEPORT

13. EMPLOYEE STOCK OWNERSHIP PLAN

     The Bank sponsors a 401(k) savings plan under which eligible employees may choose to defer a portion of salary income on a pre-tax basis, subject to certain IRS limits. The Bank may, but is not obligated to, match employee contributions up to one percent of each employee's salary. Amounts placed in the plan, at the option of the employee, may be invested in money market instruments or Bank common stock, which is provided by the Bank's employee stock ownership plan (ESOP). The Bank makes contributions to the ESOP sufficient to cover elective employee deferrals and any matching amounts elected by the Bank. ESOP shares are pledged as collateral for the debt incurred to purchase the shares. As the debt is repaid, shares are released from collateral and allocated to employees who made 401(k) contributions during the year. Dividends on allocated shares are recorded as a reduction in retained earnings.

     Compensation expense for the 401(k) match was $19,000 and $4,000 for 1996 and 1995. There was no compensation match for 1994. ESOP shares at December 31, 1996 and 1995 are as follows:

                                                                1996     1995
                                                                -----    -----
Allocated shares............................................    6,815    1,934
Unreleased shares...........................................       --       21
                                                                -----    -----
Total ESOP shares...........................................    6,815    1,955
                                                                =====    =====

14. STOCK OPTION PLAN

     The Bank established a nonqualified stock option plan for directors and officers under which options to purchase shares of the Bank's common stock are granted at $10.59 per share, generally for the next ten years. Options must be exercised during this period; in addition, officers may not purchase over $100,000 in stock annually.

                                                                 1996       1995
                                                                -------    -------
Shares under option.........................................    202,039    215,582
                                                                =======    =======
Shares issued from exercise of options......................     13,543      5,418
                                                                =======    =======

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (Statement 107), requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for its financial instruments.

  a. Investment securities

     The fair value of investment securities, except certain agency and state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain agency and state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued. The carrying value and estimated fair value of investment securities at December 31, 1996 and 1995, are disclosed in Note 2.

  b. Loans

     Fair values are estimated for portfolios of loans that have similar financial characteristics. Loans are segregated by type and maturity. Each loan category is further segmented into fixed and adjustable rate interest terms.

                        CITY BANK & TRUST OF SHREVEPORT

     The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Bank's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For purposes of estimating fair value, loans with a remaining maturity of three months or less and adjustable rate loans are assumed to be carried at approximate fair value due to repricing at current market rates.

     Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information. The following table presents information on loans:

                                                  1996                        1995
                                        ------------------------    ------------------------
                                        APPROXIMATE    ESTIMATED    APPROXIMATE    ESTIMATED
                                        BOOK VALUE       FAIR       BOOK VALUE       FAIR
                                          (GROSS)        VALUE        (GROSS)        VALUE
                                        -----------    ---------    -----------    ---------
                                                       (DOLLARS IN THOUSANDS)
Loans...............................      40,429        40,406        34,496        34,427
                                          ======        ======        ======        ======

  c. Deposit liabilities

     Under Statement 107, the fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, and interest-bearing transaction accounts is equal to the amount payable on demand as of December 31, 1996 and 1995. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The following table presents information on deposits:

                                                            1996                      1995
                                                   -----------------------   -----------------------
                                                   APPROXIMATE   ESTIMATED   APPROXIMATE   ESTIMATED
                                                      BOOK         FAIR         BOOK         FAIR
                                                      VALUE        VALUE        VALUE        VALUE
                                                   -----------   ---------   -----------   ---------
Noninterest-bearing demand.......................    12,736       12,736       10,481       10,481
Savings and interest-bearing demand..............    15,950       15,950       15,253       15,253
Certificates of deposit..........................    25,335       25,409       21,208       21,413
                                                     ------       ------       ------       ------
                                                     54,021       54,095       46,942       47,147
                                                     ======       ======       ======       ======

  d. Other categories of financial instruments

     The carrying amounts of cash and due from banks, federal funds sold, accrued interest receivable, accrued interest payable, and other liabilities, approximate fair value because of the short maturities or periodic repricing of these instruments.

  e. Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of particular financial instruments. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instrument, and other factors. These estimates are subjective in nature and involve

                        CITY BANK & TRUST OF SHREVEPORT
uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

16. ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a "financial-components approach" that focuses on control. The impact of SFAS No. 125, when adopted on January 1, 1997, will not be material to the Company's financial condition or results of operations.

                        CITY BANK & TRUST OF SHREVEPORT

                                 BALANCE SHEETS
                JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Cash and cash equivalents:
  Cash and due from banks...................................    $ 3,852        $ 4,952
  Federal funds sold........................................      1,000          3,975
                                                                -------        -------
                                                                  4,852          8,927
Investment securities:
  Securities held to maturity...............................      3,019          3,087
  Securities available for sale.............................      6,480          6,874
                                                                -------        -------
                                                                  9,499          9,961
Loans, less allowance for loan losses of $441 and $426......     46,518         40,003
Accrued interest receivable.................................        512            429
Bank premises and equipment.................................      1,141          1,193
Real estate owned other than bank premises..................        182            224
Other assets................................................        209            191
                                                                -------        -------
          Total assets......................................    $62,913        $60,928
                                                                =======        =======
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
     Demand.................................................    $12,058        $12,736
     Savings and interest-bearing demand....................     15,076         15,950
     Time...................................................     24,756         25,335
                                                                -------        -------
          Total deposits....................................     51,890         54,021
  Borrowed funds............................................      3,500             --
  Accrued interest payable..................................        178            200
  Other liabilities.........................................        200            396
                                                                -------        -------
          Total liabilities.................................     55,768         54,617
Stockholders' equity:
  Common stock, par value $5.00 per share; authorized
     1,000,000 shares; issued and outstanding 380,196 and
     371,646 shares.........................................      1,901          1,858
  Surplus...................................................      1,931          1,883
  Undivided profits.........................................      3,251          2,514
  Unrealized gain on securities available for sale..........         62             56
                                                                -------        -------
          Total stockholders' equity........................      7,145          6,311
                                                                -------        -------
          Total liabilities and stockholders' equity........    $62,913        $60,928
                                                                =======        =======

                        CITY BANK & TRUST OF SHREVEPORT

                              STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1997      1996
                                                              ------    ------
                                                                (UNAUDITED)
Interest income:
  Interest and fees on loans................................  $2,315    $2,035
  Investment securities:
     U.S. Treasury..........................................      14        16
     U.S. Government Agency.................................     180       221
     Obligations of state and political subdivisions........      82        75
  Federal funds sold........................................      23        35
  Other.....................................................      31        38
                                                              ------    ------
          Total interest income.............................   2,645     2,420
Interest expense:
  Savings and interest-bearing demand deposits..............     185       182
  Time deposits.............................................     617       541
  Other borrowed money......................................      18        --
                                                              ------    ------
          Total interest expense............................     820       723
                                                              ------    ------
          Net interest income...............................   1,825     1,697
Provision for loan losses...................................      10        60
                                                              ------    ------
          Net interest income after provision for loan
           losses...........................................   1,815     1,637
Other income:
  Service charges...........................................     338       276
  Gain on sale of real estate owned other than bank
     premises...............................................       2        --
  Other operating income....................................      52        49
                                                              ------    ------
          Total other income................................     392       325
Operating expenses:
  Salaries and employee benefits............................     443       429
  Occupancy expense.........................................     160       149
  Writedowns on real estate owned other than bank
     premises...............................................       9        10
  Other operating expense...................................     444       398
                                                              ------    ------
          Total operating expenses..........................   1,056       986
                                                              ------    ------
Income before income taxes..................................   1,151       976
Income taxes................................................     357       313
                                                              ------    ------
Net income..................................................  $  794    $  663
                                                              ======    ======
Earnings per share..........................................  $ 2.11    $ 1.86
                                                              ======    ======

                        CITY BANK & TRUST OF SHREVEPORT

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                               UNREALIZED
                                                                                                GAIN ON
                                                    TOTAL                                      SECURITIES
                                                STOCKHOLDERS'   COMMON             UNDIVIDED   AVAILABLE
                                                   EQUITY       STOCK    SURPLUS    PROFITS     FOR SALE
                                                -------------   ------   -------   ---------   ----------
Balance at December 31, 1996..................     $6,311       $1,858   $1,883     $2,514        $56
  Dividends paid..............................        (57)         --        --        (57)        --
  Net income..................................        794          --        --        794         --
  Issuance of 8,550 common stock shares.......         91          43        48         --         --
  Change in unrealized gain on securities
     available for sale, net of deferred
     income taxes of $3.......................          6          --        --         --          6
                                                   ------       ------   ------     ------        ---
Balance at June 30, 1997......................     $7,145       $1,901   $1,931     $3,251        $62
                                                   ======       ======   ======     ======        ===

                        CITY BANK & TRUST OF SHREVEPORT

                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                 1997           1996
                                                              -----------    -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income................................................    $   794        $   663
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................         61             56
     Provision for loan losses..............................         10             60
     Writedowns on real estate owned other than bank
      premises..............................................          9             10
     (Gain) on sale of real estate owned other than bank
      premises..............................................         (2)            --
     (Increase) decrease in accrued interest receivable.....        (83)             2
     (Decrease) in accrued interest payable.................        (22)           (11)
     (Increase) in other assets.............................        (18)          (245)
     Increase (decrease) in other liabilities...............       (196)            44
                                                                -------        -------
          Total adjustments.................................       (241)           (84)
                                                                -------        -------
          Net cash provided by operating activities.........        553            579
Cash flows from investing activities:
  Proceeds from maturities of investment securities
     available for sale.....................................        400            634
  Proceeds from maturities of investment securities held to
     maturity...............................................         68             95
  Proceeds from sale of real estate owned other than bank
     premises...............................................         35             --
  Purchase of bank premises and equipment (net of
     disposal)..............................................         (9)          (113)
  Net (increase) in loans...................................     (6,525)        (4,411)
                                                                -------        -------
          Net cash (used) by investing activities...........     (6,031)        (3,795)
Cash flows from financing activities:
  Net increase (decrease) in demand deposits................       (678)           526
  Net (decrease) in savings and interest-bearing demand.....       (874)          (392)
  Net increase (decrease) in time deposits..................       (579)         2,695
  Net increase in advances from Federal Home Loan Bank......      3,500             --
  Dividends paid............................................        (57)           (53)
  Proceeds from issuance of common stock....................         91             49
                                                                -------        -------
          Net cash provided by financing activities.........      1,403          2,825
                                                                -------        -------
Net (decrease) in cash and cash equivalents.................     (4,075)          (391)
Cash and cash equivalents at beginning of period............      8,927          5,475
                                                                -------        -------
Cash and cash equivalents at end of period..................    $ 4,852        $ 5,084
                                                                =======        =======
Interest paid...............................................    $   842        $   734
                                                                =======        =======
Income taxes paid...........................................    $   370        $   301
                                                                =======        =======

                        CITY BANK & TRUST OF SHREVEPORT

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1997

1. FINANCIAL STATEMENT PRESENTATION

     The balance sheet as of June 30, 1997, the statements of income and cash flows for the six month ended June 30, 1997 and 1996 and the statement of stockholders' equity for the six months ended June 30, 1997, have been prepared by City Bank & Trust of Shreveport (CBT), without audit. In the opinion of management, all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1997 and for all periods presented have been made. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with Article 10 of Regulation S-X. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1996 included elsewhere herein.

2. NET INCOME PER SHARE

     Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period (375,724 shares and 356,175 shares for the six-month periods ended June 30, 1997 and 1996, respectively). No effect has been given to the unexercised stock options which were for 193,489 and 214,782 shares at June 30, 1997 and 1996, respectively.

3. THE MERGER

     On June 18, 1997, First United Bancshares, Inc. (Bancshares) and CBT entered into an agreement pursuant to which Bancshares proposes to acquire all of the issued and outstanding stock of CBT. The acquisition of CBT will be consummated through the issuance to CBT's shareholders and optionholders of approximately 425,000 shares of Bancshares common stock. Bancshares' reason for entering into the merger is to expand the markets of the company and thereby increase the earning potential of the company. The agreement requires that the merger be accounted for as a pooling of interests.

     On June 17, 1997, the trading date immediately prior to the execution of the agreement, the closing sales price of shares of Bancshares' common stock on the NASDAQ-NMS was $39.88. There is no established market value for the stock of CBT.

                                                                         ANNEX I

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of June 18, 1997 by and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares"), and City Bank and Trust of Shreveport, Shreveport, Louisiana, a bank chartered under the laws of Louisiana ("Bank" or "Surviving Bank").

     WHEREAS, Bancshares desires to acquire one hundred percent (100%) of the capital stock of Bank (the "Bank Common Stock") upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties desire to merge an interim bank to be created for the purposes of consummating this Agreement and which will be wholly owned by Bancshares with and into Bank (the "Merger") pursuant to a Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan of Merger"); and

     WHEREAS, the respective Boards of Directors of Bancshares and Bank believe that such proposed Merger and the payment of shares of Bancshares Stock (as defined in Section 2.01(a) hereof) for the Merger, pursuant and subject to the terms of this Agreement and the Plan of Merger (the "Merger Agreements"), is desirable and in the best interests of their respective corporations and shareholders; and

     WHEREAS, Bancshares and Bank intend that the merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be recorded for accounting purposes as a pooling of interests; and

     WHEREAS, Bancshares and Bank desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01. The Merger. Subject to the terms and conditions of this Agreement, Bancshares and Bank agree to effect the Merger of an interim bank established by Bancshares in accordance with the Louisiana Revised Statutes of 1950, as amended, (the "LRS") with and into Bank.

     1.02. Effective Time of the Merger. The Merger shall become effective at 5:00 p.m., central time, on the date of the Closing (the "Effective Time").

     1.03. Closing. The closing of the Merger (the "Closing") will take place at the offices of Bancshares or such other location as the parties may agree upon at a time and on a date (the "Closing Date") to be specified in writing by the parties as soon as reasonably practicable after the later to occur of all regulatory and other approvals and the expiration of all waiting periods.

     1.04. Establishment of Interim Bank. Bancshares agrees to apply to the Louisiana Office of Financial Institutions to charter an interim bank ("Interim Bank") which will be merged with and into Bank at the Effective Time. Bank will be the surviving bank, under the name City Bank and Trust of Shreveport.

     1.05. Deferred Compensation and Split Dollar Insurance Plan Agreements. Ron
C. Boudreaux and Rhonda R. Hensley have entered into certain deferred compensation and split dollar insurance plan agreements with Bank, effective January 1, 1995. The obligations under the deferred compensation and split dollar insurance plan agreements shall remain in full force and effect as obligations of Bank after consummation of the Merger. For and in consideration of the receipt of continued benefits under said agreements Mr. Boudreaux and Ms. Hensley agree to forego any future participation in the Bancshares

                                      A-I-1
defined benefit pension plan. Mr. Boudreaux and Ms. Hensley agree to execute all documentation required by law to opt out of said defined benefit pension plan.

                                   ARTICLE II

                              EFFECT OF THE MERGER

     2.01. Effect on Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Bank Common Stock:

          (a) Conversion of Bank Common Stock and Options. The purchase price paid by Bancshares to the owners of Bank Common Stock ("Bank Shareholders") and holders of options to purchase common stock of Bank ("Bank Optionholders") shall be Four Hundred Twenty Five Thousand (425,000) shares of fully paid and nonassessable shares of voting Common Stock, $1.00 par value, of Bancshares (the "Purchase Price" or "Bancshares Stock"). All of the issued and outstanding shares of Bank Common Stock, other than Dissenting Shares (as defined below), and all outstanding options to purchase common stock of Bank (the "Option Shares") shall be converted into the right to receive a portion of the Purchase Price based upon each Shareholder's and Optionholder's ownership of the total number of issued and outstanding shares of Bank Common Stock and outstanding options at the Effective Time, as described in subsections (i) and (j) below.

          (b) Fractional Shares. Fractional shares of Bancshares Stock shall not be issued. Any Bank Shareholder or holder of options to purchase Bank Common Stock ("Options") entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of Bancshares common stock for all trades occurring on NASDAQ during the period of ten (10) trading days on which one or more trades take place and which ends immediately prior to the second trading day preceding the Closing Date ("Pricing Average").

          (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Bank Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Bank Shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Section 6:376 of the LRS (the "Dissenting Shares") shall not be converted into or exchangeable for the right to receive the applicable portion of the Purchase Price provided in this subsection 2.01, and such Bank Shareholders shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Section 6:376 of the LRS unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, at which time such Bank Shareholder's Bank Common Stock shall be deemed to have been converted into and have become exchangeable for, at the Effective Time, the right to receive the applicable portion of the Purchase Price without any interest thereon.

          (d) Cancellation of Shares and Options. All shares of Bank Common stock issued and outstanding and all Options outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each holder of a certificate representing any such shares or Options shall cease to have any rights with respect thereto, except the right to receive the portion of the Purchase Price applicable to such shares or Options in consideration therefor upon the surrender of such certificate in accordance with the Plan of Merger, without interest as defined below or, if applicable, cash as provided in Section 6:376 of the LRS.

          (e) Conversion of Stock of Interim Bank. At the Effective Time, the shares of Interim Bank common stock validly issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action by the holder thereof, be converted into the capital stock of the Surviving Bank, so that all shares of capital stock of the Surviving Bank will be owned by Bancshares. The outstanding certificates representing shares of the Interim Bank common stock will, after the Effective Time, be deemed to represent the number of shares of the Surviving Bank into which they have

                                      A-I-2
     been converted and may be exchanged for new certificates of the Surviving Bank upon request of the holder thereof.

          (f) Anti-Dilution. If prior to the Effective Time shares of Bancshares Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar transaction, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the conversion rates set forth in this Section 2.01.

          (g) Registration. The Bancshares Stock shall when issued be subject to and covered by an effective registration statement as filed under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and such issuance shall comply with any applicable state "Blue Sky" laws.

          (h) Termination of 401(k) Plan. As soon as practicable after execution of this Agreement, Bank shall make all filings, take all action and receive all approvals necessary and appropriate to allow termination of the Bank 401(k) plan immediately prior to the Closing Date. Bancshares shall assist Bank in accomplishing the above procedures and shall assist Bank employees in any distribution or rollover of their 401(k) benefits to an individual retirement account or to a qualified retirement plan, including a Bancshares plan as set forth in Section 6.07 of this Agreement to the extent such rollovers are permissible under the qualified retirement plan, ERISA (as defined below) and applicable rules and regulations.

          (i) Stock Options. Each outstanding Option to purchase Bank Common Stock shall be converted into the right to receive Bancshares Common Stock equal to the appreciated value of said Option as of the Effective Time as follows:

             (1) Using the following formula, the Bank Common Stock value will be determined:

           A(x) + B(x - 10.59) = 425,000y

           where

            A     =   number of issued and outstanding shares of Bank at the
                      Effective Time
            B     =   number of outstanding Options
            x     =   Bank Common Stock value at Effective Time
            y     =   Pricing Average

             (2) The Bank Common Stock value is reduced by $10.59 and the difference is multiplied by the number of outstanding Options to determine the aggregate value of all Options.

             (3) The aggregate value of all Options is divided by the Pricing
                 Average, the quotient of which shall be the number of shares of Bancshares Common Stock to be issued to the Option holders ("Option Conversion Shares") on a pro rata basis.

          (j) Share Conversion Ratio. The total number of Option Conversion Shares shall be subtracted from 425,000 and the result shall be divided by the number of shares of Bank Common Stock outstanding immediately prior to the Effective Time to determine the Share Conversion Ratio. The number of shares of Bank Common Stock owned by each Bank Shareholder immediately prior to the Effective Time shall be multiplied by the Share Conversion Ratio to determine the number of shares of Bancshares Common Stock to be received by each Bank Shareholder.

     2.02. Approval By Shareholders. Consummation of the Merger shall be contingent upon its approval by the legally required votes of the shares of Bank Common Stock and Bancshares common stock at shareholders meetings duly called for the purpose of voting on the Merger. The Boards of Directors of Bank and Bancshares shall recommend approval of the Merger to their respective shareholders.

                                      A-I-3

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BANK

     Bank hereby represents and warrants to Bancshares the following:

     3.01. Organization, Standing and Power of Bank. Bank is a banking association duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Bank. Bank is not qualified to do business in any other state or foreign jurisdiction, and its ownership or leasing of property or the conduct of its business does not require it to be so qualified, except where such failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Bank. Bank is not a member of the Federal Reserve System. The deposits of Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent provided by law. Bank has delivered to Bancshares true, accurate and complete copies of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto. Bank has no subsidiaries.

     3.02. Capital Structure of Bank. The authorized capital stock of Bank consists of 1,000,000 shares of common stock, $5.00 par value, 380,196 of which shares are issued and outstanding and no shares are held by Bank in its treasury. Bank has no issued and outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Bank Common Stock are validly issued, fully paid and nonassessable. No Options have been granted and no outstanding shares of Bank Common Stock and no shares of Bank Common Stock issued pursuant to exercise of outstanding options will, upon such issuance, have been issued (a) without affording to all prior shareholders their preemptive rights to maintain their proportionate ownership of outstanding shares of Bank Common Stock or without obtaining a legally binding waiver of such preemptive rights, or (b) in violation of any shareholder's preemptive rights. Except for 193,489 Option Shares and except as set forth in Exhibit 3.02, there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Bank is a party or by which Bank is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities or by which Bank is obligated to grant, extend or enter into any such option, warrant, call, right or agreement. Except for 193,489 Option Shares and except as set forth in Exhibit 3.02, immediately before and after the Effective Time there will be no option, warrant, call, right or agreement obligating Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or obligating Bank to grant, extend or enter into any such option, warrant, call, right or agreement.

     3.03. Authority. Bank has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject only to approval of this Agreement and the Plan of Merger by the shareholders of Bank and of applicable regulatory authorities, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bank's board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by Bank, and, subject to such regulatory and shareholder approval, each constitutes a valid and binding obligation of Bank enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of, any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation"), pursuant to any provision of (a) the Articles of Incorporation or Bylaws of Bank or (b) any loan or credit agreement, note, mortgage, indenture, lease, or

                                      A-I-4
other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bank or its properties or assets, except where such violation would not have a material adverse effect on the business, operations or financial condition of Bank. Other than in connection or in compliance with the provisions of the LRS,, Louisiana banking laws, and approvals of other regulatory agencies, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Bank in connection with the execution and delivery of this Agreement and the Plan of Merger by Bank or the consummation by Bank of the transactions contemplated hereby and thereby.

     3.04. Bank Financial Statements.

          (a) The (i) consolidated balance sheets of Bank as of December 31, 1996, and December 31, 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Heard, McElroy & Vestal, L.L.P., Certified Public Accountants, and (ii) the internally prepared and unaudited financial statements for Bank dated March 31, 1997 (items (i) - (ii) being called collectively the "Bank Financial Statements"), copies of which have been furnished by Bank to Bancshares, have been prepared in accordance with (A) generally accepted accounting principles and practices with respect to item (i) and (B) accounting principles and practices applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except for year-end adjustments of the unaudited financial statements of a non-material nature) with respect to item (ii). The Bank Financial Statements present fairly the financial condition of Bank and the financial condition of Bank at the dates, and the results of operations and cash flows for the periods, stated therein. Bank has no liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, which is material to Bank except as provided for or disclosed in the Bank Financial Statements, the notes thereto or in Exhibit 3.04.

          (b) Without limitation of the foregoing, except as described in
     Exhibit 3.04(b), Bank has no reserve allowance for self-insured health and dental benefit claims and knows of no facts which should cause it to create such a reserve.

     3.05. Bank Reports. Bank has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FDIC, (ii) the Louisiana Office of Financial Institutions and (iii) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Bank Reports"), except where such failure to file would not have a material adverse effect on the business operations or financial condition of Bank. The Bank Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.06. Information Supplied. None of the information supplied or to be supplied by Bank for inclusion or incorporation by reference in any document to be filed with the Securities and Exchange Commission ("SEC"), the Federal Reserve Board ("FRB"), or any regulatory agency in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Bank has made available to Bancshares all financial and other information reasonably requested by Bancshares.

     3.07. Authorizations; Compliance with Applicable Laws. Bank holds all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of Bank (the "Bank Permits"), including appropriate authorizations from the Louisiana Office of Financial Institutions. Bank is in compliance with the terms of the Bank Permits, except where the failure so to comply would not have a material adverse effect on Bank. Except as set forth in Exhibit 3.07 the business of Bank is not being conducted in violation of any federal, state or local law, statute, ordinance or

                                      A-I-5
regulation of any Governmental Entity (collectively "Laws"), including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Bank. No investigation or review by any Governmental Entity with respect to Bank is pending or, to the best of Bank's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, there have been no acts or omissions occurring on or with respect to real estate currently or previously owned, leased or otherwise used in the ordinary course of business by Bank or, to the best of their knowledge, in which Bank has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Bank in its capacity as a trustee, or properties in which any venture capital or similar unit of Bank has or had an interest (the "Bank Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local environmental laws including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental, Response, Compensation and Liability Act, as amended, and their state and local law counterparts, all rules and regulations promulgated thereunder and all other legal requirements associated with the ownership and use of the Bank Property (collectively, "Environmental Laws"), and as a result of which acts or omissions Bank is subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $100,000.00. Bank is not subject to or reasonably likely to incur a material liability or suffer a diminution in value of any interest exceeding $100,000.00 as a result of its ownership, lease, operation, or use of any Bank Property or as a result of its investment or security interest (as described above) in any Bank Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other substances or waste that is hazardous to human health or the environment (collectively, "Toxic Substances"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Bank relating to the Bank Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bank with respect thereto.

     3.08. Litigation and Claims. Except for regular examinations by banking authorities and except as disclosed in Exhibit 3.08 (a) Bank is not subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Bank pending or, to the best of its knowledge, threatened, which will have or can reasonably be expected to have a material adverse effect on Bank and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Bank as a result of the examination by any bank regulatory authority.

     3.09. Taxes. Bank has filed all tax returns required to be filed and has paid or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent Bank Financial Statements reflect an adequate reserve for all taxes payable by Bank accrued through the date of such financial statements. There has been no examination by the United States Internal Revenue Service ("IRS") of Bank for over seven years. There is no examination pending by the IRS with respect to Bank. Bank has not executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and there are no existing material disputes as to federal, state, or local taxes due from Bank. There are no material liens for taxes upon the assets of Bank except for statutory liens for taxes not yet delinquent. Bank is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against Bank. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, and local income, profits, franchise,

                                      A-I-6
gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Bank has withheld from its employees and timely paid to the appropriate governmental agency proper and accurate amounts for all periods through the date hereof in material compliance with all Tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

     3.10. Certain Agreements.

          (a) Except as disclosed in Exhibit 3.10(a) or 3.11(a), Bank is not a party to any (i) consulting, professional services, employment or other agreement not terminable at will providing any term of employment, compensation, guarantee, severance, supplemental retirement benefits, or other employment benefits or rights, (ii) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iii) any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or similar plan granting rights to acquire stock in Bank, or (iv) contract containing covenants which limit the ability of Bank to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Bank may carry on its business (other than as may be required by law or applicable regulatory authorities). Except as set forth in Exhibit 3.10(a), Bank shall terminate all existing consulting, professional services and employment contracts, other than at will employment contracts with such termination effective at the Effective Time.

          (b) Except as set forth on Exhibit 3.10(b), Bank is not a party to any oral or written union, guild or collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. To the best of Bank's knowledge, there are no unfair labor practice complaints pending against Bank before the National Labor Relations Board and there are no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Bank, nor any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. Bank is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and Bank is not engaged in any unfair labor practice except where any violation would not have a material adverse effect on the business, operations or financial condition of Bank.

     3.11. Benefit Plans.

          (a) With respect to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, policy, program, arrangement or understanding (whether or not legally binding) including "employee pension benefit plans" (as defined in
     Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section (3)(1) of ERISA) (sometimes referred herein as "Welfare Plans")(collectively, "Plans") providing benefits to any current or former employee, officer or director of Bank that are in effect on the date hereof, and all Plans currently maintained, or contributed to, or required to be maintained or contributed to, by Bank or any other person or entity that, together with Bank, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001(a)
     (14) or 4001(b) of ERISA (each a "Commonly Controlled Entity") (including each Pension Plan that Bank or any Commonly Controlled Entity that is, or within the last six years was, subject to Title IV of ERISA and for which Bank could have material liability) (all of the foregoing such plans being herein referred to as the "Bank Benefit Plans"), Bank has delivered, or caused to be delivered, to Bancshares true, complete and correct copies of

                                      A-I-7

     (i) each Bank Benefit Plan, (ii) annual reports (Forms 5500) and all schedules thereto filed with the IRS with respect to each Bank Benefit Plan for the past five years (if any such report was required), (iii) the most recent summary plan description for each Bank Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract, investment management agreement, and any other insurance contract or funding arrangement relating to any Bank Benefit Plan; (v) the most recent actuarial report or valuation relating to a Bank Benefit Plan subject to Title IV of ERISA; (vi) the most recent determination letter as to qualification of each Bank Benefit Plan and the forms and attachments submitted to the IRS for such determination letter; (vii) a list of the Bank Benefit Plans; (viii) copies of all tests for compliance for the past five years under Code Sections 401(a)(4), 401(a)(26), 401(k), 401(m), 404,
     410(b), 415, and 416, if applicable, for the Bank Benefit Plans; and (ix) copies of all closing agreements and documentation regarding any IRS, Department of Labor or Pension Benefit Guaranty Corporation audits or self-correction procedures affecting the qualification and/or operation of each Bank Benefit Plan.

          (b) Exhibit 3.11(b) lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement, "cafeteria plan" as described in Section 125 of the Code and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each "employee pension benefit plan" (as defined in Section 3 (2) of ERISA) maintained by Bank or to which Bank contributes or is required to contribute, and sets forth the amount of any liability of Bank for contributions more than 30 days past due with respect to each as of the date hereof and as of the end of any subsequent month ending prior to the Closing.

          (c) Unless otherwise listed in Exhibit 3.11(b), neither Bank nor any Commonly Controlled Entity nor any entity that has ever been a Commonly Controlled Entity has ever maintained any Pension Plan which is a defined benefit plan.

          (d) No Welfare Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by
     Section 4980B of the Code and Sections 601-608 of ERISA.

          (e) Each Bank Benefit Plan has been administered in accordance with its terms. Except as disclosed in Exhibit 3.11(3), all of the Bank Benefit Plans and any related funding instruments comply, and have complied in the past, both as to form and operation in all material respects (including, but not limited to applicable reporting and disclosure requirements) with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations. Unless otherwise listed in Exhibit 3.11(e), with respect to each Pension Plan that is intended to be taxqualified under Section 401(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Plan and each amendment thereto has been issued by the IRS, including any such letter that covers the amendments required by the Tax Reform Act of 1986 (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in, the revocation of such determination). No event or condition exists which could reasonably be expected to adversely affect the qualified status of a Bank Benefit Plan that is a Pension Plan.

          (f) Neither Bank nor any Commonly Controlled Entity, nor any plan fiduciary of any Bank Benefit Plan or, to the best knowledge of Bank, any other party in interest of any Bank Benefit Plan, has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code) or engaged in any other breach of fiduciary responsibility that could subject Bank or any officer of Bank to tax or penalty under ERISA, the Code or other applicable law. Except as disclosed in Exhibit 3.11(a), neither any Bank Benefit Plan that is a Pension Plan or a funded Welfare Plan nor any trust of such plan has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to a Bank Benefit Plan that is a Pension Plan, as to which Bank could have any liability.

                                      A-I-8

          (g) Neither Bank nor any Commonly Controlled Entity has ever maintained or contributed to, or has participated in or agreed to participate in, a multi-employer plan (as defined in Section 3(37) of ERISA), and neither Bank nor any Commonly Controlled Entity could have any liability under a multi-employer plan.

          (h) None of the Bank Benefit Plans that is a Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any such Pension Plan.

          (i) Except as set forth in Exhibit 3.11(i) there are no claims pending with respect to, or under, any Bank Benefit Plan other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans, and no such claim, dispute or litigation appears reasonably likely to arise.

          (j) Except as set forth in Exhibit 3.11(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Bank, Bancshares or Interim Bank, or any Commonly Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise becoming due to any employee, or (ii) increase or vest any benefits otherwise payable under any Bank Benefit Plan.

          (k) With respect to any Bank Benefit Plan that is a Welfare Plan (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (ii) each such Bank Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B of the Code and Sections 601-609 of ERISA, and (iii) each such Bank Benefit Plan may be amended or terminated without any liability to Bank on or at any time after the consummation of this Agreement.

          (l) Neither Bank nor a Commonly Controlled Entity has incurred any material liability with respect to a Pension Plan (other than for contributions not yet due) and to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

          (m) Except as set forth in Exhibit 3.11(m) or as required by applicable law, since June 30, 1996 there has not been any adoption of amendment in any material respect of any Bank Benefit Plan. Except as disclosed in Exhibit 3.11(m), there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Bank and any current or former employee, officer or director of Bank.

          (n) Except as set forth in Exhibit 3.11(n), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Bank who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Bank Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     3.12. Insurance. Bank has delivered to Bancshares correct and complete copies of all material policies of insurance of Bank currently in effect, including, but not limited to, directors and officers liability policies and blanket bond policies. Bank has no liability for unpaid premiums or premium adjustments not properly reflected on the Bank Financial Statements.

     3.13. Conduct of Bank to Date. Except as contemplated by this Agreement and the Plan of Merger, from and after December 31, 1996 through the date of this
Agreement: (a) Bank has carried on its businesses in the ordinary and usual course consistent with past practices, (b) except for issuance of shares pursuant to the exercise of Options Bank has not issued or sold any capital stock or issued or sold any corporate debt securities

                                      A-I-9
which would be classified as long term debt on the balance sheet of Bank, (c) except as disclosed in Exhibit 3.02, Bank has not granted any option for the purchase of capital stock, effected any stock split, or otherwise changed its capitalization, (d) except as disclosed in Exhibit 3.13(d), Bank has not declared, set aside, or paid any cash or stock dividend or other distribution in respect to its capital stock, (e) except as disclosed in Exhibit 3.13(e) Bank has not incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties, (f) Bank has not discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charges, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) Bank has not since December 31, 1996, sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) except as set forth in Exhibit 3.13(h), Bank has not increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified any Bank Benefit Plan in respect of any present or former directors, officers or other employees; or agreed to do any of the foregoing, (i) Bank has not suffered any material damage, destruction, or loss, whether as the result of flood, fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, windstorm, embargo, riot, act of God, or other similar or dissimilar casualty or event or otherwise, whether or not covered by insurance,
(j) Bank has not cancelled or compromised any debt to an extent exceeding $50,000.00 owed to Bank or claim to an extent exceeding $50,000.00 asserted by Bank, (k) Bank has not entered into any transaction, contract, or commitment outside the ordinary course of its business, (1) Bank has not entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights, (m) there has not been any change in the method of accounting or accounting practices of Bank, and (n) Bank has kept and retained all records substantially in accordance with all regulatory and statutory requirements and substantially in accordance with industry standards.

     3.14. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Bank.

     3.15. Properties, Leases and Other Agreements. Except (i) with respect to debts reflected in the Bank Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for pledges to secure deposits and (iv) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value or interfere with or impair the present and continued use of personal or real property reflected in the Bank Financial Statements or acquired since the date of such Statements, Bank has good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances to all of the personal and real property reflected in the Bank Financial Statements, and all personal and real property acquired since the date of such Bank Financial Statements, except such personal and real property as has been disposed of in the ordinary course of business. Substantially all of the buildings and equipment in regular use by Bank has been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. All leases material to Bank pursuant to which Bank, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any material existing default by Bank, or any other party thereto, or any event which with notice or lapse of time or both would constitute such a material default. No options to renew said leases have lapsed and the terms of the leases govern the rights of the respective landlords of Bank. Except for securities held in its capacity as fiduciary, Bank does not own beneficially, directly or indirectly, any class of equity securities, partnership interests or similar interests of any corporation, bank, partnership, limited partnership, business trust, association or similar organization.

                                     A-I-10

     3.16. Accounting. Bank will not, and will use its best efforts to cause any of its affiliates to not knowingly take any action that would, in the reasonable opinion of Bancshares, prevent the Merger from qualifying for pooling of interests accounting treatment.

     3.17. No Untrue Statements. No representation or warranty hereunder or information contained in any financial statement or any other document delivered to Bancshares pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.18. Proper Documentation. With respect to all loans to borrowers which are payable to Bank either directly or as a participant and except for such imperfections in documentation which when considered as a whole would not have a material adverse effect on the business, operations or financial condition of
Bank:

          (a) All loans were made for good, valuable and adequate consideration in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law). For purposes of the foregoing sentence, it is understood and agreed that the phrase "enforceable against such borrowers in accordance with their terms" shall not mean that the borrower has the financial ability to repay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby;

          (b) The amounts represented to Bancshares as the balances owing on the loans are the correct amounts actually and unconditionally owing, are undisputed, and are not subject to any offsets, credits, deductions or counterclaims;

          (c) The collateral securing each loan as referenced in a loan officer worksheet, loan summary report or similar interoffice loan documentation is in fact the collateral held by Bank to secure each loan;

          (d) Bank has possession of all loan document files and credit files for all loans held by it containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors;

          (e) Bank holds validly perfected liens or security interests in the collateral granted to it to secure all loans as referenced in the loan officer worksheets, loan summary reports or similar interoffice loan documentation and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record;

          (f) Each lien or security interest of Bank in the collateral held for each loan is properly perfected in the priority described as being held by Bank in the loan officer worksheets, loan summary reports or similar interoffice loan documentation contained in the loan document or credit files;

          (g) Bank is in possession of all collateral that the loan document files or credit files indicate it has in its possession;

          (h) All guaranties granted to Bank to insure payment of loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

          (i) With respect to any loans in which Bank has sold participation interests to another bank or other financial institution, none of the buyers of such participation interests are in default under any participation agreements.

                                     A-I-11

     3.19. No Default. Bank is not in default under any material agreement, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

     3.20. Directors and Officers Insurance. Bank has made no application for liability insurance coverage for directors and officers that has, within the last five years, been denied, no outstanding insurance policy affording such coverage has been cancelled by an insurance carrier within the last five years and no outstanding insurance policy has lapsed within the last five years because of a refusal by the insurance carrier to renew the policy.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BANCSHARES

     Bancshares hereby represents and warrants to Bank as follows:

     4.01. Organization, Standing and Power. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses in all states and jurisdictions as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Bancshares and its subsidiaries. Bancshares is registered as a bank holding company with the FRB under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bancshares has delivered or made available to Bank a true, accurate and complete copy of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto.

     4.02. Authority. Subject to the approval of this Agreement and the Plan of Merger by the Bancshares shareholders and applicable regulatory authorities, Bancshares has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares' board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by Bancshares and, subject to shareholder and regulatory approval, each constitutes a valid and binding obligation of Bancshares enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of the Articles of Incorporation or Bylaws of Bancshares or any of its subsidiaries or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares, or any of its subsidiaries or their respective properties or assets. Other than as described below in connection or in compliance with the provisions of the Arkansas Business Corporation Act, the LRS, the Securities Act, the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act, the National Bank Act, Arkansas banking laws, Louisiana banking laws, and from other regulatory authorities, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Bancshares in connection with the execution and delivery of this Agreement and the Plan of Merger by Bancshares or the consummation by Bancshares of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Bancshares, or any Bancshares subsidiary.

     4.03. Capital Structure of Bancshares. The authorized capital stock of Bancshares consists of 24,000,000 shares of common stock, $1.00 par value, and 500,000 shares of preferred stock, $1.00 par value, of which 8,246,209 shares of common stock are issued and outstanding. Bancshares has no issued and outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having

                                     A-I-12
the right to vote) on any matters on which shareholders may vote. All outstanding shares of Bancshares common stock are validly issued, fully paid, nonassessable, and not subject to preemptive rights. Except as described in
Exhibit 4.03, there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Bancshares is a party or by which Bancshares is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities, or by which Bancshares is obligated to grant, extend or enter into any such option, warrant, call, right or agreement. Immediately before and after the Effective Time there will be no option, warrant, call, right or agreement obligating Bancshares to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or obligating Bancshares to grant, extend or enter into any such option, warrant, call, right or agreement, except as disclosed in
Exhibit 4.03. Notwithstanding the foregoing or any other provision of this Agreement, (i) no issuance of options to purchase common stock of Bancshares to executive officers of Bancshares and its subsidiaries, (ii) no issuance of shares of common stock pursuant to the exercise of outstanding options, and
(iii) no increase in the authorized or outstanding common stock of Bancshares, or commitment to issue additional shares of Bancshares common stock, in connection with any acquisition by Bancshares of a bank or corporation, through merger or otherwise, shall constitute a breach of any representation, warranty or other provision of this Agreement.

     4.04. Bancshares Financial Statements. The consolidated balance sheets of Bancshares as of December 31, 1996 and 1995 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Arthur Andersen LLP ("Bancshares Financial Statements") copies of which have been furnished by Bancshares to Bank, have been prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except for year end adjustments of a non-material nature), and present fairly the consolidated financial condition of Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein. Neither Bancshares nor any Bancshares subsidiary has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, which is material to Bancshares, except as provided for or disclosed in the Bancshares Financial Statements and except for such of the following liabilities as are incurred in the ordinary course of business:

          (i) deposit liabilities and interest payable thereon,

          (ii) federal funds purchased and securities sold under repurchase agreements and interest payable thereon,

          (iii) other short term borrowings,

          (iv) contingent liability upon negotiable instruments endorsed for the purpose of collection,

        (v) taxes,

          (vi) accounts payable of the operating business,

          (vii) salaries and benefits payable,

          (viii) unearned income and premiums,

          (ix) abandoned and garnished accounts, and

          (x) letters of credit and similar commitments.

     4.05. Bancshares Reports. Bancshares and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FRB, (ii) the Office of the Comptroller of the Currency, (iii) the FDIC,
(iv) the Arkansas State Bank Department (the "ASBD"), (v) the Texas State Banking Commissioner, (vi) the SEC, and(vii) any other applicable securities, banking or regulatory authorities (all such reports and statements are collectively referred to herein as the "Bancshares Reports") except where such failure to file would not have a material adverse effect on the business operations or financial condition of Bancshares. The Bancshares Reports complied in all material respects with all of the statutes, rules and regulations enforced or

                                     A-I-13
promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.06. Authorizations; Compliance with Applicable Laws. Bancshares and its subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of Bancshares and its subsidiaries (the "Bancshares Permits"). Bancshares and its subsidiaries are in compliance with the terms of the Bancshares Permits, except where the failure to comply would not have a material adverse effect on Bancshares. The businesses of Bancshares and its subsidiaries are not being conducted in violation of any Laws, including, without limitation, Regulation O of the FRB, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Bancshares. No investigation or review by any Governmental Entity with respect to Bancshares or its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. Without limiting the foregoing, there have been no acts or omissions occurring on or with respect to real estate currently or previously owned, leased or otherwise used by Bancshares or any Bancshares subsidiary or in which Bancshares or any Bancshares subsidiary has or had an investment or security interest (by mortgage, deed of trust, or otherwise), including, without limitation, properties under foreclosure, properties held by Bancshares or a Bancshares subsidiary in its capacity as a trustee, or properties in which any venture capital or similar unit of Bancshares or a Bancshares subsidiary has or had an interest (the "Bancshares Property"), which constitute or result, or may have constituted or resulted, in the creation of any federal, state or common law nuisance (whether or not the nuisance condition is, or was, foreseen or unforeseen) or which do not comply or have not complied with federal, state or local Environmental Laws, and as a result of which acts or omissions Bancshares or a Bancshares subsidiary is subject to or reasonably likely to incur a material liability. Neither Bancshares nor any Bancshares subsidiary is subject to or reasonably likely to incur a material liability as a result of its ownership, lease, operation, or use of any Bancshares Property or as a result of its investment or security interest (as described above) in any Bancshares Property (a) that is contaminated by or contains any hazardous waste, toxic substances or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, petroleum products, substances defined as "hazardous substances" or "toxic substances" in the Environmental Laws, and any other Toxic Substances, or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit or proceeding is pending against Bancshares or any Bancshares subsidiary relating to the Bancshares Property before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bancshares or any Bancshares subsidiary with respect thereto.

     4.07. Litigation and Claims. Except as disclosed in Exhibit 4.07, (a) neither Bancshares nor any Bancshares subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Bancshares or any Bancshares subsidiary pending or threatened, which will have or can reasonably be expected to have a material adverse effect on Bancshares and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Bancshares or any Bancshares subsidiary as a result of the examination by any bank regulatory authority.

     4.08. Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or business of Bancshares.

     4.09. No Default. Neither Bancshares nor any Bancshares subsidiary is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

                                     A-I-14

     4.10 Regulatory Approvals. Bancshares has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the transactions set forth in this Agreement.

     4.11. Availability of Bancshares Stock. Bancshares has available a sufficient number of authorized and unissued shares of Bancshares Stock to pay the Purchase Price, and Bancshares will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Bancshares Stock to pay the Purchase Price.

     4.12. Taxes. Bancshares and its subsidiaries have filed all tax returns required to be filed and have paid or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent Bancshares Financial Statements reflect an adequate reserve for all taxes payable by Bancshares and its subsidiaries accrued through the date of such financial statements. There has been no examination by the United States Internal Revenue Service ("IRS") of Bancshares for over seven years. There is no examination pending by the IRS with respect to Bancshares. Bancshares has not executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and there are no existing material disputes as to federal, state, or local taxes due from Bancshares or its subsidiaries. There are no material liens for taxes upon the assets of Bancshares or its subsidiaries except for statutory liens for taxes not yet delinquent. Neither Bancshares nor any Bancshares subsidiary is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against Bancshares or any Bancshares subsidiary. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Bancshares and its subsidiaries have withheld from their employees and timely paid to the appropriate governmental agency proper and accurate amounts for all periods through the date hereof in material compliance with all Tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

     4.13. Insurance. During each of the past three (3) calendar years, Bancshares, and its subsidiaries, and their respective properties and employees, have been insured for customary risks (including, but not limited to, employee fidelity and fiduciary liabilities), all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and Bancshares is not aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as indicated in Exhibit 4.13.

     4.14. Employee Relations. Neither Bancshares nor any of its subsidiaries has agreements with any labor or other organization representing employees for collective bargaining or other labor relations purposes.

     4.15. Conduct of Business. Bancshares will conduct its business so as to preserve its business organization and the goodwill of its employees, depositors, customers, and others having dealings with it. Bancshares will maintain its books and records in the usual, ordinary, and normal course. Bancshares will promptly advise Bank, in writing, of (i) the institution of any material litigation against Bancshares or its subsidiaries, (ii) the occurrence of any event that would have a material adverse effect on the condition (financial or otherwise) of its properties, assets, liabilities, business, operations, or prospects, and (iii) any material contacts with regulatory agencies regarding their approval of the Merger."

     4.16. No Untrue Statements. No representation or warranty herein or information contained in any financial statement or any other document delivered to Bank pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                     A-I-15

                                   ARTICLE V

                               COVENANTS OF BANK

     5.01. Affirmative Covenants. Bank hereby covenants and agrees with Bancshares that prior to the Effective Time, unless the prior written consent of Bancshares shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise contemplated herein, Bank will:

          (a) operate its businesses only in the usual, regular and ordinary course consistent with past practices;

          (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with Bank's existing employment procedures) and maintain its relationships with customers;

          (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

          (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

          (e) perform in all material respects all obligations required to be performed under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

          (f) comply with and perform in all material respects all obligations and duties imposed upon Bank by all Laws; and

          (g) give Bancshares notice of all boards of directors meetings, allow Bancshares to have a non-voting representative at each such meeting except to the extent that Bank's legal counsel advises the directors that permitting Bancshares's presence would constitute a breach of their fiduciary duties, and provide Bancshares with all written materials and communications, except such written materials and communications subject to the attorney-client or work product privilege, provided to the directors in connection with such meetings.

     5.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the earlier of the termination of the Agreement or the Effective Time, Bank shall not, without the prior written consent of Bancshares, which consent shall not be unreasonably withheld, do any of the following:

          (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

          (b) (i) except as disclosed in Exhibit 3.13(h), grant any bonuses or increase in compensation to its employees, officers or directors, (ii) effect any change in retirement or any other benefits to any class of employees or officers (unless any such change shall be required by this Agreement or applicable law) which would increase their retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Bank Benefit Plan except as provided herein, or (iv) hire any executive officer or elect any new director;

          (c) except for the issuance of shares pursuant to the exercise of Options and except as set forth in Exhibit 3.13(d), declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

          (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets or any class of stock, of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; or (v) split,

                                     A-I-16
     combine or reclassify any of its capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (e) except for the issuance of shares pursuant to the exercise of Options, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

          (f) except as required by applicable law, or upon a written opinion of legal counsel that failure to take such action would violate the directors' fiduciary duties, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Bank to take any such action and, upon learning of such action by any representative, shall take appropriate steps to terminate such action. Bank shall promptly notify Bancshares orally of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; for purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Bank; any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock);

          (g) propose or adopt any amendments to their corporate charters or bylaws except as provided in this Agreement;

          (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

          (i) except in its fiduciary capacities, purchase any shares of Bancshares common stock;

          (j) change any method of accounting in effect at December 31, 1996, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

          (k) take action which would or is reasonably likely to (i) adversely affect the ability of either of Bancshares or Bank to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Bank's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

          (l) change the lending, investment, asset/liability management and other material policies concerning the business of Bank, unless required by Law or order or unless such change does not cause a material adverse effect on Bank;

          (m) agree in writing or otherwise to do any of the foregoing;

          (n) make any single new loan or series of loans not in accordance with existing loan policies to one borrower or related series of borrowers in an aggregate amount greater than $250,000.00;

          (o) sell or otherwise dispose of securities owned as investments except at maturity dates or in accordance with past practices for securities held for sale or trading or in accordance with Generally Accepted Accounting Principles for securities classified as "held to maturity";

                                     A-I-17

          (p) except as set forth in Exhibit 5.02(p), sell or dispose of any real estate or other assets having a value in excess of $100,000.00; or

          (q) except as set forth in Exhibit 5.02(q) make any contribution or payment to or distribution from (i) the Directors Performance Pool or (ii) the Officers and Employees Incentive Program.

     5.03. Access and Information. Upon reasonable notice, Bank shall afford to Bancshares' and Bancshares shall afford to Bank's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records. During such period, Bank shall furnish promptly to Bancshares and Bancshares shall furnish promptly to Bank (i) a copy of each Bank Report or Bancshares Report, respectively, filed or received by it during such period pursuant to the requirements of all applicable federal or state banking or bank holding company laws promptly after such documents are available, (ii) the monthly financial statements of Bank or Bancshares, respectively, promptly after such financial statements are available, (iii) a summary of any action taken by the Boards of Directors, or any committee thereof, of Bank or Bancshares, respectively, and (iv) all other information concerning its business, properties and personnel as Bancshares or Bank, respectively, may reasonably request. Unless otherwise required by law, each party will hold any information obtained from the other in connection with the transaction which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the party holding nonpublic information of the other party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from the other party, and any copies made of such documents, to such other party or destroy such documents and copies.

     5.04. Update Disclosure; Breaches. From and after the date hereof until the earlier of the termination of this Agreement or the Effective Time, Bank and Bancshares shall provide to the other party prompt notice of any matters which have become known or which have occurred from and after the date hereof which are material to the financial condition or operations of the disclosing party or which have a material bearing on any matter dealt with herein.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.01. Shareholders Meetings. Bank and Bancshares shall call meetings of their shareholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreements.

     6.02. Legal Conditions to Merger. Each of Bank and Bancshares will take all reasonable actions necessary to comply promptly with all legal requirements it may have with respect to the Merger (including furnishing all information required by the FRB or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Merger. Bancshares will cause it subsidiaries to take in a prompt manner all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any agreement, consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Bancshares, Bank or any subsidiary in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and the Plan of Merger.

     6.03. Reports.

          (a) Prior to the Effective Time, Bank and Bancshares shall respectively, prepare and file as and when required all Bank Reports and Bancshares Reports.

          (b) Bank and Bancshares shall prepare such Bank Reports and Bancshares Reports such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not

                                     A-I-18
     misleading, and (ii) with respect to any Bank Report or Bancshares Report containing financial information of the type included in the Bank Financial Statements or the Bancshares Financial Statements, the financial information (A) is prepared in accordance with accounting principles and practices as utilized in the Bank Financial Statements or the Bancshares Financial Statements, applied on a consistent basis (except as stated therein or in the notes thereto) (B) presents fairly the consolidated financial condition of Bank or Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items necessary for a fair presentation, subject to year-end audit adjustments.

     6.04. Brokers or Finders. Bancshares and Bank represent, as to itself or themselves, and their subsidiaries, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Except as set forth in Section 6.04, it is agreed and understood by Bancshares and Bank that the firm of Gerrish & McCreary, P.C., shall be compensated for their services by Bank in accordance with engagement letters executed by Bank, and the obligations of Bank under said engagement letters shall survive the Merger.

     6.05. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Bancshares with full title to all properties, assets, rights, approvals, immunities and franchises of Bank, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     6.06. Governmental and Other Third Party Approvals. Bank and Bancshares shall each use their reasonable best efforts to obtain all governmental and other third party approvals, authorizations and consents that may be necessary or reasonably required of them in order to effect the transactions contemplated by this Agreement. Bank and Bancshares agree to make all filings and applications for such approvals and reviews as soon as practicable, to prosecute the same with reasonable diligence and to notify each other when such approvals, authorizations and consents have been received. Bank and Bancshares will provide each other with copies of all regulatory notices and filings made in connection with the transactions contemplated by this Agreement prior to filing. Bancshares and Bank will each provide to the other copies of any correspondence received from any regulatory agency relating to such filings, and shall use its best efforts to keep the other parties advised of the progress of obtaining all regulatory and third party approvals required for the consummation of all transactions contemplated by this Agreement.

     6.07 Employee Benefits and Contracts. Following the Effective Time, Bancshares shall provide generally to officers and employees of Bank, who at or after the Effective Time become employees of Bancshares or any of its affiliates, employee benefits under Bancshares employee pension and welfare benefit plans, on terms and conditions as provided by said plan agreements. Bancshares also shall cause Bank to honor on terms reasonably agreed upon by Bancshares and Bank all employment, severance, consulting, and other compensation contracts disclosed in Exhibit 3.10(a) to this Agreement between Bank and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Bank Benefit Plans. For purposes of vesting employees of Bank will be given credit under Bancshares' Employee Stock Ownership Plan for prior service rendered to Bank.

                                     A-I-19

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Merger Agreements shall have been approved and adopted by the legally required vote of the holders of the outstanding shares of Bank Common Stock and Bancshares common stock at shareholders meetings duly called for the purpose of voting on the Merger.

          (b) Federal Reserve Board and FDIC. The Merger Agreements and the transactions contemplated hereby shall have been approved by the FRB and FDIC and other necessary banking authorities without any condition not acceptable to Bancshares, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

          (c) State Banking Authorities. The Louisiana Office of Financial Institutions and Arkansas State Banking Commissioner shall have approved the transfer of ownership of Bank to Bancshares without any condition not acceptable to Bancshares.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

          (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced against Bancshares, Bank or any affiliate, subsidiary, associate, officer or director of either of them, seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

          (f) Closing Date. The Closing Date shall occur as soon as practicable but in no event later than December 31, 1997 unless extended by Bank and Bancshares.

          (g) Consents Under Agreements. Bancshares, Bank and their subsidiaries shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

          (h) Securities Laws. A registration statement for the Bancshares Stock shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Bancshares shall have obtained all securities or "blue sky" permits and other authorizations necessary under state securities laws for Bancshares to issue the Bancshares Stock and consummate the Merger.

     7.02. Conditions to Obligations of Bancshares. The obligation of Bancshares to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by Bancshares:

          (a) Representations and Warranties. Each of the representations and warranties of Bank set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects consistent with said standard of materiality) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement.

          (b) Performance of Obligations of Bank. Bank shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to

                                     A-I-20
     the Closing Date, and Bancshares shall have received a certificate signed on behalf of Bank by the chief executive officer and by the chief financial officer of Bank to such effect.

          (c) Opinion of Counsel. Bank shall have delivered to Bancshares an opinion of its counsel, Gerrish & McCreary, P.C., dated as of the Closing Date and in form and substance satisfactory to counsel for Bancshares, to the aggregate effect that: (i) Bank has been duly incorporated and organized and is a banking association validly existing in good standing under the laws of Louisiana with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (ii) all corporate proceedings and other actions on the part of Bank necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of Bank and constitute (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of Bank; (iv) the execution of the Articles of Merger by Bank has been duly and validly authorized; (v) Bank is governed by the LRS; (vi) to the best knowledge of counsel, Bank has filed all reports required by federal and state laws and banking authorities; (vii) Bank has the requisite corporate power and authority to own or lease its properties as owned or leased, and to conduct its business as conducted;
     (viii) the Agreement is enforceable against Bank in accordance with its terms (subject to the qualification that the enforceability of the Agreement may be (a) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (b) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity); (ix) the execution, delivery and performance of the Agreement by Bank and the consummation of the Merger (a) do not violate any presently existing provision of any law, or to counsel's actual knowledge, any rule, or regulation applicable to, or any judgment, order, or decree which is binding upon Bank, (b) do not conflict with any provisions of the articles of incorporation or by-laws, as amended, of Bank, (c) do not conflict with or constitute a default under any indenture or agreement which is, to counsel's actual knowledge, binding upon Bank and which is material to Bank; (x) no issued and outstanding shares of Bank Common Stock were issued in violation of the preemptive rights of any holder of previously issued common stock of Bank; (xi) no shares of Bank Common Stock that could have been issued pursuant to outstanding Stock Options would, upon issuance, have been issued in violation of the preemptive rights of any holder of previously issued common stock of Bank; and (xii) no preemptive rights of any holder of previously issued common stock of Bank were violated by the granting of any Stock Option granted by Bank, whether such Stock Option is presently outstanding or has been exercised . In rendering such opinion, said counsel may rely upon certificates of officers of Bank, state officials and/or other regulatory authorities, and opinions of other counsel.

          (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Bank.

          (e) Environmental Audits. Phase I environmental audits of the Bank Property shall have been conducted at Bancshares's expense and shall, to Bancshares's satisfaction, reflect no material problems under Environmental Laws.

          (f) Pooling Opinion. Bancshares shall have received an opinion from Arthur Andersen LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment under applicable accounting principles and that it will be so treated by the SEC if consummated in accordance with the Merger Agreements.

          (g) Affiliates. Each person who receives a portion of the Bancshares Stock and who might reasonably be considered to be an affiliate of Bank, as defined in paragraph (a) of Rule 144 of the Rules of the Securities and Exchange Commission under the Securities Act, shall have executed and delivered at Closing a letter substantially in the form set forth in
     Exhibit 7.02(g).

                                     A-I-21

          (h) Consents Under Agreements. Bancshares and its subsidiaries shall have obtained the consent or approval of each person whose consent or approval of any transaction contemplated herein is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

          (i) Dissenting Shares. The number of Dissenting Shares shall not exceed 10% of the Bank Common Stock.

          (j) Bank Optionholders. Each holder of Options to purchase shares of Bank Common Stock shall have entered into a written agreement with Bancshares and Bank providing that each Optionholder will accept in full satisfaction of Bank's obligations under all stock Options granted to said Optionholder the Option Conversion Shares determined in accordance with
     Section 2.01(i) above.

     7.03. Conditions to Obligations of Bank. The obligation of Bank to effect the Merger is subject to the satisfaction of the following conditions unless waived by Bank:

          (a) Representations and Warranties. Each of the representations and warranties of Bancshares set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects consistent with said standard of materiality) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and Bank shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

          (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Bank shall have received a certificate signed on behalf of Bancshares by the chief executive officer and by the chief financial officer of Bancshares to such effect.

          (c) Opinion of Counsel. Bancshares shall have delivered to Bank an opinion of its counsel, Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., dated as of the Closing Date and in form and substance satisfactory to counsel for Bank, to the aggregate effect that: (i) Bancshares is a corporation validly existing under the laws of Arkansas with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby;
     (ii) all corporate proceedings and other actions on the part of Bancshares necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of Bancshares and constitutes (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of Bancshares; (iv) Bancshares is a Bank Holding Company registered under, and to counsel's actual knowledge, has filed all reports required by BHC; (v) Bancshares is duly qualified to do business in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it make such qualification necessary and where failure to be so qualified would have a material adverse effect on Bancshares on a consolidated basis; (vi) Bancshares has the requisite corporate power and authority to own or lease its properties as owned or leased, and to conduct its business as conducted; (vii) the Agreement is enforceable against Bancshares in accordance with its terms (subject to the qualification that the enforceability of the Agreement may be (a) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (b) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity); (viii) the execution, delivery and performance of the Agreement by Bancshares and the consummation of the Merger (a) do not violate any presently existing provision of any law, or, to counsel's actual knowledge, any rule, or regulation applicable to, or any judgment, order, or decree which is binding upon, Bancshares, (b) do not conflict with any provisions of the articles of incorporation or by-laws, as amended, of Bancshares, (c) do not conflict with or constitute a default under any indenture or agreement which is, to Counsel's actual knowledge, binding upon Bancshares and which is material to Bancshares on a consolidated basis; (ix) all necessary approvals from the Board of Governors of the

                                     A-I-22

     Federal Reserve System, FDIC and the banking authorities in the states of Arkansas and Louisiana relating to Bancshares with respect to the Merger have been obtained, and no further authorization from the foregoing or any other regulatory authority is required prior to consummation of the Merger;
     (x) the shares of Bancshares Common Stock to be issued to the Bank Shareholders and Bank Optionholders in the Merger (a) have been registered under the Securities Act of 1933, as amended, and the Registration Statement covering such shares has been declared effective by the Securities and Exchange Commission ("SEC"), and to counsel's actual knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the SEC; (b) have been duly and validly authorized by all necessary corporate action of Bancshares; and (c) when issued to the Bank Shareholders and Bank Optionholders pursuant to the Agreement, will be validly issued, fully paid, and nonassessable; and (xi) all necessary "Blue Sky" filings and notices with respect to the Bancshares Common Stock have been made. In rendering such opinion, said counsel may rely upon certificates of officers of Bancshares, state officials and other regulatory authorities, and opinions of other counsel.

          (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1996 in the financial condition, results of operations or business of Bancshares.

          (e) Authorized Shares. The shares of Bancshares Stock to be delivered to Bank Shareholders pursuant to this Agreement shall have been authorized for listing on the NASDAQ Market.

          (f) Federal Income Tax Opinion. Bank shall have received an opinion from counsel to Bank that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by holders of Bank Common Stock upon receipt of Bancshares Stock except for cash received in lieu of fractional shares; (iii) the aggregate tax basis of Bancshares Stock received by a Bank Shareholder will be the same as the aggregate basis of the Bank Common Stock surrendered in exchange therefor, and (iv) the holding period of the Bancshares Stock to be received by each Bank Shareholder will include the period during which the Shareholder held the Bank Common Stock surrendered in exchange therefor, provided that the Bank Common Stock is held as a capital asset as of the date of exchange.

          (g) Fairness Opinion. Southard Financial shall have issued its written Fairness Opinion to the Board of Directors of Bank stating that the terms of the Merger are fair to the Bank Shareholders from a financial point of view. Such written Fairness Opinion shall (a) be in form and substance reasonably satisfactory to Bank, (b) be dated as of a date not later than the mailing of the proxy statement/prospectus relating to the Merger to be mailed to the Bank Shareholders, (c) be included as an exhibit to the proxy statement/prospectus, and (d) be updated and reissued to Bank prior to the Effective Time.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.01. Termination. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of the Board of Directors of Bancshares and the Board of Directors of Bank;

          (b) by either Bancshares or Bank (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Bank, on the one hand, or Bancshares on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of Bank on the one hand, or Bancshares on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition

                                     A-I-23
     has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition from the terminating party;

          (c) by either Bancshares or Bank if any permanent Injunction preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either Bancshares or Bank if the Merger shall not have been consummated on or before March 31, 1998, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

          (e) by either Bancshares or Bank if the FRB has denied approval of the Merger and such denial has become final and nonappealable; or

          (f) either by Bancshares or Bank if any condition precedent to the terminating party's obligation to effect the Merger has not been satisfied and such condition cannot reasonably be expected to be satisfied prior to the date specified in Subsection 8.01(d).

     8.02. Effect of Termination. In the event of termination of this Agreement by either Bank or Bancshares as provided in Section 8.01, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of Bank or Bancshares or their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of its or their representations, warranties, covenants or agreements set forth in this Agreement.

     8.03. Amendment. Subject to the next following sentence, this Agreement and the Plan of Merger may be amended by the parties hereto by action taken or authorized by the respective Boards of Directors of Bancshares and Bank at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.04. Extension; Waiver. At any time prior to the Effective Time, Bancshares, on the one hand, and Bank, on the other hand, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                OTHER PROVISIONS

     9.01. Approvals. Bancshares shall have primary responsibility for the preparation, filing, and cost of all regulatory applications required for consummation of the Merger. Bancshares shall file all regulatory applications as soon as practicable after the execution of this Agreement. Bancshares shall provide to Bank's counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. Bancshares shall proceed expeditiously, cooperate fully, and use its best efforts to procure, upon terms and conditions reasonably acceptable to Bancshares, all consents, authorizations, approvals, registrations, and certificates to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest practicable date.

     9.02. SEC Registration. Bancshares shall file with the SEC as soon as practicable after the execution of this Agreement a Registration Statement on an appropriate form under the Securities Act covering the Bancshares Stock and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement, and any amendments and supplements thereto, are referred to in this Agreement as the "Registration Statement." The Registration Statement shall include a proxy statement/prospectus reasonably acceptable to Bancshares and Bank, prepared for use in connection

                                     A-I-24
with the meetings of shareholders of Bancshares and Bank as referred to in
Section 6.01 of this Agreement, all in accordance with the rules and regulations of the SEC. Bancshares shall, as soon as practicable after the filing of the Registration Statement, make all filings required to obtain all Blue Sky exemptions, authorizations, consents, or approvals required by the issuance of the Bancshares Stock. In advance of filing the Registration Statement, Bancshares shall provide Bank and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon.

     9.03. Indemnification and Insurance. (a) Indemnification. From and after the Effective Time, Bancshares shall assume and honor any obligations as provided for and permitted by applicable federal and state law which Bank had immediately prior to the date of this Agreement with respect to the indemnification of each person who is, on the date hereof, or has been at any time prior to the date hereof, or who becomes, prior to the Effective Time, a director or officer of Bank, or was serving at the request of Bank as a director or officer of any domestic or foreign corporation, joint venture, trust, employee benefit plan, or other enterprise (collectively, the "indemnitees") arising out of Bank's Articles of Incorporation or By-Laws in effect at the Effective Time, against any and all losses in connection with or arising out of any claim, which is based upon, arises out of, or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed), of Bank. Indemnification of employees and directors of Bank following the Effective Time will be provided to the same extent as provided to other persons serving in similar capacities for Bancshares or its subsidiaries following the Effective Time.

     (b) Insurance. Following the Effective Time, Bancshares will provide any Bank directors and employees who remain or become directors or officers of Bancshares, or any of its subsidiaries, including Bank, with the same directors' and officers' liability insurance coverage that Bancshares provides to other similarly situated officers of Bancshares and its bank subsidiaries.

     9.04. Accounting Treatment. Bancshares shall not intentionally take or cause to be taken any action which would prevent the Merger from qualifying for pooling of interests accounting treatment solely as a means to terminate this Agreement.

     9.05. Disclosure of Combined Operations. Bancshares agrees to make public disclosure of financial results reflecting 30 days' of post-merger combined operations of Bank and Bancshares within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Bancshares agrees to make the required public disclosure of financial results as set out above as soon as feasible after the Merger is consummated.

     9.06. Notice of Changes. Until the Closing Date, Bancshares will give Bank prompt written notice of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Bancshares or a failure by Bancshares to comply with any covenant, condition, or agreement contained herein, or any other changes, or any inaccuracies in any information previously given or made available to Bank pursuant to this Agreement.

     9.07. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Bancshares, to

          First United Bancshares, Inc.
          Attention: John E. Burns
          Chief Financial Officer
          P. O. Box 751
            El Dorado, Arkansas 71731

                                     A-I-25
        with a copy to:

          Hermann Ivester, Esq.
           Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
           320 West Capitol Avenue, Suite 1000
          Little Rock, Arkansas 72201

        (b) if to Bank to:

           City Bank & Trust of Shreveport
           Attention: Mr. Ron Boudreaux, President and Chief Executive Officer 6025 Line Avenue
            Shreveport, Louisiana 71106

        with a copy to:

          Jeffrey C. Gerrish
           Gerrish McCreary, P.C.
           700 Colonial Road, Suite 200
          Memphis, Tennessee 38117

     9.08. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.09. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.10. Entire Agreement. This Agreement (including the documents and the instruments referred to herein, including the Plan of Merger) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arkansas.

     9.12. Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and will use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement. However, the determination by Bancshares as to when and whether it will make a public statement and the contents of any such public statement shall be final and binding.

     9.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     9.14. Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made to the best knowledge of a party, such knowledge shall include the actual knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

     9.15. Expenses. Except as otherwise provided herein, all Expenses incurred by Bancshares and Bank in connection with or related to the authorization, preparation and execution of this Agreement, the Plan of Merger, and all other matters related to the closing of the transactions contemplated hereby, including,

                                     A-I-26
without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

     9.16. Nonsurvival of Representations and Warranties. The representations and warranties of Bancshares and Bank contained in this Agreement shall expire at the Effective Time and thereafter neither Bank nor Bancshares, nor any of their respective directors, officers, employees and attorneys shall have any further liability with respect thereto, except as to any matter which is based upon willful fraud, with respect to which the representations, warranties, terms covenants and conditions set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations.

     IN WITNESS WHEREOF, Bank and Bancshares have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            FIRST UNITED BANCSHARES, INC.

                                            By:     /s/ JAMES V. KELLEY

                                              ----------------------------------
                                              James V. Kelley
                                              Chairman, President and Chief
                                                Executive Officer

ATTEST:

        /s/ JOHN E. BURNS
------------------------------------
John E. Burns
Vice President and Chief Financial
Officer

                                            CITY BANK AND TRUST OF SHREVEPORT

                                            By:    /s/ RON C. BOUDREAUX

                                              ----------------------------------
                                              Ron C. Boudreaux
                                              President and Chief Executive
                                                Officer

ATTEST:

    /s/ RODNEY L. MURCHINSON
------------------------------------
Rodney L. Murchinson
Senior Vice President

                                     A-I-27

                                   EXHIBIT A

                                 PLAN OF MERGER

     This Plan of Merger, is made as of             , 1997 ("Plan of Merger"),
by and between First United Bancshares, Inc., an Arkansas corporation ("Bancshares"), City Bank & Trust of Shreveport, a Louisiana state Bank ("Bank"), and Interim Bank, a Louisiana state bank.

     WHEREAS, Bank is a Louisiana state-chartered bank with authorized capital stock consisting of 1,000,000 shares of common stock, $5.00 par value of which shares of common stock ("Bank Common Stock") are validly issued and outstanding on the date hereof;

     WHEREAS, Bancshares is a corporation with authorized capital stock of
24,000,000 shares of common stock, $1.00 par value, of which           shares
are validly issued and outstanding on the date hereof;

     WHEREAS, Bancshares is a corporation duly organized and existing under the laws of Arkansas;

     WHEREAS, Bancshares has received approval of the Louisiana Office of Financial Institutions to establish an interim bank ("Interim Bank") under the laws of Louisiana, as described more fully below, the capital stock of which is wholly owned by Bancshares;

     WHEREAS, Bancshares and Bank have entered into an Agreement and Plan of Reorganization (the "Agreement" and, together with this Plan of Merger, the "Merger Agreements") that contemplates the merger of Interim Bank with and into Bank (the "Merger") upon the terms and conditions provided in this Plan of Merger and the Agreement and pursuant to the Louisiana Revised Statutes of 1950, as amended (the "LRS");

     WHEREAS, the Boards of Directors of Bancshares and Bank deem it fair and equitable to, and in the best interests of, their respective organizations and shareholders that Interim Bank be merged with and into Bank with Bank being the surviving bank, and each such Board of Directors has approved this Plan of Merger, has authorized its execution and delivery, and Bancshares and Bank have directed that this Plan of Merger and the Merger be submitted to their shareholders for approval;

     NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:

                                   ARTICLE I

                                   THE MERGER

     1.01. The Merger. Subject to the terms and conditions of the Merger Agreements, Interim Bank will be merged with and into Bank, which will continue as the surviving corporation, in accordance with and with the effect provided in the LRS.

     1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreements, the Merger shall become effective at 5:00 p.m. Central Time on the date of Closing (the "Effective Time").

     1.03. Effects of the Merger. (a) At the Effective Time, (i) the separate existence of Interim Bank shall cease and Interim Bank shall be merged with and into Bank (Bank and Interim Bank are sometimes referred to herein as the "Constituent Banks" and Bank is sometimes referred to herein as the "Surviving Bank"), (ii) the Articles of Incorporation of Bank in effect as of the Effective Time (the "Articles") shall be the Articles of Incorporation of the Surviving Bank, subject to any amendments of the Articles required by the LRS as a result of the Merger, and (iii) the Bylaws of Bank in effect as of the Effective Time (the "Bylaws") shall be the Bylaws of the Surviving Bank.

     (b) At and after the Effective Time, the Surviving Bank shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Banks; and all and singular rights, privileges, powers and franchises of each of the

                                     A-I-28

Constituent Banks, and all property, real, personal and mixed and all debts due to either of the Constituent Banks on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Banks, shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Bank as they were of the Constituent Banks, and the title to any real estate vested by deed or otherwise, in either of the Constituent Banks, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Banks shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Banks shall thenceforth attach to the Surviving Bank, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Bank shall be prosecuted as if the Merger had not taken place, and the Surviving Bank may be substituted as a party in such action or proceeding in place of any Constituent Bank.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE COMMON STOCK OF THE
                  CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

     2.01. Conversion of Bank Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Bank Common Stock or options to purchase Bank Common Stock ("Option Agreements"), but subject to the rights of dissenting shareholders of Bank:

          (a) Conversion of Bank Common Stock. The issued and outstanding shares and Option Agreements of Bank Common Stock shall be converted in accordance with the Agreement into the right to receive the consideration provided in
     Section 2.01 of the Agreement.

          (b) Cancellation of Shares. All shares of Bank Common Stock and all Option Agreements issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares or Option Agreement shall cease to have any rights with respect thereto, except the right to receive the consideration to be paid therefor upon the surrender of such certificate or Option Agreement in accordance with the Plan of Merger, without interest.

     2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Bancshares shall deliver to the Trust Department of First National Bank of El Dorado, El Dorado, Arkansas or such other bank or trust company designated by Bancshares (the "Exchange Agent") for the benefit of the holders of shares of Bank Common Stock and Option Agreements, for exchange in accordance with this
Article II through the Exchange Agent, the number of shares of Bancshares Common Stock and cash (the "Exchange Fund") to be paid pursuant to Section 2.01 of the Agreement in exchange for shares of Bank Common Stock and Option Agreements outstanding immediately prior to the Effective Time.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of an Option Agreement and a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bank Common Stock (the "Certificates") whose shares or options were converted into the right to receive consideration pursuant to Section 2.01 of the Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Option Agreements shall pass, only upon delivery of the Certificates and Option Agreements to the Exchange Agent and shall be in such form and have such other provisions as Bancshares may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates and Option Agreements in exchange for the consideration due. Upon surrender of a Certificate or Option Agreement for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Bancshares, together with such letter of transmittal, duly executed, the holder of such Certificate or Option Agreement shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Bancshares common stock and cash which such holder has the right to receive pursuant to
Section 2.01 of the Agreement, and the Certificate or Option Agreement so surrendered shall forthwith be

                                     A-I-29
cancelled. Until surrendered as contemplated by this Section 2.02, each Certificate or Option Agreement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration specified in Section 2.01 of the Agreement.

     (c) Distributions with Respect to Unexchanged Shares. No delivery of Bancshares Common Stock or cash payment of any kind shall be paid to the holder of any unsurrendered Certificate or Option Agreement until the holder of record of such Certificate or Option Agreement shall surrender such Certificate or Option Agreement.

     (d) No Further Ownership Rights in Bank Common Stock. The consideration paid upon the surrender of shares of Bank Common Stock and Option Agreements in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Bank Common Stock and Option Agreements, and there shall be no further issuance of Bank Common Stock pursuant to exercise of options and no further registration of transfers on the stock transfer books of the Surviving Bank of the shares of Bank Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Option Agreements are presented to the Surviving Bank for any reason, they shall be cancelled and payment therefor shall be made as provided in this Plan of Merger.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders and optionholders of Bank for six months after the Effective Time shall be delivered to Bancshares, upon demand, and any shareholders or optionholders of Bank who have not theretofore complied with this Section 2.02 shall thereafter look only to Bancshares for payment of the consideration due for their stock or option.

     (f) No Liability. Neither Bancshares nor Bank shall be liable to any optionholder or holder of shares of Bank Common Stock for consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Conversion of Stock of Interim Bank. At the Effective Time, the shares of the Interim Bank common stock validly issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action
by the holder thereof, be converted into           shares of common stock, $5.00
par value, of the Surviving Bank so that all shares of capital stock of the Surviving Bank will be owned by Bancshares. The outstanding certificates representing shares of the Interim Bank common stock will, after the Effective Time, be deemed to represent the number of shares of the Surviving Bank into which they have been converted and may be exchanged for new certificates of the Surviving Bank upon request of the holder thereof.

                                  ARTICLE III

                       CONDITIONS; TERMINATION; AMENDMENT

     3.01. Conditions to the Merger. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article VII of the Agreement.

     3.02. Termination. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the respective Boards of Directors of Bank and Bancshares at any time prior to the Effective Time. If the Agreement is terminated in accordance with Article IX thereof, then this Plan of Merger will terminate simultaneously and the Merger will be abandoned without further action by Bank or Bancshares.

     3.03. Amendment. Subject to the next following sentence, this Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before the Closing Date. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     3.04. Extension; Waiver. At any time prior to the Closing Date, Bancshares and Bank, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto and (ii) waive compliance by

                                     A-I-30
the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument on behalf of such party.

                                   ARTICLE IV

                               GENERAL PROVISIONS

     4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Bancshares, to

          Mr. John E. Burns
          Chief Financial Officer
          First United Bancshares, Inc.
          P. O. Box 751
          El Dorado, Arkansas 71731

        with a copy to:

          Hermann Ivester, Esquire
           Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
           320 West Capitol Avenue, Suite 1000
           Little Rock, Arkansas 72201

        (b) if to Bank, to

          Mr. Ron C. Boudreaux
          President and Chief Executive Officer
          City Bank & Trust of Shreveport
          6025 Line Avenue
          Shreveport, Louisiana 71106

        with a copy to:

          Jeffrey C. Gerrish
           Gerrish McCreary, P.C.
           700 Colonial Road, Suite 200
           Memphis, Tennessee 38117

     4.02. Interpretation. When a reference is made in this Plan of Merger to Sections, such reference shall be to a Section of this Plan of Merger unless otherwise indicated. The headings contained in this Plan of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     4.03. Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     4.04. Governing Law. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Louisiana.

                                     A-I-31

     IN WITNESS WHEREOF, Bank and Bancshares have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            FIRST UNITED BANCSHARES, INC.

                                            By:
                                              ----------------------------------
                                              James V. Kelley
                                              Chairman of the Board, President
                                                and
                                              Chief Executive Officer

Attest:

------------------------------------------------------
Robert G. Dudley, Secretary

                                            CITY BANK & TRUST COMPANY OF
                                              SHREVEPORT

                                            By:
                                              ----------------------------------
                                              Ron C. Boudreaux
                                              President and Chief Executive
                                                Officer

Attest:

------------------------------------------------------
________, Secretary

                                            INTERIM BANK

                                            By:
                                              ----------------------------------
                                              Ron C. Boudreaux
                                              President and Chief Executive
                                                Officer

Attest:

------------------------------------------------------
________, Secretary

                                     A-I-32

                                                                        ANNEX II

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

4-27-1301. DEFINITIONS.

     In this subchapter:

     1. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

     2. "Dissenter" means a shareholder who is entitled to dissent from corporate action under sec. 4-27-1302 and who exercises that right when and in the manner required by sec.sec. 4-27-1320 -- 4-27-1328;

     3. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

     4. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances;

     5. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

     6. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

     7. "Shareholder" means the record shareholder or the beneficial shareholder.

HISTORY. Acts 1987, No. 958, sec. 64-1301; 1987 (1st Ex. Sess.), No. 11, sec.
10.

4-27-1302. RIGHT OF DISSENT.

     A. A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

     1. Consummation of a plan of merger to which the corporation is a party:

          (i) If shareholder approval is required for the merger by sec. 4-27-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

          (ii) If the corporation is a subsidiary that is merged with its parent under sec. 4-27-1104;

     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

     4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i) Alters or abolishes a preferential right of the shares;

          (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                                     A-II-1

          (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

          (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under sec. 4-27-604; or

     5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this subchapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

HISTORY. Acts 1987, No. 958, sec. 64-1302; 1987 (1st Ex. Sess.), No. 11, sec.
11.

4-27-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

HISTORY. Acts 1987, No. 958, sec. 64-1303.

4-27-1403 -- 4-27-1319. [RESERVED.]

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

4-27-1320. NOTICE OF DISSENTERS' RIGHTS.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     B. If corporate action creating dissenters' rights under sec. 4-27-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 4-27-1322.

HISTORY. Acts 1987, No. 958, sec. 64-1304.

4-27-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

     A. If proposed corporate action creating dissenters' rights under Section 4-27-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                                     A-II-2

          (2) Must not vote his shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A, of this section is not entitled to payment for his shares under this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1305.

4-27-1322. DISSENTERS' NOTICE.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of sec. 4-27-1321.

     B. The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

          1. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
     (60) days after the date the notice required by subsection A. of this section is delivered; and

          5. Be accompanied by a copy of this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1306.

4-27-1323. DUTY TO DEMAND PAYMENT.

     A. A shareholder sent a dissenters' notice described in sec. 4-27-1322 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sec. 4-27-1322B.3., and deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who demands payment and deposits his share certificates under subsection A. of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1307.

4-27-1324. SHARE RESTRICTIONS.

     A. The corporation may restrict the, transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under sec. 4-27-1326.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                                     A-II-3

HISTORY. Acts 1987, No. 958, sec. 64-1308.

4-27-1325. PAYMENT.

     A. Except as provided in sec. 4-27-1327, as soon as the proposed corporation action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with sec. 4-27-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     B. The payment must be accompanied by:

          1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          2. A statement of the corporations' estimate of the fair value of the shares;

          3. An explanation of how the interest was calculated;

          4. A statement of the dissenter's right to demand payment under sec. 4-27-1328; and

          5. A copy of this subchapter.

HISTORY. Acts 1987, No. 958, sec. 64-1309.

4-27-1326. FAILURE TO TAKE ACTION.

     A. If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under sec. 4-27-1322 and repeat the payment demand procedure.

HISTORY. Acts 1987, No. 958, sec. 64-1310.

4-27-1327. AFTER-ACQUIRED SHARES.

     A. A corporation may elect to withhold payment required by sec. 4-27-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     B. To the extent the corporation elects to withhold payment under subsection A. of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 4-27-1328.

HISTORY. Acts 1987, No. 958, sec. 64-1311.

4-27-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under sec. 4-27-1325), or reject the corporation's offer under sec. 4-27-1327 and demand payment of the fair value of his shares and interest due, if:

          1. The dissenter believes that the amount paid under sec. 4-27-1325 or offered under sec. 4-27-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          2. The corporation fails to make payment under sec. 4-27-1325 within sixty (60) days after the date set for demanding payment; or

                                     A-II-4

          3. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A. of this section within thirty (30) days after the corporation made or offered payment for his shares.

HISTORY. Acts 1987, No. 958, sec. 64-1312.

4-27-1329. [RESERVED.]

                          JUDICIAL APPRAISAL OF SHARES

4-27-1330. COURT ACTION.

     A. If a demand for payment under sec. 4-27-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters (whether or nor residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The jurisdiction of the court in which the proceeding is commenced under subsection B. of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     E. Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

          (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under sec. 4-27-1327.

HISTORY. Acts 1987, No. 958, sec. 64-1313.

4-27-1331. COURT COSTS AND COUNSEL FEES.

     A. The court in an appraisal proceeding commenced under sec. 4-27-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under sec. 4-27-1328.

                                     A-II-5

     B. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sec.sec. 4-27-1320 -- 4-27-1328; or

          2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

HISTORY. Acts 1987, No. 958, sec. 64-1314.

                                     A-II-6

                                                                       ANNEX III

                       RIGHTS OF DISSENTING STOCKHOLDERS

SECTION 376. RIGHTS OF A STOCKHOLDER DISSENTING FROM CERTAIN ACTIONS

     A. Except as provided in Subsection B of this Section, if a state bank has, by vote of its stockholders, authorized a sale, lease, or exchange of all of substantially all of its assets, or become a party to a merger or consolidation, or authorized a conversion into a national bank, or authorized a voluntary liquidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a stockholder who voted against such action shall have the right to dissent.

     B. The right to dissent provided by this Section shall not exist in the case of stockholders holding shares of any class of stock which, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting of stockholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the bank issuing such stock provide otherwise, or the shares of such stockholders were not converted by the merger or consolidation solely into shares of the surviving or new bank.

     C. (1) Except as provided in the last sentence of this Subsection, any stockholder electing to exercise such right of dissent shall file with the bank, prior to or at the meeting of stockholders at which such proposed action is submitted to a vote, a written objection to such proposed action and shall vote his shares against such action.

     (2) If such proposed action be taken by the required vote but less than eighty percent of the total voting power, and the merger, consolidation, sale, liquidation, or conversion authorized thereby be effected, the bank shall promptly thereafter given written notice thereof, by registered mail, to each stockholder who filed such written objection to and voted his shares against such action at such stockholder's last address on the bank's records.

     (3) Each such stockholder may, within twenty days after the mailing of such notice to him but not thereafter, file with the bank a demand in writing for the fair cash value of his shares as of the day before such vote was taken, provided that he state in such demand the value demanded and a post office address to which the reply of the bank may be sent and at the same time deposit in escrow in a bank or trust company located in the parish of the domicile of the bank the certificates representing his shares, duly endorsed and transferred to the escrow bank upon the sole condition that said certificates shall be delivered to the bank upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand, the stockholder shall deliver to the bank the written acknowledgement of such escrow bank or trust company with which such certificates have been deposited that it so holds his certificates of stock.

     (4) Unless the objection, demand, and acknowledgment aforesaid be made and delivered by the stockholder within the period described in this Subsection, he shall conclusively be presumed to have acquiesced in the action proposed or taken.

     D. If the bank does not agree to the value so stated and demanded or does not agree that a payment is due, it shall, within twenty days after the receipt of such demand and acknowledgment, notify in writing the stockholder at the designated post office address of its disagreement and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise, it shall be liable for and shall pay to the dissatisfied stockholder the value demanded by him for his shares.

     E. (1) In case of disagreement as to such fair cash value or as to whether any payment is due after compliance by the parties with the provisions of Subsections C and D of this Section, the dissatisfied stockholder within sixty days after receipt of notice in writing of the bank's disagreement but not thereafter may file suit against the bank or the merged or consolidated bank, as the case may be, in the district court of the parish in which the bank or the merged or consolidated bank, as the case may be, is domiciled praying the court to fix and decree the fair cash value of the dissatisfied stockholder's shares as of the day before the action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto,

                                     A-III-1
determine summarily whether any payment is due and, if so, such cash value, and render judgment accordingly.

     (2) Any stockholder entitled to file such a suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such a suit filed by another stockholder and recover therein judgment against the bank for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed action, and any such action may be carried to completion notwithstanding any such suit.

     (3) Failure of the stockholder to bring suit or to intervene in such a suit within sixty days after receipt of notice of disagreement by the bank shall conclusively bind the stockholder:

          (a) By the bank's statement that no payment is due; or

          (b) If the bank does not contend that no payment is due, to accept the value of his shares as fixed by the bank in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the stockholder and the bank, or when the bank has become liable for the value demanded by the stockholder because of failure to give notice of disagreement and of the value it will pay, or when the stockholder has become bound to accept the value the bank agrees is due because of his failure to bring suit within sixty days after receipt of notice of the bank's disagreement, the action of the stockholder to recover such value must be brought within five years from the date the value was agreed upon or the liability of the bank became fixed.

     G. If the bank or the merged or consolidated bank, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied stockholder on demand an amount in cash deemed by it to be fair cash value of his shares, and if, on the institution of a suit by the dissatisfied stockholder claiming an amount in excess of the amount offered, the bank or the merged or consolidated bank, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered; then, if the amount finally awarded such stockholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the bank or the merged or consolidated bank, as the case may be, and judicial interest may be awarded against such bank only on the amount of the award in excess of the amount deposited in the registry of the court; otherwise, the costs of the proceeding shall be taxed against such stockholder.

     H. Upon filing a demand for the value of his shares, the stockholder shall cease to have any of the rights of a stockholder except the rights accorded by this Section. Such a demand may be withdrawn by the stockholder at any time before the bank gives notice of disagreement as provided in Subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the bank. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court should determine that the stockholder is not entitled to receive payment for his shares, or the stockholder should otherwise lose his dissenter's rights:

          (1) He shall not have the right to receive a payment for his shares;

          (2) His share certificates shall be returned to him and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the bank; and

          (3) He shall be reinstated to all his rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the bank he shall receive the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any proceeding that may have been taken in the interim.

                                     A-III-2

                                                                        ANNEX IV

                                August 29, 1997

Board of Directors
City Bank and Trust of Shreveport
Shreveport, Louisiana

RE: FAIRNESS OPINION RELATIVE TO PENDING AGREEMENT OF CITY BANK AND TRUST OF
    SHREVEPORT, SHREVEPORT, LOUISIANA, TO MERGE WITH AND INTO FIRST UNITED BANCSHARES, INC., EL DORADO, ARKANSAS.

Directors:

     The Board of Directors of City Bank and Trust of Shreveport ("CBT" or the "Bank") retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the acquisition of CBT by First United Bancshares, Inc. ("First United"). Southard Financial was previously engaged by First United to render a fairness opinion for First United's 1988 acquisition of First City Corp, Fort Smith, Arkansas. That opinion was issued on behalf of the shareholders of First United. Other than described above, Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in either CBT or First United. This opinion is issued based upon financial data as of June 30, 1997.

APPROACH TO ASSIGNMENT

     The approach to this assignment was to consider the following factors:

     - A review of the financial performance and position of CBT and the value of its common stock;

     - A review of the financial performance and position of First United and the value of its common stock;

     - A review of recent Bank merger transactions;

     - A review of the current and historical market prices of bank holding companies in Louisiana, Arkansas, and surrounding states;

     - A review of the investment characteristics of the common stock of CBT and First United;

     - A review of the Agreement and Plan of Reorganization between First United and CBT, dated June 18, 1997;

     - An evaluation of the impact of the merger on the expected return to the current shareholders of CBT; and,

     - An evaluation of other factors as was considered necessary to render this opinion.

     It is Southard Financial's understanding that the merger and resulting exchange of the stock of First United for the outstanding common stock of CBT constitutes a non-taxable exchange for federal income tax purposes.

DUE DILIGENCE REVIEW PROCESS

     In performing this assignment, Southard Financial reviewed certain documents pertaining to CBT and pertaining to First United.

REVIEW OF CITY BANK AND TRUST OF SHREVEPORT

     Southard Financial visited with the management of City Bank and Trust in Shreveport, Louisiana. Discussions included questions regarding the current and historical financial position and performance of CBT, its outlook for the future, and other pertinent factors.

                                     A-IV-1

REVIEW OF FIRST UNITED BANCSHARES, INC.

     Southard Financial visited with the management of First United Bancshares, Inc. in El Dorado, Arkansas. Discussions included questions regarding the current and historical financial position and performance of First United, its outlook for the future, and other pertinent factors. Southard Financial also reviewed publicly available information relative to First United and its stock.

MERGER DOCUMENTATION

     Southard Financial reviewed the Agreement and Plan of Reorganization (the "Agreement"). Appropriate aspects of this agreement were discussed with the management of CBT and First United.

     Southard Financial did not independently verify the information reviewed, but relied on such information as complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of First United or CBT, but reviewed data supplied by the management of both institutions.

MAJOR CONSIDERATIONS

     Numerous factors were considered in the overall review of the proposed merger. The review process included considerations regarding CBT, First United, and the proposed merger. The major considerations are as follows:

CITY BANK AND TRUST OF SHREVEPORT

     - Historical earnings;

     - Historical dividend payments;

     - Outlook for future performance, earnings, and dividends;

     - Economic conditions and outlook in CBT's market;

     - The competitive environment in CBT's market;

     - Comparisons with peer banks;

     - Potential risks in the loan and securities portfolios;

     - Recent minority stock transactions in CBT's common stock; and,

     - Other such factors as were deemed appropriate in rendering this opinion.

FIRST UNITED BANCSHARES, INC.

     - Historical earnings;

     - Historical dividend payments;

     - Outlook for future performance, earnings, and dividends;

     - Economic conditions and outlook in First United's market;

     - The competitive environment in First United's market;

     - Comparisons with peer banks;

     - Recent minority stock transactions in First United's common stock; and,

     - Other such factors as were deemed appropriate in rendering this opinion.

                                     A-IV-2

COMMON FACTORS

     - Historical and current bank merger pricing; and,

     - Current market prices for minority blocks of common stocks of regional bank holding companies in Louisiana, Arkansas, and surrounding states.

THE PROPOSED MERGER

     - The terms of the Agreement and Plan of Reorganization;

     - The specific pricing of the merger;

     - Adequacy of the consideration paid to the shareholders of CBT;

     - The assumption that the merger will be treated as a tax-free exchange;

     - The impact on First United's capital and liquidity positions;

     - The historical dividend payments of First United and the likely impact on the dividend income of the current shareholders of CBT (equivalency of cash dividends);

     - Pro-forma combined income statements for First United post merger and the expected returns to CBT shareholders (equivalency of earnings yield);

     - The market for minority blocks of First United common stock; and,

     - Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

     In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgment and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of CBT and First United. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned greater significance than any other.

DIVIDEND YIELD ANALYSIS

     In evaluating the impact of the proposed merger on the shareholders of CBT, Southard Financial reviewed the dividend paying histories of CBT and First United. Based upon this review, it is reasonable to expect that the shareholders of CBT, in total, will receive dividends significantly above the level currently paid by CBT, after the merger is completed (defined as post merger dividends per share times the exchange ratio). This is predicated on the assumption that First United will continue per share dividends at or above current levels.

EARNINGS YIELD ANALYSIS

     In evaluating the impact of the proposed merger on the shareholders of CBT, Southard Financial determined that, based upon an assumed proposed exchange ratio, the shareholders of CBT would have seen a decrease in fully diluted earnings per share (defined as post merger combined earnings per share times the assumed exchange ratio), had the merger been consummated prior to either January 1, 1996 or January 1, 1997. This is due to the much higher ROAA of CBT relative to First United.

                                     A-IV-3

BOOK VALUE ANALYSIS

     In evaluating the impact of the proposed merger on the shareholders of CBT, Southard Financial determined that the shareholders of CBT would have experienced a positive impact on the book value of their investment had the merger been consummated on December 31, 1996 or June 30, 1997. It is also important to note that the market price of First United stock was nearly twice its book value at year-end 1996 and about 220% of book value at June 30, 1997.

ANALYSIS OF ALTERNATIVES

     In evaluating the fairness of the proposed merger to the shareholders of CBT, Southard Financial reviewed with management the terms of other offers received for the purchase/merger of CBT. Based upon an extensive search of about two dozen potential acquirors, management received several initial responses, including four written offers. However, some of the potential acquirors did not have traded stocks and others were interested in cash (taxable) transactions. Negotiations took place with First United over about a 60-day period before a definitive agreement was reached. Further, Southard Financial considered recent public market merger pricing information.

ANALYSIS OF MARKET TRANSACTIONS

     Based upon the merger terms and the recent market price of First United common stock, CBT shareholders will receive about 247% of June 30, 1997 fully diluted book value, 13.05 times fully diluted trailing 12-month earnings, and 27.88% of diluted assets. Based upon the review conducted by Southard Financial, and given the financial characteristics of CBT, the pricing for CBT in the merger is within the range of multiples seen in recent bank acquisitions.

FUNDAMENTAL ANALYSIS

     Southard Financial reviewed the financial characteristics of CBT and First United with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared CBT and First United to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC). Southard Financial found that the post-merger combined entity will have capital ratios and profitability ratios near those of the public peer group and the FFIEC peer group (predominantly non-publicly traded banks).

LIQUIDITY

     Unlike CBT stock, First United shares are traded in the NASDAQ market, and there are currently three market makers of First United stock. Further, except in the case of officers, directors, and certain large shareholders of CBT, First United shares received will be freely tradeable with no restrictions.

SUMMARY OF ANALYSES

     The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of CBT or First United.

     Throughout the due diligence process, all information provided by CBT, First United, and third party sources, was relied upon by Southard Financial without independent verification.

     Based upon the analyses discussed above, and other analyses performed by Southard Financial, the impact of the merger on the shareholders of CBT is expected to be favorable.

                                     A-IV-4

FAIRNESS OPINION

     Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of City Bank and Trust of Shreveport by First United Bancshares, Inc. pursuant to the Agreement and Plan of Reorganization are fair, from a financial viewpoint, to the shareholders of City Bank and Trust of Shreveport.

     Thank you for this opportunity to be of service to the shareholders of City Bank and Trust of Shreveport

                                            Sincerely yours,

                                            SOUTHARD FINANCIAL

                                            /s/ DAVID A. HARRIS
                                            ------------------------------------
                                            David A. Harris, CFA, ASA

                                            /s/ DOUGLAS K. SOUTHARD
                                            ------------------------------------
                                            Douglas K. Southard, DBA, CFA, ASA

                                     A-IV-5

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Arkansas Business Corporation Act of 1987 (the "Act") codified at Ark. Code Ann. Section 4-27-101 et. seq. and more specifically at Ark. Code Ann.
Section 4-27-850 permits an Arkansas Corporation to indemnify directors, officers, employees and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Act permits a corporation to indemnify a director, officer, employee, or agent for expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Act grants express power to an Arkansas corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnifications.

     The Amended and Restated Articles of Incorporation and the Bylaws of First United provides that the directors, officers, employees and agents of First United shall be indemnified as set forth below.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     TWELFTH. The corporation may indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended.

                                    BY-LAWS

     Article VII, Section 6. INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provisions of law, or otherwise, as well as his rights under this paragraph.

     The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
      -----------                            ----------------------
          2               -- Agreement and Plan of Reorganization Between First United
                             Bancshares, and City Bank & Trust of Shreveport and Plan
                             of Merger attached as Exhibit A thereto.
          3(a)            -- Articles of Incorporation of First United Bancshares,
                             Inc., as amended.
          3(b)            -- Bylaws of First United Bancshares, Inc.
          5               -- Opinion of Mitchell, Williams, Selig, Gates & Woodyard,
                             P.L.L.C.
          8               -- Tax Opinion of Gerrish & McCreary, P.C. regarding City
                             Bank & Trust of Shreveport Acquisition
         21               -- Subsidiaries of First United Bancshares, Inc.
         23(a)            -- Consent of Arthur Andersen LLP
         23(b)            -- Consent of Heard, McElroy & Vestal, L.L.P.
         23(c)            -- Consent of Southard Financial
         23(d)            -- Consent of Mitchell, Williams, Selig, Gates & Woodyard,
                             P.L.L.C. (included in Exhibit 5)
         23(e)            -- Consent of Gerrish & McCreary, P.C.
         24               -- Power of Attorney -- Signature Page of the Registration
                             Statement
         99(a)            -- First United Bancshares, Inc. Form of Proxy
         99(b)            -- City Bank & Trust of Shreveport Form of Proxy

ITEM 22. UNDERTAKINGS

     (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (sec. 239.13 of this chapter) or Form S-8 (sec.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Dorado, State of Arkansas, on September 26, 1997.

                                            FIRST UNITED BANCSHARES, INC.

                                                   /s/ JAMES V. KELLEY
                                            ------------------------------------
                                                      James V. Kelley
                                               Chairman, President and Chief
                                                     Executive Officer

                                                    /s/ JOHN E. BURNS
                                            ------------------------------------
                                                       John E. Burns,
                                              Vice President, Chief Financial
                                                          Officer
                                              and Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of First United Bancshares, Inc. (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation hereby appoints James V. Kelley and John E. Burns, attorney-in-fact and agents for me and in my name and on behalf, individually and as a Director or Officer, or both, of the Corporation to sign a Registration Statement on Form S-4 and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable rule under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than 425,000 shares of common stock, par value $1.00 of the Corporation, said shares to be exchanged to the shareholder of City Bank & Trust Company of Shreveport with respect to the merger by and between City Bank & Trust Company of Shreveport will be merged with and into a newly created wholly-owned subsidiary of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of September, 1997.

                      SIGNATURE                                    TITLE
                      ---------                                    -----
                 /s/ JAMES V. KELLEY                   Chairman, President, Chief
-----------------------------------------------------    Executive Officer and
                   James V. Kelley                       Director

                  /s/ JOHN E. BURNS                    Vice President, Chief
-----------------------------------------------------    Financial Officer and
                    John E. Burns                        Principal Accounting Officer

                 /s/ E. LARRY BURROW                              Director
-----------------------------------------------------
                   E. Larry Burrow

               /s/ CLAIBORNE P. DEMING                            Director
-----------------------------------------------------
                 Claiborne P. Deming

                      SIGNATURE                                    TITLE
                      ---------                                    -----
                                                                  Director
-----------------------------------------------------
                    Tommy Hillman

                /s/ ROY E. LEDBETTER                              Director
-----------------------------------------------------
                  Roy E. Ledbetter

                /s/ MICHAEL F. MAHONY                             Director
-----------------------------------------------------
                  Michael F. Mahony

                                                                  Director
-----------------------------------------------------
                  Richard H. Mason

                                                                  Director
-----------------------------------------------------
               George Middlebrook, III

                 /s/ JACK W. MCNUTT                               Director
-----------------------------------------------------
                   Jack W. McNutt

                /s/ R. MADISON MURPHY                             Director
-----------------------------------------------------
                  R. Madison Murphy

                 /s/ ROBERT C. NOLAN                              Director
-----------------------------------------------------
                   Robert C. Nolan

                 /s/ CAL PARTEE, JR.                              Director
-----------------------------------------------------
                   Cal Partee, Jr.

                /s/ CAROLYN TENNYSON                              Director
-----------------------------------------------------
                  Carolyn Tennyson

              /s/ JOHN D. TRIMBLE, JR.                            Director
-----------------------------------------------------
                John D. Trimble, Jr.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                          ---------------------------

                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

================================================================================

                         FIRST UNITED BANCSHARES, INC.

                        FORM S-4 REGISTRATION STATEMENT

                                                 INDEX TO EXHIBITS
                                                 -----------------
             2              -- Agreement and Plan of Reorganization Between First United
                               Bancshares, Inc. and City Bank & Trust of Shreveport and
                               Plan of Merger attached as Exhibit A thereto, (included
                               as Annex I of Prospectus/Proxy Statement).
             3(a)           -- Articles of Incorporation of First United Bancshares,
                               Inc., as amended, (filed as Exhibit 3(a) to Annual Report
                               of First United Bancshares, Inc. on Form 10-K for the
                               year ended December 31, 1996) incorporated herein by
                               reference.
             3(b)           -- Bylaws of First United Bancshares, Inc. (filed as Exhibit
                               3(b) of the Annual Report of First United Bancshares,
                               Inc. on Form 10-K for the year ended December 31, 1995)
                               incorporated herein by reference.
             5              -- Opinion of Mitchell, Williams, Selig, Gates & Woodyard,
                               P.L.L.C.
             8              -- Tax Opinion of Gerrish & McCreary, P.C. regarding City
                               Bank & Trust of Shreveport Acquisition
            21              -- Subsidiaries of First United Bancshares, Inc.
            23(a)           -- Consent of Arthur Andersen LLP
            23(b)           -- Consent of Heard, McElroy & Vestal, L.L.P.
            23(c)           -- Consent of Southard Financial
            23(d)           -- Consent of Mitchell, Williams, Selig, Gates & Woodyard,
                               P.L.L.C. (included in Exhibit 5)
            23(e)           -- Consent of Gerrish & McCreary, P.C.
            24              -- Power of Attorney -- Signature Page of the Registration
                               Statement
            99(a)           -- First United Bancshares, Inc. Form of Proxy
            99(b)           -- City Bank & Trust Company of Shreveport Form of Proxy